Exhibit 10.1

17 FEBRUARY 2004

US$1,058,000,000

CREDIT FACILITY AGREEMENT

between

SHIP FINANCE INTERNATIONAL LIMITED

as Borrower

CITIGROUP GLOBAL MARKETS LIMITED

and

NORDEA BANK NORGE ASA
as Bookrunners

CITIGROUP GLOBAL MARKETS LIMITED, NORDEA BANK NORGE ASA,
FORTIS BANK (NEDERLAND) N.V., CRÉDIT AGRICOLE INDOSUEZ,
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.), DNB NOR BANK ASA, HSH
NORDBANK AG, SCOTIABANK EUROPE PLC, SWEDBANK
(FÖRENINGSSPARBANKEN AB (PUBL)), THE GOVERNOR AND COMPANY OF
THE BANK OF SCOTLAND, ING BANK N.V. (NORWAY), DEUTSCHE BANK AG
IN HAMBURG and SCHIFFSHYPOTHEKENBANK ZU LÜBECK AG
as Mandated Lead Arrangers

NORDEA BANK NORGE ASA
as Administrative Agent

NORDEA BANK NORGE ASA
as Security Trustee

THE ARRANGERS

THE ORIGINAL GUARANTORS

and

THE LENDERS

WHITE & CASE

7-11 Moorgate
London EC2R 6HH

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION

2.	THE FACILITY

3.	CONDITIONS PRECEDENT

4.	DRAWDOWN

5.	REPAYMENT

6.	VOLUNTARY PREPAYMENT

7.	MANDATORY PREPAYMENT

8.	INTEREST ON ADVANCES

9.	MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

10.	COMMISSIONS AND FEES

11.	TAXES

12.	INCREASED COSTS

13.	ILLEGALITY

14.	MITIGATION

15.	REPRESENTATIONS AND WARRANTIES

16.	FINANCIAL INFORMATION

17.	FINANCIAL CONDITION

18.	INSURANCE

19.	COLLATERAL VESSELS

20.	COLLATERAL MAINTENANCE

21.	POSITIVE UNDERTAKINGS

22.	NEGATIVE UNDERTAKINGS

23.	ACCEDING GUARANTORS

24.	EVENTS OF DEFAULT

25.	DEFAULT INTEREST

26.	GUARANTEE AND INDEMNITY

27.	AGENT AND OBLIGORS’ AGENT

28.	BORROWER’S INDEMNITIES

29.	CURRENCY OF ACCOUNT

i

30.	PAYMENTSs

31.	SET-OFF

32.	SHARING AMONG THE FINANCE PARTIES

33.	CALCULATIONS AND ACCOUNTS

34.	ASSIGNMENTS AND TRANSFERS

35.	COSTS AND EXPENSES

36.	REMEDIES AND WAIVERS

37.	TAXATION AND STRUCTURAL MATTERS

38.	CONSEQUENTIAL DAMAGES

39.	NOTICES AND DELIVERY OF INFORMATION

40.	ENGLISH LANGUAGE

41.	PARTIAL INVALIDITY

42.	AMENDMENTS

43.	THIRD PARTY RIGHTS

44.	COUNTERPARTS

45.	GOVERNING LAW

46.	JURISDICTION

SCHEDULE 1 LENDERS AND COMMITMENTS

SCHEDULE 2 FORM OF TRANSFER CERTIFICATE

SCHEDULE 3
PART I - CONDITIONS PRECEDENT TO FIRST DRAWDOWN
PART II - CONDITIONS TO EACH ACQUISITION
PART III - FORM OF CORPORATE CERTIFICATE
PART IV - INITIAL SECURITY DOCUMENTS

SCHEDULE 4 FORM OF DRAWDOWN REQUEST

SCHEDULE 5 FORM OF ACCESSION NOTICE

SCHEDULE 6 FORM OF DIRECTORS’ COMPLIANCE CERTIFICATE

SCHEDULE 7
PART I - GROUP STRUCTURE
PART II - COLLATERAL VESSELS

SCHEDULE 8 FORM OF CONSOLIDATION NOTICE

SCHEDULE 9 REPAYMENT

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THIS AGREEMENT is dated 17 February 2004 and made between:

(1)           SHIP FINANCE INTERNATIONAL LIMITED, a limited liability company incorporated under the laws of Bermuda with its principal place of business at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda (the “Borrower”);

(2)           CITIGROUP GLOBAL MARKETS LIMITED and NORDEA BANK NORGE ASA (each a “Bookrunner” and together, the “Bookrunners”;

(3)           CITIGROUP GLOBAL MARKETS LIMITED, NORDEA BANK NORGE ASA, FORTIS BANK (NEDERLAND) N.V., CRÉDIT AGRICOLE INDOSUEZ, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.), DNB NOR BANK ASA, HSH NORDBANK AG, SCOTIABANK EUROPE PLC, SWEDBANK (FÖRENINGSSPARBANKEN AB (PUBL)), THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, ING BANK N.V. (Norway), DEUTSCHE BANK AG IN HAMBURG and SCHIFFSHYPOTHEKENBANK ZU LÜBECK AG (each a “Mandated Lead Arranger” and together, the “Mandated Lead Arrangers”);

(4)           NORDEA BANK NORGE ASA (as administrative agent for and on behalf of the Finance Parties, the “Administrative Agent”);

(5)           NORDEA BANK NORGE ASA (as security trustee for and on behalf of the Finance Parties, the “Security Trustee”);

(6)           DANISH SHIP FINANCE (DANMARKS SKIBSKREDITFOND), DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, NIB CAPITAL BANK N.V. and VEREINS-UND WESTBANK AG (each an “Arranger” and together, the “Arrangers”);

(7)           THE ORIGINAL GUARANTORS (as defined below); and

(8)           THE LENDERS (as defined below).

IT IS AGREED as follows:

1.             DEFINITIONS AND INTERPRETATION

1.1          Definitions

In this Agreement the following terms have the meanings set out below.

“Acceding Guarantor” means any member of the Group which has complied with the requirements of Clause 23 (Acceding Guarantors).

 “Acceptable Hedging Agreement” means a Hedging Agreement entered into on the terms of the International Swaps & Derivatives Association Inc. 1992 Master Agreement (Multicurrency-Cross Border).

“Accession Notice” means a duly completed notice of accession in substantially the form of Schedule 5 (Form of Accession Notice).

“Acquisition” means the acquisition of a Collateral Vessel or a Collateral Vessel Owner pursuant to one or more Acquisition Documents (including the acquisition of each of the Collateral Vessel Owners for the time being incorporated in Singapore or the Isle of Man (as at the date of this Agreement) by virtue of the acquisition of Madeira International Corp. as the immediate Holding Company of such Collateral Vessel Owners) provided that, to the extent that the relevant Collateral Vessel Owner is a Subsidiary of the Borrower, no such acquisition shall constitute an “Acquisition” until the Advance to be made in respect of such Collateral Vessel has been made (taking into account the Seller Credit Undertaking relating thereto).

“Acquisition Documents” means the Fleet Purchase Agreement, each other document entered into or to be entered into by a member of the Group in relation to an Acquisition and any other document designated as an “Acquisition Document” by the Administrative Agent in writing.

“Act” means the Companies Act 1985.

“Additional Acquisition” means the acquisition of an Additional Vessel or an Additional Vessel Owner by the Group.

“Additional Projections” means such additional financial projections (if any) as are required by the Administrative Agent pursuant to Clause 3 (Conditions Precedent) by way of supplement to the Projections, which (except as otherwise permitted by the Administrative Agent) shall include the following:

(a)           detailed projected consolidated financial statements of the Group, prepared and approved by the Borrower:

(i)            covering a period of at least ten fiscal years beginning with the first fiscal year commencing 2004; and

(ii)           reflecting the forecasted consolidated financial condition of the Group after giving effect to the Transaction; and

(b)           detailed projected consolidated financial statements of the Parent and the Charterer, prepared and approved by the Parent:

(i)            covering a period of at least 5 fiscal years beginning with the first fiscal year commencing 2004; and

(ii)           reflecting the forecasted consolidated financial condition of the Parent and the Charterer after giving effect to the Transaction,

in each case, to the extent that such information and requirements are not so provided in the Projections.

“Additional Vessel” means any double hull oil tanker (excluding, for the avoidance of doubt, each Collateral Vessel) acquired (wholly or partially) by a member of the Group from time to time pursuant to and in accordance with Clause 22.3 (b) (Financial Indebtedness) and Clause 22.17 (Acquisitions and Investments) and the other provisions of this Agreement.

“Additional Vessel Owner” means from time to time, any person being the legal and registered owner of an Additional Vessel.

“Administrative Services Agreement” means the administrative services agreement to be entered into on or around the date of this Agreement between the Borrower, the Collateral Vessel Owners and the Manager.

“Advance” means an advance (as from time to time reduced by repayment) made or to be made by the Lenders under the Facility or arising in respect of the Facility under Clause 8.3 (Consolidation of Advances) or Clause 8.4 (Division of Advances).

“Affiliate”means in relation to a person, any other person directly or indirectly controlling, controlled by or under direct or indirect common control with that person, and for these purposes “control” shall be construed so as to include the ownership, either directly or indirectly and legally or beneficially, of more than 50% of the issued share capital of a company or the ability to control, either directly or indirectly, the affairs or the composition of the board of directors (or equivalent of it) of a company and “controlling”, “controlled by” and “under common control with” shall be construed accordingly.

“Agent’s Spot Rate of Exchange” means, in relation to 2 currencies, the Administrative Agent’s spot rate of exchange for the purchase of the first-mentioned currency with the second-mentioned currency in the London foreign exchange market at or about 11a.m. on a particular day.

“Annual Budget” has the meaning given to it in Clause 16.2 (Annual Budget).

“Applicable Advance Amount” means in relation to an Advance made or to be made to the Borrower pursuant to Clause 4.1 (Conditions to Drawdown) of this Agreement in connection with an Acquisition, the applicable amount appearing under the relevant heading in Part II of Schedule 7 (Collateral Vessels) in respect of the relevant Collateral Vessel Owner.

“Applicable Outstanding Amount” in relation to any Collateral Vessel at the relevant time, means the amount (determined by the Administrative Agent) which is equal to:

(a)           the Applicable Advance Amount relating to such Collateral Vessel; less

(b)           the aggregate of all Individual Repayment Instalments (if any) made by the Borrower at such time in respect of such Collateral Vessel.

“Appraisal Criteria” means, in relation to the preparation of any Appraisal Package, such Appraisal Package is prepared:

(a)           with or without a physical inspection of the relevant Collateral Vessel (as the Administrative Agent may require);

(b)           on the basis of a sale of the individual vessel for prompt delivery and for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free from any existing charter or other contract of employment; and

(c)           after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with such sale.

“Appraisal Package” means in respect of a Collateral Vessel, the Initial Appraisal Package or if applicable, the most recent Quarterly Appraisal Package or Updated Appraisal Package (as the case may be), relating to such Collateral Vessel.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Available Commitment” means, in relation to a Lender, at any time and save as otherwise provided in this Agreement, its Commitment at such time adjusted to take account of:

(a)           any cancellation or reduction of it or any transfer by such Lender or any transfer to it, in each case, pursuant to the terms of this Agreement; and

(b)           in the case of any proposed Advance, amount of any Advance which, pursuant to any other Drawdown Request is to be made on or before the proposed Drawdown Date,

less the amount of its share of the Advances made under this Agreement, provided always that such amount shall not be less than zero.

“Available Facility” means the aggregate amount of the Available Commitments in respect of the Facility at the relevant time.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor to it.

“Bareboat Charter Assignments” means each of the assignment agreements entered into or to be entered into by the relevant Collateral Vessel Owner in favour of the Security Trustee in respect of an Existing Bareboat Charter.

“Borrower Account” means the account of the Borrower maintained with (a) the Security Trustee under the number 6011.04.43636 or (b) another financial institution which has a rating of at least A from Standard & Poor’s Ratings Services and at least A2 from Moody’s Investor’s Services, Inc. (and which, in relation to (b), is otherwise acceptable to the Administrative Agent (acting on the instructions of an Instructing Group) and the Borrower).

“Break Costs” means the amount (if any) by which:

(a)           the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period in respect of that Advance or Unpaid Sum, had the principal amount of such Advance or Unpaid Sum received been paid on the last day of that Interest Period (excluding in respect of this period, that part of such interest representing the Margin);

exceeds:

(b)           the amount which that Lender would be able to obtain by placing an amount equal to the principal amount of such Advance or Unpaid Sum received or recovered by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following such receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open for business in London, Oslo and New York City.

“Cash” means any credit balances on any deposit, savings or current account with a bank, Cash Equivalent Investments and cash in hand.

“Cash Equivalent Investment” means:

(a)           debt securities denominated in dollars issued or fully guaranteed or fully insured by any state of the United States of America (or any agency of it) rated at least A-1 by Standard & Poor’s Ratings Group and P-1 by Moody’s Investor Services, Inc. and having maturities of 12 months or less from the date of acquisition;

(b)           certificates of deposit of, or time deposits or overnight bank deposits with, any commercial bank whose short-term securities are rated at least A-1 by Standard and Poor’s Rating Group and P-1 by Moody’s Investor Services, Inc. having maturities of 12 months or less from the date of acquisition;

(c)           commercial paper of, or money market accounts or funds with or issued by, an issuer rated at least A-1 by Standard & Poor’s Ratings Group and P-1 by Moody’s Investor Services, Inc. and having an original tenor of 12 months or less;

(d)           medium term fixed or floating rate notes of an issuer rated at least AA by Standard & Poor’s Rating Group and/or Aa2 by Moody’s Investor Services, Inc. at the time of acquisition and having a remaining term of 12 months or less from the date of acquisition; and

(e)           is secured in favour of the Security Trustee (except as otherwise agreed by an Instructing Group).

“Centre of Main Interests” has the meaning given to it in Article 3(1) of Council Regulation (EC) NO 1346/2000 of 29 May 2000 on Insolvency Proceedings.

“Change of Control” means the occurrence of any event whereby two or more persons acting in concert or any individual person acquires (to the extent not already acquired as at the date of this Agreement):

(a)           legally and/or beneficially and either directly or indirectly at least 50% of the issued share capital of either the Borrower or the Parent; or

(b)           the right or ability to control, either directly or indirectly, the affairs or composition of the majority of the board of directors (or equivalent of it) of either the Borrower or the Parent (as the case may be), in each case, by virtue of ownership of share capital, contract or otherwise.

“Change in Tax Law” means the introduction, implementation, repeal, withdrawal or change in, or in the interpretation, administration or application of any Law relating to taxation after the date of this Agreement.

“Charter Accounts” means the account of the Charterer maintained (in respect of (x) the Charter Service Reserve Deposit and (y) any charter hire paid pursuant to third party charters) with (a) the Security Trustee under the number 6011.04.43628 and (b) (in respect of (x) exclusively) each account maintained with another financial institution which has a rating of at least A from Standard & Poor’s Ratings Services and at least A2 from Moody’s Investor’s Services, Inc. and is subject to an Encumbrance in favour of the Security Trustee in form and substance satisfactory to it.

“Charter Ancillary Agreement” means the charter ancillary agreement to be entered into on or around the date of this Agreement between the Borrower, the Parent, the Charterer and the Collateral Vessel Owners.

“Charter Payment Deferral” means any deferral of charter hire by the Charterer pursuant to and in accordance with each of Article 3 (Deferral of Charter Payments) of the Charter Ancillary Agreement and the Deed of Undertaking.

“Charter Service Reserve Deposit” means the portion of the amount comprising of Cash from time to time standing to the credit of the Charter Accounts which has been deposited pursuant to Article 2.1 (Charter Service Reserve) of the Charter Ancillary Agreement and which is to be maintained in accordance with the Transaction Documents.

“Charterer” means Frontline Shipping Limited, a special purpose company incorporated in Bermuda and a wholly-owned Subsidiary of the Parent.

“Collateral Vessel” means any of the vessels listed under the relevant heading in Part II of Schedule 7 (Collateral Vessels).

“Collateral Vessel Owner” means, from time to time, any person being (or, pursuant to the Transaction, any person to be) the legal and registered owner of a Collateral Vessel including, without limitation, any Substitute Vessel Owner (and any reference to the Collateral Vessel owned by such Collateral Vessel Owner (where applicable) shall mean the Collateral Vessel to be acquired by it pursuant to the Transaction).

“Collateral Vessel Security Documents” has the meaning given to it in Part II of Schedule 3 (Conditions to each Acquisition).

“Collateral Maintenance Prepayment Amount” has the meaning given to it in Clause 20.3 (Collateral Maintenance Prepayment Amount).

“Collateral Maintenance Test” has the meaning given to it in Clause 20.1 (Collateral Maintenance Test).

“Commitment” means, in relation to a Lender at any time, and save as otherwise provided in this Agreement, the amount set opposite its name in Schedule 1 (Lenders and Commitments) or as specified in the Transfer Certificate pursuant to which such Lender becomes a party to this Agreement.

“Commercial Management Agreement” means the commercial management agreement to be entered into on or around the date of this Agreement between the Charterer and the Manager.

“Commercial Management Report” has the meaning given to it in Clause 20.9 (Commercial Management Reports).

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Directors’ Compliance Certificate).

“Compulsory Acquisition” means requisition of title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation or confiscation for any reason of a Collateral Vessel by any government or official authority or by any person or persons purporting to be or to represent a government or official authority.

“Consolidated Current Assets” means all of the current assets (other than credits receivable for corporation tax (including unrelieved surplus advance corporation tax (and their equivalents in any relevant jurisdiction, including any such taxes levied locally in such jurisdiction), withholding tax or any other tax on income or gains suffered and Interest receivable), in each case, at the relevant time.

“Consolidated Current Liabilities” means all of the current liabilities (excluding the short-term portion of any long term debt and any other Financial Indebtedness) and any accrued or unpaid Interest and any liabilities in respect of corporation tax (and their equivalents in any relevant jurisdiction including any such taxes levied locally in such jurisdiction), and dividends, redemptions and other distributions payable by members of the Group to persons not members of the Group, in each case, at the relevant time.

“Consolidated Working Capital” means Consolidated Current Assets minus Consolidated Current Liabilities, in each case, at the relevant time.

“Consolidation Date” means the date falling three months after the date of this Agreement.

“Consolidation Notice” means a notice signed by an authorised signatory of the Borrower and delivered to the Administrative Agent in accordance with Clause 8.3(b) (Consolidation of Advances) substantially in the form of Schedule 8 (Form of Consolidation Notice).

“Corporate Governance Trigger” means the occurrence of any event whereby the Parent ceases to own legally and/or beneficially and either directly or indirectly at least 50% of the issued share capital of the Borrower.

“Deed of Covenant” means the deed of covenant entered into or to be entered into (if applicable) by a Collateral Vessel Owner in relation to a Collateral Vessel pursuant to this Agreement.

“Deed of Undertaking” means the deed of undertaking entered into on or around the date of this Agreement between the Parent, the Borrower, the Charterer, the Manager, the Collateral Vessel Owners, the Administrative Agent and the Security Trustee.

“Default” means an Event of Default or any event or circumstance which (with the expiry of a grace period, the giving of notice, the making of any determination under any of the Finance Documents or any combination of any of the foregoing) would be an Event of Default.

“Document of Compliance” has the meaning given to it in the ISM Code.

“Drawdown Date” means the date on which an Advance is (or is requested) to be made under this Agreement.

“Drawdown Request” means a duly completed notice in the form prescribed by Schedule 4 (Form of Drawdown Request).

“Earnings” means, in relation to any Collateral Vessel, all moneys whatsoever which are now, or later become, payable (actually or contingently) to any Collateral Vessel Owner or the Security Trustee and which arise out of the use or operation of the relevant Collateral Vessel, including (but not limited to) the following, save to the extent that any of them is, with the prior written consent of the Administrative Agent, pooled or shared with any other person:

(a)           all freight, hire and passage moneys;

(b)           compensation payable to the relevant Collateral Vessel Owner or the Security Trustee in the event of requisition of that Collateral Vessel for hire;

(c)           remuneration for salvage and towage services;

(d)           demurrage and detention moneys;

(e)           damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Collateral Vessel; and

(f)            all moneys which are at any time payable under any Insurances in respect of loss of hire.

“Encumbrance” means:

(a)           a mortgage, charge (whether fixed, floating or otherwise) or pledge, any maritime or other lien or any other encumbrance or security interest of any kind;

(b)           the security rights of a plaintiff under an action in rem; and

(c)           any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest or encumbrance over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or other financial institution.

“Environment” means living organisms including the ecological systems of which they form part and the following media:

(a)           air (including air within natural or man-made structures, whether above or below ground);

(b)           water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)           land (including land under water).

“Environmental Claim” means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating to any Environmental Law or Environmental Licence.

“Environmental Incident” means:

(a)           any release of Environmentally Sensitive Material from a Collateral Vessel; or

(b)           any incident in which Environmentally Sensitive Material is released from a vessel other than a Collateral Vessel and which involves a collision between a Collateral Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Collateral Vessel is actually or potentially liable to be arrested, attached, detained or injuncted, a Collateral Vessel and/or any Guarantor, the Manager (or any sub-manager of such Collateral Vessel) or any of its officers, employees or other persons retained or instructed by it (or such sub-manager) are at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)           any other incident in which Environmentally Sensitive Material is released otherwise than from a Collateral Vessel and in connection with which a Collateral Vessel is actually or potentially liable to be arrested and/or where any Guarantor, the Manager (or any sub-manager of such Collateral Vessel) or any of its officers, employees or other persons retained or instructed by it (or such sub-manager) are at fault or allegedly at fault or otherwise liable to any legal or administrative action.

“Environmental Law” means all laws and regulations of any relevant jurisdiction which:

(a)           have as a purpose or effect the protection of, and/or prevention of harm or damage to, the Environment;

(b)           relate to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

(c)           provide remedies or compensation for harm or damage to the Environment; or

(d)           relate to Environmentally Sensitive Materials or health or safety matters.

“Environmental Licence” means any Authorisations required at any time under Environmental Law.

“Environmentally Sensitive Material” means (a) oil and oil products and (b) any other waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the Environment or a nuisance to any person or that may make the enjoyment, ownership or other territorial control of any affected land, property or waters more costly for such person to a material degree.

“Equity Conversion” has the meaning given to it in the Deed of Undertaking.

“Equity Ratio” means the ratio (expressed as a percentage) of Shareholder Equity to Total Assets.

“Event of Default” means any of the events or circumstances described as such in Clause 24 (Events of Default).

“Existing Bareboat Charters” means the demise charter agreements executed and in effect as at the date of this Agreement in respect of the ‘Navix Astral’, ‘New Vanguard’ ‘New Vista’ ‘Front Comanche’ ‘Opalia’ and ‘Oscilla’ Collateral Vessels.

“Existing Time Charters” means the time charter agreements executed and in effect as at the date of this Agreement in respect of the ‘Front Breaker’, ‘Front Climber’, ‘Front Driver’, ‘Front Guider’, ‘Front Leader’, ‘Front Rider’, ‘Front Striver’, ‘Front Viewer’, ‘Front Brabant’ and ‘Front Comanche’ Collateral Vessels.

“Facility”means the term loan facility granted to the Borrower pursuant to Clause 2.1 (The Facility).

“Facility Office” means:

(a)           in relation to the Administrative Agent, the office identified with its signature below or such other office as it may, from time to time select for the performance of its agency function under this Agreement; and

(b)           in relation to a Lender, the office from time to time designated by it to the Administrative Agent for the purposes of this Agreement (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as such Lender may from time to time select.

“Fee Letters” means the fee letter dated 18 November 2003 addressed to the Parent from the Bookrunners and such other fee letters relating to the Finance Documents from time to time provided to (and countersigned by) the Borrower and/or the Parent by the Bookrunners, the Security Trustee and/or the Administrative Agent.

“Finance Documents” means:

(a)           this Agreement, any Accession Notices, any Transfer Certificates and any Letter of Accession;

(b)           the Security Documents;

(c)           the Security Trust Deed;

(d)           each Hedging Agreement entered into pursuant to Clause 21.11 (Hedging);

(e)           the Fee Letters;

(f)            the Deed of Undertaking;

(g)           any other agreement or document entered into or executed pursuant to or contemplated by any of the foregoing documents; and

(h)           any other agreement or document designated as a “Finance Document” in writing by the Administrative Agent.

“Finance Parties” means the Bookrunners, the Administrative Agent, the Mandated Lead Arrangers, the Arrangers, the Security Trustee, the Lenders and each Hedge Counterparty and “Finance Party” means any of them.

“Financial Indebtedness” means any Indebtedness for or in respect of:

(a)           moneys borrowed;

(b)           any amount raised by acceptance under any acceptance credit facility;

(c)           any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)           any redeemable preference shares;

(e)           the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(f)            receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(g)           accounts payable in the ordinary course of trade which have been outstanding for more than 120 days since their due date (other than any such amounts which are the subject of a dispute which is actively being contested in good faith);

(h)           the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of 120 days in order to raise finance or to finance the acquisition of those assets or services;

(i)            any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(j)            any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(k)           any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial or other institution; and

(l)            the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (k) above.

“Financial Quarter” means the period commencing on the day immediately following any Quarter Date in each year, and ending on the next succeeding Quarter Date.

“Fleet Purchase Agreement” means the fleet purchase agreement dated 11 December 2003 entered into between the Parent and the Borrower in relation to the Acquisitions.

“GAAP” means in relation to an Obligor or any financial statement of an Obligor, generally accepted accounting principles in the United States of America.

“General Assignment” means each general assignment entered into or to be entered into pursuant to this Agreement between the Charterer and a Collateral Vessel Owner in relation to a Collateral Vessel (including the documents referred to in paragraph 1 under Part IV of Schedule 3 (Initial Security Documents)).

“Group” means the Borrower and each of its direct or indirect Subsidiaries from time to time.

“Group Business” means the commercial business or activity of the Borrower and the Group, being the ownership, chartering out and operation of single and double hull crude oil tankers.

“Group Structure Chart” means the group structure chart set out in Part I of Schedule 7 (Group Structure).

“Guaranteed Obligations” means the aggregate of all amounts from time to time due and payable by the Guarantors or any of them to the Finance Parties or any of them pursuant to Clause 26 (Guarantee and Indemnity).

“Guarantors” means the Original Guarantors and any Acceding Guarantors and “Guarantor” means any one of them, as the context requires.

“Hedge Counterparty” means each Lender which is a party to an Acceptable Hedging Agreement pursuant to and in accordance with Clause 21.11 (Hedging) and “Hedge Counterparties” means all such Lenders.

“Hedging Agreement” means any agreement in respect of an interest rate swap, currency swap, forward foreign exchange transaction, cap, floor, collar or option transaction or any other treasury transaction or any combination of it or any other transaction entered into in connection with the protection against or benefit from fluctuation in any rate or price.

“Holding Company” means a company or corporation of which another company or corporation is a Subsidiary.

“Increased Cost” means:

(a)           any reduction in the rate of return from the Facility or on a Finance Party’s (or an Affiliate’s) overall capital;

(b)           any additional or increased cost; or

(c)           any reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having agreed to make available its Commitment or having funded or performed its obligations under any Finance Document.

“Indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent (including interest and other charges relating to it).

“Individual Collateral Value” has the meaning given to it in Clause 20.4 (Valuation of Collateral Vessels).

“Individual Repayment Instalment” in relation to a Collateral Vessel (to the extent that an Advance has been made in respect of such Collateral Vessel), means each of the quarterly repayment amounts (numbered 1 to 24 (or less, if applicable)) set opposite such Collateral Vessel in Schedule 9 (Repayment), being an amount which is to fall due from time to time under Clause 5.1 (Repayment) as a portion of each Repayment Instalment.

“Initial Appraisal Package” means, in relation to each of the Collateral Vessels, an appraisal prepared in accordance with the Appraisal Criteria and confirmed in writing by three independent first class shipbrokers appointed or approved by the Administrative Agent as to inter alia the fair market value of the relevant Collateral Vessel as at the date of each such written confirmation.

“Initial Borrowing Date” means the first Drawdown Date on which an Advance is made to the Borrower under this Agreement.

“Initial Security Documents” means the documents listed in Part IV of Schedule 3 (Initial Security Documents).

“Instructing Group” means:

(a)           before any Advance has been made under this Agreement, a Lender or group of Lenders whose Available Commitments amount in aggregate to more than 66 2/3% of the Available Facility; and

(b)           thereafter, a Lender or group of Lenders to whom in aggregate more than 66 2/3% of the aggregate amount of the Outstandings are (or if there are no Outstandings at such time, immediately prior to repayment of it, were then) owed.

“Insurance Report and Certificate” means, in relation to a Collateral Vessel (a) a report prepared by Marsh Marine & Energy AS confirming inter alia full details of the Insurance in place for such Collateral Vessel, the identity of each insurance company, underwriter and/or club providing such Insurance and further confirming that such Insurance is consistent with the terms of the Mortgage and Deed of Covenant and/or the General Assignment (as applicable) entered into or to be entered into in relation to such Collateral Vessel pursuant to this Agreement, as well as (in each case) the terms of Clause 18 (Insurance) and (b) a certificate signed by an authorised signatory of Marsh Marine & Energy AS confirming (in its professional judgement) that the contents of such report is accurate and that adequate Insurance is in place in respect of the relevant Collateral Vessel.

“Insurances” means, in relation to any Collateral Vessel:

(a)           all policies and contracts of insurance, including entries of that Collateral Vessel in any protection and indemnity or war risks association, which are effected in respect of that Collateral Vessel, its Earnings or otherwise in relation to it; and

(b)           all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium.

“Intellectual Property Rights” means any patent, trade mark, service mark, registered design, trade name or copyright or any license to use any of the same.

“Interest”means:

(a)           interest and amounts in the nature of interest accrued in respect of any Financial Indebtedness;

(b)           discounts suffered and repayment premiums payable in respect of Financial Indebtedness, in each case to the extent GAAP requires that such discounts and premiums be treated as or in like manner to interest;

(c)           discount fees and acceptance fees payable or deducted in respect of any Financial Indebtedness (including all fees payable in connection with any letters of credit or guarantees);

(d)           any other costs, expenses and deductions of the like effect and any net payment (or, if appropriate in the context, receipt) under any Hedging Agreement or like instrument, taking into account any premiums payable for the same, and the interest element of any net payment under any Hedging Agreement; and

(e)           commitment and non-utilisation fees (including, without limitation, those payable under this Agreement) but excluding agent’s fees, front-end, management, arrangement and participation fees and repayment premia with respect to any Financial Indebtedness (including, without limitation, all those payable under the Finance Documents) and any up-front premium or front-end fee payable in connection with any Hedging Agreement entered into with a Hedge Counterparty pursuant to Clause 21.11 (Hedging).

“Interest Payment Date” has the meaning given to it in Clause 8.5 (Payment of Interest for Advances).

“Interest Period” means, save as otherwise provided in this Agreement, any of those periods mentioned in Clause 8.1 (Interest Periods for Advances).

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time.

“Joint Venture” means any joint venture, partnership or similar arrangement that is not a member of the Group.

“Law” means:

(a)           common or customary law;

(b)           any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction; and

(c)           any present or future directive, regulation, practice, concession or requirement which has the force of law and which is issued by any governmental or inter-governmental body, agency or department or any central bank or other fiscal, monetary, regulatory, self-regulatory or other authority or agency.

“Lender” means a person which:

(a)           is named in Schedule 1 (Lenders and Commitments); or

(b)           has become a party to this Agreement in accordance with the provisions of Clause 34 (Assignments and Transfers),

which in each case has not ceased to be a party to this Agreement in accordance with the terms of this Agreement.

“Letter of Accession” has the meaning given to it in the Deed of Undertaking.

“LIBOR” means, in relation to any amount owed by an Obligor under this Agreement on which interest for a given period is to accrue:

(a)           the rate per annum which appears on the Relevant Page for such period at or about 11.00 am on the Quotation Date for such period; or

(b)           if no such rate is displayed and the Administrative Agent shall not have selected an alternative service on which such rate is displayed, the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest 5 decimal places) of the rates (as notified to the Administrative Agent) at which each of the Reference Banks was offering to prime banks in the London interbank market deposits in dollars for such period at or about 11.00 am on the Quotation Date for such period.

“Loss or Sale Prepayment Amount” means an amount equal to the greater of:

(a)              the Applicable Outstanding Amount relating to such Acquisition; and

(b)              the Outstandings at such time multiplied by the applicable fraction,

in either case, up to a maximum amount equal to the Outstandings at the relevant time and for the purposes of this definition, “applicable fraction” at such time means the Individual Collateral Value of the relevant Collateral Vessel divided by the Total Collateral Value.

“Major Casualty” means, in relation to any Collateral Vessel, any casualty to that Collateral Vessel in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $2,000,000 or the equivalent in any other currency.

“Management Agreement” means each of the management agreements entered into or to be entered into in relation to a Collateral Vessel between the Manager and the relevant Collateral Vessel Owner comprising of a ‘Shipman 98’ Baltic and International Maritime Council standard ship management agreement together with the riders attached thereto.

“Manager” means Frontline Management (Bermuda) Ltd. a company incorporated in Bermuda and a wholly-owned Subsidiary of the Parent.

“Margin” means 1.25% per annum.

“Material Adverse Effect” means a material adverse effect on:

(a)           the validity or enforceability of any of the Transaction Documents or the rights or remedies of the Finance Parties under the Transaction Documents;

(b)           the ability of the Parent or any other member of the Parent Group to perform their obligations in respect of the Transaction; or

(c)           the business, property, assets, nature of assets, operations, liabilities, condition (financial or otherwise) or prospects of the Parent or any member of the Parent Group.

“Maturity Date” means the sixth anniversary of the date of this Agreement.

“Member State” means a member of the European Community.

“Mortgage” means, in relation to any Collateral Vessel, the first priority ship mortgage on that Collateral Vessel entered into or to be entered into by the relevant Obligor pursuant to and in accordance with this Agreement.

“Necessary Authorisations” means all Authorisations (including any competition and other clearances necessary in relation to the Acquisitions and Environmental Licences) of any person including any government or other regulatory authority required by applicable Law to enable it to:

(a)           lawfully enter into and perform its obligations under the Transaction Documents to which it is party;

(b)           ensure the legality, validity, enforceability or admissibility in evidence in England and, if different, its jurisdiction of incorporation, of such Transaction Documents to which it is party; and

(c)           carry on its business from time to time,

in each case, in relation to which any applicable waiting periods have expired, as determined by the Administrative Agent, except to the extent that any permitted action by the relevant person during such waiting period would not, in the opinion of the Administrative Agent, have a Material Adverse Effect.

“Net Worth” at any time, means the aggregate of:

(a)           the amount paid up or credited as paid up in respect of the issued share capital of the Borrower; and

(b)           the aggregate amount of the consolidated reserves (including retained earnings) of the Borrower,

but adjusted by:

(i)            adding any credit balance on the profit and loss account of the Borrower contained in the most recent financial statements of the Borrower delivered under this Agreement (to the extent not included in paragraph (b) above) or, as the case may be, deducting any debit balance on such profit and loss account;

(ii)           deducting any dividend or other distribution declared, recommended or made by the Borrower out of profits earned up to and including the date of the latest financial statements of the Borrower to the extent that such distribution is not provided for in such financial statements;

(iii)         deducting to the extent included any amounts in respect of goodwill or other intangible assets;

(iv)          deducting any loans (or any other transactions of any kind having the commercial effect of lending) to any person;

(v)            excluding to the extent included any amount by which the net book value of any asset of the Borrower has been written up after the date of the most recent financial statements delivered by the Borrower under this Agreement by way of a revaluation;

(vi)          reflecting any variation since the date of the latest financial statements of the Borrower delivered under this Agreement in the amount paid up or credited as paid up on the issued share capital of the Borrower and in the consolidated reserves of the Borrower (other than in the profit and loss account of the Borrower contained in such financial statements); and

(vii)         excluding the amount paid up or credited as paid up on any share capital of the Borrower which is redeemable or may on the occurrence of certain events be redeemable prior to the Maturity Date, and excluding any element of consolidated reserves attributable to such share capital, but so that no amount shall be included or excluded more than once in the same calculation, and, for the avoidance of doubt, no account shall be taken of any amount set aside for taxation purposes.

“Obligors”means the Borrower and the Guarantors and “Obligor” means any of them.

“Obligors’ Agent” means the Borrower in its capacity as agent for the Obligors, pursuant to Clause 27.16 (Obligors’ Agent).

“Offering Memorandum” means the final form offering memorandum relating to the Senior Notes dated 11 December 2003.

“Original Financial Statements” means in relation to the Group:

(a)           the audited predecessor combined carve-out financial statements relating to it for the fiscal years ended 31 December 2002, 2001 and 2000;

(b)           the unaudited predecessor combined carve-out financial statements relating to it for the six months ended 30 June 2003 and 2002; and

(c)           the Projections and any Additional Projections.

“Original Guarantors” means Madeira International Corp. and each of the Collateral Vessel Owners.

“Original Obligors” means the Borrower and the Original Guarantors.

“Other Management Agreement” in relation to a Collateral Vessel being the subject of an Existing Time Charter or a Relevant Bareboat Charter, means the management agreement entered into or to be entered into by the relevant Collateral Vessel Owner pursuant to which such Collateral Vessel is for the time being managed or is to be managed.

“Outstandings” means, at any time, the aggregate principal amount of the Advances outstanding under this Agreement.

“Parent” means Frontline Ltd., a company incorporated in Bermuda, being the owner of the entire issued share capital of each of the Borrower, the Charterer and the Manager, as at the date of this Agreement.

“Parent Group” means the Parent, the Manager, the Charterer, the Group and any other direct or indirect Subsidiaries of the Parent.

“Participating Member State” means any member of the European Community that at the relevant time has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Performance Guarantee” means the performance guarantee to be entered into on or around the date of this Agreement by the Parent as guarantor in relation to the Transaction.

“Permitted Capital Payment” means the payment of a dividend or distribution (including by way of an issue of shares to one or more existing shareholders of the Borrower) or a payment in respect of capital expenditure, in each case, by the Borrower where (x) such payment is made in the absence of a Default and would not itself give rise to a Default (y) any amounts deferred in respect of the Charter Payment Deferral have been received by the Group and (z) at the time of the relevant payment:

(a)           where such payment is effected prior to a Successful Listing:

(i)            the Charter Service Reserve Deposit is in excess of $100,000,000 and will continue to be immediately following the making of such payment; and

(ii)           the Group (on a consolidated basis) has an Equity Ratio of at least 30% and will continue to have immediately following the making of such payment;

(b)           where such payment is effected immediately upon completion of a Successful Listing:

(i)            such payment is a one-time payment (in the case of a dividend or distribution payment to the shareholders of record immediately prior to such Successful Listing);

(ii)           the Charter Service Reserve Deposit is at least $250,000,000 and will continue to be immediately following the making of such payment;

(iii)         the Net Worth of the Borrower is in excess of $528,900,000 and will continue to be immediately following the making of such payment; and

(iv)          the Group (on a consolidated basis) has an Equity Ratio of at least 24.2% and will continue to have immediately following the making of such payment; and

(c)           where such payment and/or share issue is effected on or after a Successful Listing and after any payment made pursuant to paragraph (b) above, the aggregate of (x) the Cash freely available to the Group and (y) the Charter Service Reserve Deposit is in excess of $100,000,000 and will continue to be immediately following the making of such payment, provided that, prior to any such payment, the Borrower has provided to the Administrative Agent a certificate in form and substance satisfactory to the Administrative Agent signed by the chief financial officer of the Borrower confirming compliance by the Borrower with each of the foregoing conditions (to the extent applicable) in relation to such payment (and compliance by the Group with Clause 17.1 (Financial Condition) in respect of the date of such certificate and immediately following the relevant payment).

“Permitted Encumbrances” means:

(a)           each of the Encumbrances created pursuant to the Security Documents;

(b)           an Encumbrance in respect of any Additional Vessel (including its earnings and insurances) securing Indebtedness assumed by any Obligor (and/or the relevant Additional Vessel Owner where it has yet to become an Acceding Guarantor, if applicable) in respect of the acquisition of such Additional Vessel, as contemplated under Clause 22.4 (c) (Guarantees);

(c)           liens in respect of a Collateral Vessel for unpaid master’s or crew’s wages in accordance with usual maritime practice;

(d)           liens in respect of a Collateral Vessel for salvage;

(e)           liens arising by operation of law for not more than 2 months’ prepaid hire under any charter relating to a Collateral Vessel (to the extent that such charter is permitted in accordance with this Agreement);

(f)            liens for master’s disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Collateral Vessel, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being disputed by the Guarantor who is the owner of such Collateral Vessel in good faith by appropriate steps);

(g)           any Encumbrance created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where the relevant Guarantor is actively prosecuting or defending such proceedings or arbitration in good faith; and

(h)           Encumbrances arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being disputed in good faith by appropriate steps and in respect of which appropriate reserves have been made.

“Permitted Listing” means a sale of all or a portion of the share capital of the Borrower or the payment of a dividend to any existing shareholders of the Borrower by way of a share issue, in each case, pursuant to a public offering on the New York Stock Exchange in accordance with Clause 21.7 (Listing), on terms which have been the subject of the prior approval of the Administrative Agent (acting on the instructions of an Instructing Group).

“Pertinent Document” means:

(a)           any Finance Document;

(b)           any policy or contract of insurance contemplated by or referred to in Clause 18 (Insurance) or any other provision of the Finance Documents;

(c)           any other document contemplated by or referred to in any Finance Document; and

(d)           any document which has been or is at any time sent by or to a Finance Party in contemplation of or in connection with the Transaction or under any policy, contract or document falling within paragraphs (b) or (c) above.

“Pertinent Matter” means:

(a)           any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or

(b)           any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a) above,

and which covers any such transaction, matter or statement, whether entered into, arising or made at any time prior to or on the date of this Agreement or thereafter.

“Projections” means the detailed consolidated financial projections relating to the Group, the Parent and the Charterer, in the form most recently delivered to the Administrative Agent prior to the date of this Agreement.

“Proportion” in respect of a Lender, means:

(a)           in the case of an Advance to be made under this Agreement, the proportion borne by such Lender’s Available Commitment to the Available Facility;

(b)           in the case of an Advance or Advances outstanding under this Agreement, the proportion borne by such Lender’s share of the amount of such Advance or Advances to the total amount thereof;

(c)           if paragraph (a) does not apply and there are no Outstandings, the proportion borne by such Lender’s Available Commitment to the Available Facility (or if the Available Facility is then zero, by its Available Commitment to the Available Facility immediately prior to its reduction to zero); and

(d)           if paragraph (b) does not apply and there are any Outstandings, the proportion borne by such Lender’s share of the Outstandings to the amount of all the Outstandings for the time being.

“Prospective Bareboat Charters” means the demise charter agreements due to be executed on or around 31 March 2004 in respect of the ‘New Circassia’, ‘Opalia’, ‘Front Commerce’ and ‘Hakata’ Collateral Vessels.

“Protected Party” means a Finance Party or any Affiliate of a Finance Party which is or will be, subject to any Tax Liability in relation to any amount payable under or in relation to a Finance Document.

“Purchase Price” means in relation to a Collateral Vessel, the amount referred to under the relevant heading in Part II of Schedule 7 (Collateral Vessels).

“Quarter Date” means any of 31 March, 30 June, 30 September and 31 December.

“Quarterly Appraisal Package” means, in relation to a Collateral Vessel, an appraisal prepared in accordance with the Appraisal Criteria and confirmed in writing by three independent first class shipbrokers appointed or approved by the Administrative Agent as to inter alia the fair market value of the relevant Collateral Vessel as at the date of each such written confirmation.

“Quotation Date” means, in relation to any currency and any period for which an interest rate is to be determined, 2 Business Days before the first day of that period,

 “Reference Banks” means the principal London offices of Citibank, N.A., Deutsche Bank AG and Credit Agricole Indosuez or such other bank or banks as may be appointed as such by the Administrative Agent.

“Relevant Bareboat Charters” means the Existing Bareboat Charters and the Prospective Bareboat Charters.

“Relevant Page” means the page of the Reuters or Telerate screen on which is displayed BBA LIBOR for dollars, or, if such page or service shall cease to be available, such other page or service which displays the London interbank offered rates for dollars as the Administrative Agent, after consultation with the Lenders, shall select.

“Repayment Date” means each of the dates specified in Clause 5.1 (Repayment) as a Repayment Date in respect of the Outstandings.

“Repayment Instalment” has the meaning given to it in Clause 5.1 (Repayment).

“Reports” means:

(a)           each Insurance Report and Certificate;

(b)           the Appraisal Packages; and

(c)           each Commercial Management Report (if any).

“Safety Management Certificate” has the meaning given to it in the ISM Code.

“Security Documents” means:

(a)           the Initial Security Documents (and any General Assignment in addition to those referred to in paragraph 1 under Part IV of Schedule 3 (Initial Security Documents)), each Collateral Vessel Security Document, each Deed of Covenant, each Tripartite Agreement and each Bareboat Charter Assignment;

(b)           any other document (executed at any time) conferring or evidencing any Encumbrance, guarantee or other assurance against financial loss for, or in respect of, any of the obligations of the Obligors under this Agreement (including but not limited to any security document (or if applicable, tripartite or other subordination agreement) entered into pursuant to Clause 18.16(b) (Bareboat Charter Insurance), Clause 19.1(a)(ii) (Collateral Vessels’ Names and Registration), Clause 19.13(b) (Restrictions on Chartering and Appointment of Managers), Clause 21.14 (Further Assurance), Clause 22.7(c) (Disposals), Clause 22.19(a) (Bank Accounts) or Clause 23(a) (Acceding Guarantors); and

(c)           any other document executed at any time pursuant to any covenant in any of the Security Documents referred to in paragraph (a) or (b) above.

“Security Trust Deed” means the security trust deed dated on or around the date of this Agreement entered into between inter alia the Borrower and the Security Trustee.

“Seller Credit Undertaking” has the meaning given to it in the Deed of Undertaking.

“Senior Note Default” means an event of default (however described and subject to any applicable grace periods) under the Senior Note Documents.

“Senior Note Documents” means:

(a)           the Offering Memorandum;

(b)           the Senior Note Indenture;

(c)           the Senior Note Purchase Agreement;

(d)           the Senior Notes;

(e)           any other agreement or document entered into or executed pursuant to or contemplated by any of the foregoing documents; and

(f)            any other agreement or document designated as a “Senior Note Document” in writing by the Administrative Agent.

“Senior Notes” means the senior unsecured notes due 2013 constituted by the Senior Note Indenture issued by the Borrower in relation to the Transaction.

“Senior Note Indenture” means the note indenture entered into by the Borrower and dated 18 December 2003 relating to the Senior Notes.

“Senior Note Purchase Agreement” means the senior note purchase agreement entered into by inter alia the Borrower on 11 December 2003 relating to the Senior Notes.

“Shareholder Equity” means any Indebtedness outstanding at the relevant time issued by the Borrower to one or more of its shareholders that is fully subordinated, whether by law, pursuant to contract or otherwise (or by a combination of the same) in right of payment to the rights of the Finance Parties under the Finance Documents.

“Subsidiary” of a company or corporation means any company or corporation:

(a)           more than 50% of the issued share capital of which is legally or beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

(b)           where the first-mentioned company owns the right or ability to control directly or indirectly the affairs or the composition of the board of directors (or equivalent of it) of such company or corporation; or

(c)           which is a Subsidiary of another Subsidiary of the first-mentioned company or corporation.

“Substitute Vessel Owner” has the meaning given to it in Clause 23(a) (Acceding Guarantors).

“Successful Listing” means one or more Permitted Listings representing in aggregate at least 20% of the share capital of the Borrower.

“Tax Credit” means a credit against, relief or remission for, or repayment of any tax.

“Tax Deduction” means a deduction or withholding for or on account of tax from a payment made or to be made under a Finance Document.

“Taxes Act”means the Income and Corporation Taxes Act 1988.

“Tax Liability” has the meaning set out in paragraph (e) of Clause 11.2 (Tax Indemnity).

“Tax Payment” means the increase in any payment made by an Obligor to a Finance Party under paragraph (c) of Clause 11.1 (Tax Gross-up) or any amount payable under paragraph (d) of Clause 11.1 (Tax Gross-up) or under Clause 11.2 (Tax Indemnity).

“Termination Date” means the earlier of the date which is:

(a)           the Consolidation Date;

(b)           the first Business Day (if any) on which the Available Commitment of each of the Lenders in respect of the Facility is zero;

(c)           the first Business Day (if any) on which the Group is the owner of each of the forty seven Collateral Vessels; and

(d)           the date (if any) on which this Agreement and the Facility is terminated by the mutual agreement of each of the parties to this Agreement,

in each case, as determined by the Administrative Agent by notice to the Borrower under Clause 4.2 (Notification of Termination Date) (in respect of paragraph (c), following consultation with the Security Trustee and the Borrower).

“Termination Date Notice” has the meaning given to it in Clause 4.2 (Notification of Termination Date).

“Time Charter Parties” means each of the time charter parties entered into or to be entered into between the Charterer and the relevant Collateral Vessel Owner pursuant to this Agreement in relation to the applicable Collateral Vessel.

“Total Assets” means the aggregate book value of all assets (both tangible and intangible) owned by the Group and/or any member of it at the relevant time.

“Total Collateral Value” means the aggregate of all Individual Collateral Values at the relevant time.

“Total Loss” means, in relation to any Collateral Vessel:

(a)           actual, constructive, compromised, agreed or arranged total loss of such Collateral Vessel;

(b)           any expropriation, confiscation, requisition or acquisition of such Collateral Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority, (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 1 month redelivered to the full control or the relevant Collateral Vessel Owner; or

(c)           any arrest, capture, seizure or detention of such Collateral Vessel (including any hijacking or theft) unless it is within 2 months of such incident redelivered to the full control of the relevant Collateral Vessel Owner.

“Total Loss Date” means, in relation to any Collateral Vessel:

(a)           in the case of an actual loss of such Collateral Vessel, the date on which it occurred or, if that is unknown, the date when such Collateral Vessel was last heard of;

(b)           in the case of a constructive, compromised, agreed or arranged total loss of such Collateral Vessel, the earlier of:

(i)            the date on which a notice of abandonment is given to any insurers of such Collateral Vessel; and

(ii)           the date of any compromise, arrangement or agreement made by or on behalf of the relevant Collateral Vessel Owner with such insurers, in which such insurers agree to treat the Collateral Vessel as a total loss; and

(c)           in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Security Trustee that the event constituting the total loss occurred.

“Transaction” means the entry into the Transaction Documents (other than the Relevant Bareboat Charters, the Existing Time Charters and the Other Management Agreements) and the performance of the obligations thereunder by each of the parties thereto including inter alia the issuance of the Senior Notes, the provision of the Facility to the Borrower and the consummation of each of the Acquisitions.

“Transaction Documents” means:

(a)           the Finance Documents;

(b)           the Senior Note Documents;

(c)           each Management Agreement;

(d)           the Performance Guarantee;

(e)           the Administrative Services Agreement;

(f)            the Charter Ancillary Agreement;

(g)           each Time Charter Party;

(h)           the Commercial Management Agreement;

(i)            each Acquisition Document;

(j)            the Relevant Bareboat Charters;

(k)           the Existing Time Charters;

(l)            the Other Management Agreements;

(m)          any other agreement or document (other than any Finance Document) entered into or executed pursuant to or contemplated by any of the foregoing documents; and

(n)           any other agreement or document designated as a “Transaction Document” in writing by the Administrative Agent.

“Transfer Certificate” means a duly completed transfer certificate in the form set out in Schedule 2 (Form of Transfer Certificate) and signed by a Lender and a Transferee whereby such Lender seeks to procure the transfer to such Transferee of all or a part of such Lender’s rights, benefits and obligations under this Agreement as contemplated in Clause 34 (Assignments and Transfers).

“Transfer Date” means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in such Transfer Certificate.

“Transferee” means a person to which a Lender seeks to transfer all or part of its rights, benefits and obligations under this Agreement pursuant to and in accordance with Clause 34 (Assignments and Transfers).

“Tripartite Agreements” means each of the agreements entered into or to be entered into in respect of a Collateral Vessel being subject to an Existing Bareboat Charter by the relevant third party charterer in favour of the Finance Parties for the purposes of inter alia the subordination of certain of the rights of such third party charterer to the rights of the Finance Parties under the Security Documents relating to such Collateral Vessel.

“Unpaid Sum” means any sum due and payable by an Obligor under any Finance Document but unpaid.

“Updated Appraisal Package” means, in relation to a Collateral Vessel, an appraisal prepared in accordance with the Appraisal Criteria and confirmed in writing by three independent first class shipbrokers appointed or approved by the Administrative Agent as to inter alia the fair market value of the relevant Collateral Vessel as at the date of each such written confirmation.

1.2          Accounting Expressions

All accounting expressions which are not otherwise defined in this Agreement shall be construed in accordance with generally accepted accounting principles in the United States of America.

1.3          Construction

Unless a contrary indication appears, any reference in this Agreement to:

the “Administrative Agent”, a “Mandated Lead Arranger”, a “Bookrunner”, the “Security Trustee”, a “Hedge Counterparty”, an “Arranger” or a “Lender” shall be construed so as to include their respective and any subsequent successors, Transferees and permitted assigns in accordance with their respective interests;

“agreed form” means, in relation to any document, in the form agreed by the Mandated Lead Arrangers and the Borrower prior to the date of this Agreement;

“continuing” in relation to a Default capable of being remedied shall be construed as meaning that (a) the circumstances constituting such Default continue and (b) neither the Administrative Agent (being duly authorised to do so) nor the Lenders have waived such of its or their rights under this Agreement as arise as a result of that event;

“determines” or “determined” means a determination made in the absolute discretion of the person making the determination;

the “equivalent” on any given date in one currency (the “first currency”) of an amount denominated in another currency (the “second currency”) is a reference to the amount of the first currency which could be purchased with the second currency at the Administrative Agent’s Spot Rate of Exchange for the purchase of the first currency with the second currency;

“including” means including (without limitation), to the extent not already stated;

“month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to “months” shall be construed accordingly);

a “person” shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

“tax” shall be construed so as to include all present and future taxes, charges, imposts, duties, levies, deductions or withholdings of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, by whomsoever on whomsoever and wherever imposed, levied, collected, withheld or assessed together with any penalties, additions, fines, surcharges or interest relating to it and “taxes” and “taxation” shall be construed accordingly;

“VAT” shall be construed as value added tax as provided for in the Value Added Tax Act 1994 and legislation (or purported legislation and whether delegated or otherwise) supplemental to that Act or in any primary or secondary legislation promulgated by the European Community or European Union or any official body or agency of the European Community or European Union, and any tax similar or equivalent to value added tax (including details of any applicable foreign VAT) imposed by any country other than the United Kingdom and any similar or turnover tax replacing or introduced in addition to any of the same;

a “wholly-owned Subsidiary” of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company’s or corporation’s wholly-owned Subsidiaries or nominees for that other company or corporation or its wholly-owned Subsidiaries; and

the “winding-up”, “dissolution” or “administration” of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the Law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business, including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection from creditors or relief of debtors.

1.4          Currency

“US$”, “$” and “dollar” denote the lawful currency of the United States of America.

1.5          Statutes

Any reference in this Agreement to a statute or a statutory provision shall, save where a contrary intention is specified, be construed as a reference to such statute or statutory provision as the same shall have been, or may be, amended or re-enacted.

1.6          Time

Any reference in this Agreement to a time shall, unless otherwise specified, be construed as a reference to London time.

1.7          References to Agreements

Unless otherwise stated, any reference in this Agreement to any agreement or document (including any reference to this Agreement) shall be construed as a reference to:

(a)           such agreement or document as amended, varied, novated or supplemented from time to time;

(b)           any other agreement or document whereby such agreement or document is so amended, varied, supplemented or novated; and

(c)           any other agreement or document entered into pursuant to or in accordance with any such agreement or document.

2.             THE FACILITY

2.1          The Facility

The Lenders grant to the Borrower, upon the terms and subject to the conditions of this Agreement, a term loan facility in a maximum aggregate amount of $1,058,000,000.

2.2          Purposes

The Borrower shall apply the proceeds of each Advance exclusively in or towards the payment of part of the Purchase Price applicable to such Acquisition as set out in Part II of Schedule 7 (Collateral Vessels), the repayment of any existing Indebtedness related to the relevant Collateral Vessel (excluding, for the avoidance of doubt, any Outstandings) and/or the payment of any costs and expenses incurred in connection with such Acquisition or otherwise in relation to the Transaction.

2.3          Several Obligations

The obligations of each Finance Party under this Agreement are several and the failure by a Finance Party to perform any of its obligations under this Agreement shall not affect the obligations of any of the Obligors towards any other party to this Agreement nor shall any other party be liable for the failure by such Finance Party to perform its obligations under this Agreement.

2.4          Several Rights

The rights of each Finance Party are several and any debt arising under this Agreement at any time from an Obligor to any Finance Party to this Agreement shall be a separate and independent debt.  Each Finance Party may, except as otherwise stated in this Agreement, separately enforce its rights under this Agreement.

3.             CONDITIONS PRECEDENT

The obligations of the Finance Parties under this Agreement shall be conditional upon the Administrative Agent having confirmed to the Borrower that it has received the documents listed in Part I of Schedule 3 (Conditions Precedent to First Drawdown) and that each is satisfactory, in form and substance, to the Mandated Lead Arrangers.  The Administrative Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.             DRAWDOWN

4.1          Conditions to Drawdown

Save as otherwise provided in this Agreement, an Advance will be made by the Lenders to the Borrower if:

(a)           the Administrative Agent has received from the Borrower a duly completed Drawdown Request for that Advance not later than 10.00 a.m. on a day which is no more than 10 nor less than 3 Business Days prior to the proposed Drawdown Date for such Advance, receipt of which shall oblige the Borrower to borrow the amount requested on the date stated upon the terms and subject to the conditions contained in this Agreement;

(b)           the proposed Drawdown Date is a Business Day which is or precedes the Termination Date;

(c)           the proposed amount of such Advance is equal to the Applicable Advance Amount;

(d)           the Administrative Agent has received confirmation that the Charter Service Reserve Deposit is at least $250,000,000 (less the amount of any pre-paid charter hire as agreed in advance with the Administrative Agent); and

(e)           the Administrative Agent has received evidence satisfactory to it that:

(i)            any Indebtedness outstanding (other than the Outstandings) in relation to the relevant Collateral Vessel or Collateral Vessel Owner has been discharged in full (or will be discharged in full, immediately upon the provision of (x) such Advance and (y) (where that Indebtedness is in respect of more than one Collateral Vessel) such other Advances (if applicable) requested to be made on the same Drawdown Date); and

(ii)           any Encumbrances over the relevant Collateral Vessel securing any such Indebtedness have been (or immediately upon the provision of such Advances, will be) released;

(f)            immediately after the making of such Advance there will be no more than forty seven Advances outstanding;

(g)           no Default has occurred which is continuing or would occur from the making of such Advance and no other circumstances exist or will arise in connection with the making of such Advance which will have a Material Adverse Effect;

(h)           each of the representations made in Clause 15 (Representations and Warranties) is true and will continue to be true, in each case, in all respects, following the making of the relevant Advance, provided that any such representation which expressly relates to a given date or period shall be required to be true solely in respect of that date or period;

(i)            in relation to the relevant Acquisition, the Administrative Agent has received (or it is satisfied that immediately upon the making of the relevant Advance, it will receive) each of the documents referred to in Part II of Schedule 3 (Conditions to each Acquisition) (each in form and substance satisfactory to the Mandated Lead Arrangers); and

(j)            the Administrative Agent has received evidence satisfactory to it that all costs and expenses for the time being due and payable by the Parent or any Obligor to any Finance Party under the Finance Documents have been paid.

4.2          Notification of Termination Date

Following consultation with the Borrower, the Administrative Agent shall, by notice to the Borrower and the Lenders (a “Termination Date Notice”), confirm the Termination Date.  The Administrative Agent shall provide the Termination Date Notice on or prior to the Termination Date.

4.3          Legal Opinions

Within 14 days following each Drawdown Date, the Borrower shall procure that the Administrative Agent receives each of the legal opinions (issued by the relevant local counsel) in respect of the Collateral Vessel Owner and/or Collateral Vessel to which the relevant Advance relates (being the legal opinions to be delivered in the form agreed with the Mandated Lead Arrangers in relation to such Advance pursuant to and in accordance with paragraph 7(b) (Legal Opinions) in Part II of Schedule 3 (Conditions to each Acquisition), subject to any amendments thereto which are acceptable to the Mandated Lead Arrangers for the purposes of this Clause 4.1).

5.             REPAYMENT

5.1          Repayment

On the date occurring three months after the date of this Agreement and at subsequent three-monthly intervals thereafter or (if earlier) on the Maturity Date in respect of the final such date (each a “Repayment Date”), the Borrower shall repay an amount equal to the aggregate of all Individual Repayment Instalments falling due on such date (excluding any prior application against such Individual Repayment Instalments (or any of them) under Clause 6.3 (Application of Repayments of Advances) or Clause 7.4 (Application of Mandatory Prepayments)), each such repayment being referred to in this Agreement as a “Repayment Instalment” provided that, if any such day is not a Business Day, the Repayment Date will be the next succeeding Business Day in the then current calendar month (if there is one) or the preceding Business Day (if there is not).  For the avoidance of doubt, if applicable following the Termination Date or at any time following a prepayment under Clause 6 (Voluntary Prepayment) or Clause 7 (Mandatory Prepayment), the Administrative Agent shall provide to the Borrower on request a copy of Schedule 9 (Repayment) as amended to account for any repayment or prepayment of Outstandings pursuant to this Agreement.  Without prejudice to the foregoing provisions of this Clause 5.1, on the Maturity Date, the Borrower shall repay all Outstandings (if any) which remain due and payable on such date.

5.2          No Reborrowing of Advances

The Borrower may not reborrow any part of the Facility which is repaid.

6.             VOLUNTARY PREPAYMENT

6.1          Voluntary Prepayment

The Borrower shall, if it has given to the Administrative Agent not less than 3 Business Days’ prior written notice to that effect, repay the Outstandings in whole or in part (but if in part, in an amount that reduces the Outstandings by a minimum amount of $500,000 or such lesser amount as the Administrative Agent may permit) together with accrued interest on the amount repaid without premium or penalty (but without prejudice to any Break Costs payable in respect of such repayment in accordance with Clause 28.2 (Break Costs)).

6.2          Right of Prepayment and Cancellation in relation to a single Lender

If any sum payable to any Lender by an Obligor is required to be increased under Clause 11.1 (Tax Gross-up) or a Lender claims indemnification from the Borrower under the provisions of Clause 11.2 (Tax Indemnity) or Clause 12.1 (Increased Costs) and within 30 days thereafter the Administrative Agent receives from the Borrower (while the circumstances giving rise to such increase or indemnification continue), at least 10 Business Days’ prior notice of its intention to repay or to cause to be repaid such Lender’s share of the Outstandings, the Borrower shall on the last day of each of the then current Interest Periods repay such Lender’s portion of each Advance to which such Interest Periods relate.

6.3          Application of Repayments of Advances

Any repayment made pursuant to Clauses 6.1 (Voluntary Prepayment) or 6.2 (Right of Prepayment and Cancellation in relation to a single Lender) shall be applied on a pro rata basis against each Individual Repayment Instalment that remains outstanding.

6.4          Release from Obligation to make Advances

A Lender for whose account a repayment is to be made under Clause 6.2 (Right of Prepayment and Cancellation in relation to a single Lender) shall not be obliged to participate in the making of Advances on or after the date upon which the Administrative Agent receives the relevant notice of intention to repay such Lender’s share of the Outstandings, on which date all of such Lender’s Available Commitment shall be cancelled and all of its Commitment shall be reduced to zero.

6.5          Notice of Repayment

Any notice of repayment given by the Borrower pursuant to Clauses 6.1 (Voluntary Prepayment) or 6.2 (Right of Prepayment and Cancellation in relation to a single Lender) shall be irrevocable, shall specify the date upon which such repayment is to be made and the amount of such repayment and shall oblige the Borrower to make such repayment on such date.

6.6          Restrictions on Repayment

No Obligor shall repay all or any part of any Advance except at the times and in the manner expressly provided for in this Agreement.

6.7          Cancellation upon Repayment

No amount repaid under this Agreement may subsequently be reborrowed and upon any repayment the availability of the Facility shall be reduced by an amount corresponding to the amount of such repayment and the Available Commitment of each Lender in relation to the Facility shall be cancelled in an amount equal to such Lender’s Proportion of the amount repaid.

7.             MANDATORY PREPAYMENT

7.1          Total Loss or Sale

(a)           If a Collateral Vessel is sold or otherwise disposed of or is the subject of a Total Loss, the Borrower shall repay an amount equal to the Loss or Sale Prepayment Amount which shall be applied in or towards the discharge of the Outstandings at such time, in accordance with Clause 7.4(b) (Application of Mandatory Prepayments), together with accrued interest on the amount repaid without premium or penalty but subject to the payment of any Break Costs arising in respect of such repayment.

(b)           Such repayment shall be made:

(i)            in the case of a sale or other disposition of a Collateral Vessel, on or before the date on which the sale or disposal is completed by delivery of that Collateral Vessel to the relevant person acquiring such Collateral Vessel; or

(ii)           in the case of a Total Loss of a Collateral Vessel, on the earlier of the date falling 120 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.

7.2          Collateral Maintenance Test

Promptly upon receipt of a notice under Clause 20.3 (Collateral Maintenance Prepayment Amount), the Borrower shall repay an amount equal to the Collateral Maintenance Prepayment Amount, which shall be applied in or towards the discharge of the Outstandings at such time, in accordance with Clause 7.4 (Application of Mandatory Prepayments), together with accrued interest on the amount repaid without premium or penalty (but without prejudice to any Break Costs payable in respect of such repayment in accordance with Clause 28.2 (Break Costs)).

7.3          Change of Control

If there occurs a Change of Control or a sale of all or substantially all of the assets or business of the Parent Group or the Group, all of the Available Commitments shall immediately be cancelled, the Commitment of each Lender in respect of the Facility shall be reduced to zero and the Borrower shall immediately repay the Outstandings in full together with unpaid interest accrued thereon and all other amounts due and payable to any Finance Party pursuant to Clause 28 (Borrower’s Indemnities) and any other provision of the Finance Documents.

7.4          Application of Mandatory Prepayments

(a)           Any repayment made pursuant to the foregoing provisions of this Clause 7 (Mandatory Prepayment) (other than pursuant to Clause 7.1 (Total Loss or Sale)) shall be applied on a pro rata basis against each Individual Repayment Instalment in inverse chronological order of maturity.

(b)           Any repayment made pursuant to Clause 7.1 (Total Loss or Sale) in respect of a Collateral Vessel which is sold or otherwise disposed of or subject to a Total Loss, shall be applied in or towards the repayment of each Individual Repayment Instalment relating to such Collateral Vessel in inverse chronological order of maturity and thereafter on a pro rata basis against each other Individual Repayment Instalment in inverse chronological order of maturity.

8.             INTEREST ON ADVANCES

8.1          Interest Periods for Advances

The period for which the Facility is outstanding shall be divided into successive periods (each an “Interest Period”) each of which (other than the first which shall begin on the Drawdown Date relating to such Advance) shall start on the last day of the preceding such period and any Interest Period which begins during or at the same time as any other Interest Period in respect of an Advance shall end at the same time as that other Interest Period.

8.2          Duration

The duration of each Interest Period shall, save as otherwise provided in this Agreement, be 1, 2, 3, 6, 9 or 12 months, in each case as the Borrower may, by not less than three Business Days’ prior notice to the Administrative Agent, select or such other period as the Lenders may agree, provided that:

(a)           if the Borrower fails to give such notice of selection in relation to an Interest Period, the duration of that Interest Period shall, subject to the other provisions of this Clause 8 (Interest on Advances), be 3 months;

(b)           the first Interest Period relating to each Advance (unless the Administrative Agent otherwise specifies), shall commence on the Drawdown Date relating to that Advance and (in each case) shall end on the Consolidation Date; and

(c)           any Interest Period that would otherwise end during the month preceding, or extend beyond, a Repayment Date shall be of such duration that it shall end on that Repayment Date.

8.3          Consolidation of Advances

(a)           Subject to paragraph (b) of this Clause 8.3, if 2 or more Interest Periods in respect of Advances end at the same time, then on the last day of those Interest Periods, the Advances to which those Interest Periods relate shall be consolidated into and treated as a single Advance.

(b)           No later than 5 Business Days immediately prior to the Consolidation Date, the Borrower (in consultation with the Administrative Agent) shall provide a Consolidation Notice to the Administrative Agent directing:

(i)            the number of Advances which are to remain outstanding from the Consolidation Date (which shall not exceed 6);

(ii)           the Interest Period to be applicable to each such Advance, which shall be 1, 2, 3, 6, 9 or 12 months; and

(iii)         the principal amount of each such Advance.

Following the delivery of a Consolidation Notice in accordance with this Clause 8.3 (with effect from the Consolidation Date (or such other Business Day as the Administrative Agent may determine)) the Advances shall be consolidated and the Interest Periods relating thereto shall be adjusted to reflect the directions made by the Borrower pursuant to and in accordance with paragraphs (i) to (iii) above (subject always to Clause 8.2 (Duration) and the other provisions of this Agreement).

8.4          Division of Advances

Subject to the requirements of Clause 8.2 (Duration) and without prejudice to Clause 8.3 (Consolidation of Advances), the Borrower may, by not less than 3 Business Days’ prior notice to the Administrative Agent, direct that any Advance borrowed by it shall, at the beginning of the next Interest Period relating to it, be divided into (and thereafter, save as otherwise provided in this Agreement, be treated in all respects as) 2 or more Advances in such amounts (equal in aggregate to the Advance being so divided) as shall be specified by the Borrower in such notice provided that the Borrower shall not be entitled to make such a direction if:

(a)           the Consolidation Date has not occurred; or

(b)           as a result of so doing, there would be outstanding more than 6 Advances.

8.5          Payment of Interest for Advances

On the last day of each Interest Period (or if such day is not a Business Day, on the immediately succeeding Business Day in the then current calendar month (if there is one) or the preceding Business Day (if there is not)) and if the relevant Interest Period exceeds 3 months, on the expiry of each 3 month period during that Interest Period (each an “Interest Payment Date”), the Borrower shall pay accrued interest on the Advance to which such Interest Period relates.

8.6          Interest Rate for Advances

The rate of interest applicable to an Advance at any time during an Interest Period relating to it shall be the rate per annum which is the sum of the Margin and LIBOR.

9.             MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

9.1          Market Disruption

If, in relation to any Interest Period:

(a)           LIBOR is to be determined by reference to the Reference Banks and at or about 11.00 a.m. on the Quotation Date for such Interest Period, none or only one of the

Reference Banks supplies a rate for the purpose of determining LIBOR for the relevant period; or

(b)           before the close of business in London on the Quotation Date for such Interest Period, the Administrative Agent has been notified by a Lender or each of a group of Lenders to whom in aggregate 35% or more of the relevant Advance is owed (or, in the case of an undrawn Advance, if made, would be owed) that the cost to it of obtaining matching deposits for the relevant Advance in the London interbank market would be in excess of LIBOR, then the Administrative Agent shall notify the Borrower and the Lenders of such event and, notwithstanding anything to the contrary in this Agreement, Clause 9.2 (Substitute Interest Period and Interest Rate) shall apply (if the relevant Advance is an Advance which is already outstanding).  If either paragraph (a) or (b) applies to a proposed Advance such Advance shall not be made.

9.2          Substitute Interest Period and Interest Rate

(a)           If paragraph (a) of Clause 9.1 (Market Disruption) applies, the duration of the relevant Interest Period shall be 1 month or, if less, such that it shall end on the next succeeding Repayment Date.

(b)           If either paragraph of Clause 9.1 (Market Disruption) applies to an Advance, the rate of interest applicable to each Lender’s portion of such Advance during the relevant Interest Period shall (subject to any agreement reached pursuant to Clause 9.3 (Alternative Rate)) be the rate per annum which is the sum of:

(i)            the Margin; and

(ii)           the rate per annum notified to the Administrative Agent by such Lender before the last day of such Interest Period to be that which expresses as a percentage rate per annum the cost to such Lender of funding from whatever sources it may select its portion of such Advance during such Interest Period.

9.3          Alternative Rate

If:

(a)           Clause 9.1 (Market Disruption) applies; or

(b)           by reason of circumstances affecting the London interbank market during any period of 3 consecutive Business Days, LIBOR is not available to prime banks in the London interbank market,

then, if the Administrative Agent or the Borrower so requires, the Administrative Agent and the Borrower shall enter into negotiations with a view to agreeing an alternative basis:

(a)           for determining the rate of interest from time to time applicable to Advances; and/or

(b)           upon which the Advances may be maintained (whether in dollars or some other currency) thereafter,

and any such alternative basis that is agreed shall take effect in accordance with its terms and be binding on each party to this Agreement, provided that the Administrative Agent may not agree any such alternative basis without the prior consent of each Lender.

10.          COMMISSIONS AND FEES

10.1        Commitment Fee

The Borrower shall, within 2 Business Days following the Termination Date, pay to the Administrative Agent for the account of each Lender a commitment fee on the aggregate amount of such Lender’s Available Commitment from day to day during the period beginning on the date of this Agreement and ending on the Termination Date, such commitment fee to be calculated at the rate of 0.625% per annum on such Available Commitment applicable from time to time during that period.

10.2        Other Fees

The Borrower shall pay to the Administrative Agent the other fees referred to in the Fee Letters in the amounts and at the times specified therein for distribution (if applicable) by the Administrative Agent in accordance with such letters.

11.          TAXES

11.1        Tax Gross-up

(a)           Each payment made by an Obligor under a Transaction Document shall be made by it without any Tax Deduction, unless a Tax Deduction is required by Law.

(b)           As soon as it becomes aware that an Obligor is or will be required by Law to make a Tax Deduction (or that there is any change in the rate at which or the basis on which such Tax Deduction is to be made) the relevant Obligor shall notify the Administrative Agent accordingly.

(c)           If a Tax Deduction is required by Law to be made by an Obligor, the amount of the payment due shall be increased to an amount so that, after the required Tax Deduction is made, the payee receives an amount equal to the amount it would have received had no Tax Deduction been required.

(d)           If a Tax Deduction is required by Law to be made by the Administrative Agent or the Security Trustee from any payment to any Finance Party which represents an amount or amounts received from an Obligor, that Obligor shall, unless paragraph (e) below applies, pay directly to that Finance Party an amount which, after making the required Tax Deduction enables the payee of that amount to receive an amount equal to the payment which it would have received if no Tax Deduction had been required.

(e)           An Obligor which is required to make a Tax Deduction shall make that Tax Deduction and any payment required in connection with that Tax Deduction to the relevant taxing authority within the time allowed and in the minimum amount required by Law.

(f)            Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction or other payment shall deliver to the Administrative Agent for the Finance Party entitled to the interest to which such Tax Deduction or payment relates, an original receipt or other evidence which is reasonably satisfactory to that Finance Party that the Tax Deduction or other payment has been made to the relevant tax authority.

11.2        Tax Indemnity

(a)           Subject to paragraph (b) of this Clause, the Borrower shall (within 3 Business Days of demand by the Administrative Agent) pay (or procure that the relevant Obligor pays) for the account of a Protected Party an amount equal to any Tax Liability which that Protected Party determines will arise or has arisen (directly or indirectly) in connection with any Finance Document.

(b)           Paragraph (a) of this Clause shall not apply:

(i)            with respect to any Tax Liability of a Protected Party in respect of Tax on Overall Net Income of that Protected Party; or

(ii)           to the extent that any Tax Liability has been compensated for by an increased payment or other payment under paragraphs (c) or (d) of Clause 11.1 (Tax Gross-up) or would have been compensated for by such an increased payment or other payment, but for the application of paragraph (e) of Clause 11.1 (Tax Gross-up).

(c)           A Protected Party making, or intending to make, a claim pursuant to paragraph (a) of this Clause shall promptly notify the Administrative Agent of the event which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the Borrower.

(d)           A Protected Party shall, on receiving a payment from an Obligor under this Clause, notify the Administrative Agent.

(e)           In this Clause 11.2:

“Tax Liability” means, in respect of any Protected Party:

(i)            any liability or any increase in the liability of that person to make any payment of or in respect of tax;

(ii)           any loss of any relief, allowance, deduction or credit in respect of tax which would otherwise have been available to that person;

(iii)         any setting off against income, profits or gains or against any tax liability of any relief, allowance, deduction or credit in respect of tax which would otherwise have been available to that person; and

(iv)          any loss or setting off against any tax liability of a right to repayment of tax which would otherwise have been available to that person.

For this purpose, any question of whether or not any relief, allowance, deduction, credit or right to repayment of tax has been lost or set off in relation to any person, and if so, the date on which that loss or set-off took place, shall be conclusively determined by that person and such determination shall be binding on the relevant parties to this Agreement.

“Tax on Overall Net Income” means, in relation to a Protected Party, tax (other than tax deducted or withheld from any payment) imposed on the net income of that Protected Party by the jurisdiction in which the relevant Finance Party’s Facility Office or head office is situated.

11.3        Tax Credit

(a)           If an Obligor makes a Tax Payment and the relevant Finance Party determines in its absolute discretion that:

(i)            a Tax Credit is attributable to that Tax Payment; and

(ii)           that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall (subject to paragraph (b) below and to the extent that such Finance Party can do so without prejudicing the availability and/or the amount of the Tax Credit and the right of that Finance Party to obtain any other benefit, relief or allowance which may be available to it) pay to the Obligor such amount which that Finance Party determines will leave it (after that payment) in the same after-tax position as it would have been in had the Tax Payment not been made by the Obligor.

(b)           (i)            Each Finance Party shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax Credits and shall not be obliged to arrange its business or its tax affairs in any particular way in order to be eligible for any credit or refund or similar benefit.

(ii)           Without prejudice to Clause 37 (Taxation and Structural Matters), no Finance Party shall be obliged to disclose to any other person any information regarding its business, tax affairs or tax computations.

(iii)         If a Finance Party has made a payment to an Obligor pursuant to this Clause 11.3 on account of a Tax Credit and it subsequently transpires that that Finance Party did not receive that Tax Credit, that Obligor shall, on demand, pay to that Finance Party the amount which that Finance Party determines will put it (after that payment is received) in the same after-tax position as it would have been in had no such payment been made to that Obligor.

(c)           No Finance Party shall be obliged to make any payment under this Clause 11.3 if, by doing so, it would contravene the terms of any applicable Law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

12.          INCREASED COSTS

12.1        Increased Costs

Subject to Clause 12.3, (Exceptions) the Borrower shall, within 3 Business Days of a demand by the Administrative Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result (direct or indirect) of:

(a)           the introduction or implementation of or any change in (or in the interpretation, administration or application of) any Law, regulation, practice or concession or any directive, requirement, request or guidance (whether or not having the force of Law) of any central bank, including the European Central Bank, the Financial Services Authority or any other fiscal, monetary, regulatory or other authority;

(b)           compliance with any Law, regulation, practice, concession or any such directive, requirement, request or guidance made after the date of this Agreement; or

(c)           the implementation of economic or monetary union by any Member State which is not already a Participating Member State.

12.2        Increased Costs Claims

(a)           A Finance Party intending to make a claim pursuant to Clause 12.1 (Increased Costs) shall notify the Administrative Agent of the event giving rise to the claim, following which the Administrative Agent shall promptly notify the Borrower.

(b)           Each Finance Party shall, as soon as practicable after a demand by the Administrative Agent, provide a certificate confirming the amount of its Increased Costs.

12.3        Exceptions

Clause 12.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)           attributable to a Tax Deduction required by Law to be made by an Obligor;

(b)           compensated for by Clause 11.2 (Tax Indemnity) (or would have been compensated for by Clause 11.2 but was not so compensated solely because Clause 11.2 (b) applied); and

(c)           attributable to the wilful breach by the relevant Finance Party or any of its Affiliates of any Law or regulation.

13.          ILLEGALITY

If it becomes unlawful in any relevant jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Advance:

(a)           that Lender shall promptly notify the Administrative Agent upon becoming aware of that event;

(b)           upon the Administrative Agent notifying the Borrower, the Available Commitment of that Lender will immediately be cancelled and its Commitment reduced to zero and such Lender shall not thereafter be obliged to participate in any Advance; and

(c)           the Borrower shall repay that Lender’s participation in the Advances made to that Borrower on the last day of the current Interest Period for each Advance occurring after the Administrative Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by Law) together with accrued interest and all other amounts owing to that Lender under the Finance Documents.

14.          MITIGATION

14.1        Mitigation

(a)           Each Finance Party shall, if requested by and in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or pursuant to, or cancelled pursuant to, any of Clause 11 (Taxes), Clause 12 (Increased Costs) or Clause 13 (Illegality) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)           Paragraph (a) of this Clause does not in any way limit the obligations of any Obligor under the Finance Documents.

14.2        Limitation of Liability

(a)           The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)           A Finance Party is not obliged to take any steps under Clause 14.1 if, in the opinion of that Finance Party (acting reasonably), to do so might in any way be prejudicial to it.

15.          REPRESENTATIONS AND WARRANTIES

Each Obligor (in the case of the Borrower, both in respect of itself and on behalf of each other member of the Parent Group (if applicable) and in the case of each of the other Obligors in respect of itself) makes the representations and warranties set out in this Clause 15 to each Finance Party.

15.1        Due Organisation

(a)           It is a corporation duly organised under the laws of its jurisdiction of incorporation with power to enter into those of the Transaction Documents to which it is party and to exercise its rights and perform its obligations under them and all corporate and other action required to authorise its execution of such Transaction Documents and its performance of its obligations under them has been duly taken.

(b)           It is duly qualified and is authorised to do business and, in jurisdictions having a concept of good standing, is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications.

15.2        No Deduction

Under the laws of its jurisdiction of incorporation and/or territories in which it is subject to taxation in force at the date of this Agreement, it will not be required to make any deduction for or withholding on account of tax from any payment it may make under any of the Finance Documents to which it is party.

15.3        Claims Pari Passu

Under the laws of its jurisdiction of incorporation, and, if different, England, in force at the date of this Agreement, the claims of the Finance Parties against it under the Finance Documents to which it is party rank and will rank at least pari passu with the claims of all its unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or similar laws of general application.

15.4        No Immunity

In any legal proceedings taken in its jurisdiction of incorporation and, if different, England in relation to any of the Transaction Documents to which it is party it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

15.5        Governing Law, Judgments and Arbitral Awards

In any legal proceedings taken in its jurisdiction of incorporation in relation to any of the Transaction Documents to which it is party, the choice of law expressed in such documents to be the governing law of it and any judgment obtained in such jurisdiction (or arbitral award obtained pursuant to any such Transaction Document) will be recognised and enforced.

15.6        All Actions Taken

All acts, conditions and things required to be done, fulfilled and performed in order:

(a)           to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Transaction Documents to which it is party;

(b)           to ensure that the obligations expressed to be assumed by it in the Transaction Documents to which it is party are legal, valid and binding; and

(c)           to make the Transaction Documents to which it is party admissible in evidence in its jurisdiction of incorporation and, if different, England,

have been done, fulfilled and performed.

15.7        No Filing or Stamp Taxes

Under the laws of its jurisdiction of incorporation and England, in force at the date of this Agreement, it is not necessary that any of the Transaction Documents to which it is party be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any of them other than those filings which are necessary to perfect the Encumbrances created pursuant to the Security Documents.

15.8        Binding Obligations

The obligations expressed to be assumed by it in the Transaction Documents to which it is party, are legal, valid and binding and enforceable against it in accordance with the terms thereof and no limit on its powers will be exceeded as a result of the borrowings, grant of security or giving of guarantees contemplated by such Transaction Documents or the performance by it of any of its obligations thereunder.

15.9        No Winding-up

No member of the Parent Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any member of the Parent Group, for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

15.10      Solvency

(a)           No member of the Parent Group is unable, or admits or has admitted its inability, to pay its debts or has suspended making payments on any of its debts.

(b)           No member of the Parent Group by reason of actual or anticipated financial difficulties has commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(c)           The value of the assets of each member of the Parent Group is not less than its liabilities (taking into account contingent and prospective liabilities).

(d)           No moratorium has been, or may, in the reasonably foreseeable future be, declared in respect of any indebtedness of any member of the Parent Group.

15.11      No Default

(a)           No Default is continuing or might reasonably be expected to result from the making of any Advance.

(b)           No other event or circumstance is outstanding or has occurred which constitutes or may (with the passage of time, the giving of notice, the making of any determination or any combination of the foregoing) constitute a default under any agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries’) assets are subject which might have a Material Adverse Effect.

15.12      No Material Proceedings

(a)           No litigation, investigation, arbitration, action or administrative proceeding (including proceedings relating to any alleged or actual breach of the ISM Code) of or before any court, arbitral body, or agency (private, governmental or otherwise):

(i)            relating to this Agreement, any document executed in connection herewith or otherwise in relation to the Transaction; or

(ii)           which (in the opinion of the Administrative Agent or an Instructing Group) has or could reasonably be expected to have a Material Adverse Effect,

has been started or, to the best of its knowledge, is threatened or is pending against it, or any member of the Group.

(b)           Without prejudice to the foregoing paragraph (a), no judgement, order, injunction or other restraint (excluding for the avoidance of doubt any provision of the Transaction Documents) has been imposed or declared, or has otherwise arisen in relation to the Transaction which might cause a Material Adverse Effect, except to extent permitted under Clause 24.10 (Judgment).

(c)           No labour disputes are current or, to the best of its knowledge, threatened against it or any member of the Group, which would or might have a Material Adverse Effect.

15.13      Original Financial Statements

The Original Financial Statements were prepared in accordance with GAAP and consistently applied (unless and to the extent expressly disclosed to the Administrative Agent in writing to the contrary before the date of this Agreement) and (excluding the Projections and any Additional Projections) fairly represent the financial position of the Borrower as at the dates for which they were prepared and/or (as appropriate) the results of operations and changes in financial position during the period for which they were prepared.

15.14      No Material Adverse Effect

Since the delivery of the Original Financial Statements pursuant to this Agreement, no event or series of events has occurred having a Material Adverse Effect.

15.15      No Undisclosed Liabilities

As at the date as of which the Original Financial Statements were prepared, it does not have any liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against therein and it has no unrealised or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against.

15.16      Projections, Reports and Annual Budgets

In the case of the Borrower:

(a)           to the best of its knowledge and belief having made all reasonable and proper enquiries, all statements of fact relating to the assets, financial condition and operations of the Group and each of the Collateral Vessel Owners and Collateral Vessels contained in each of the Projections, the Reports and the Annual Budgets (if any) is true, complete and accurate in all material respects as at their respective dates;

(b)           the opinions and views (if any) expressed in each of the Projections, the Reports and the Annual Budgets (if any) by the Borrower represent the honestly held opinions and views of the Borrower and were arrived at after careful consideration and were based on reasonable grounds as at their respective dates;

(c)           all projections and forecasts (if any) contained in each of the Projections, the Reports and the Annual Budgets (if any) made by the Borrower are based upon assumptions (including, without limitation, assumptions as to the future performance of the business, inflation, price increases and efficiency gains) which the Borrower has carefully considered and considers to be fair and reasonable as at their respective dates; and

(d)           none of the Reports, the Projections or Annual Budgets (if any) omitted to disclose or take into account any matter known to the Borrower after due and careful enquiry where failure to disclose or take into account such matter would result in the Reports, the Projections or the Annual Budgets (as applicable) or any information or projection contained therein being misleading in any material respect as at the date thereof and which might, if disclosed, adversely affect the decision of a person considering whether to provide finance in relation to the Transaction.

15.17      Indebtedness and Encumbrances

(a)           Save as permitted under Clause 22.3 (Financial Indebtedness) and excluding any other Indebtedness to be discharged in accordance with Clause 4.1(e)(i) (Conditions to Drawdown) (but including any such Indebtedness not discharged in accordance with such Clause), neither it nor any member of the Group has incurred any Indebtedness.

(b)           Save as permitted under Clause 22.1 (Negative Pledge), no Encumbrance exists over all or any of the present or future revenues or assets of any member of the Group.

15.18      Transaction Documents

(a)           Its execution of the Transaction Documents to which it is party and its exercise of its rights and performance of its obligations thereunder do not and will not:

(i)            conflict with any agreement, mortgage, bond or other instrument or treaty which is binding upon it, any Subsidiary or any of the assets of any Subsidiary or, except as provided in the Security Documents, result in a requirement for the creation of any Encumbrance over any such asset, in each case, in any way;

(ii)           conflict with any of the provisions of the documents relating to its constitution; or

(iii)         conflict with any applicable law, regulation or official or judicial order.

(b)           The Transaction Documents (or part thereof) constitute the entire agreement between the Parent and the Group in relation to the Transaction.

15.19      Structure

(a)           The Group Structure Chart (x) is a complete and accurate representation of the structure of the Parent, the Group, the Charterer and the Manager (subject to any transfer or issuance in respect of the share capital of the Borrower pursuant to any Permitted Listing or Permitted Capital Payment, any disposal or acquisition of an entity by a member of the Group in accordance with Clause 22.7 (Disposals) or Clause 22.17 (Acquisitions and Investments) respectively (including the incorporation or acquisition of a Subsidiary (whether or not being an Additional Vessel Owner or Substitute Vessel Owner at such time) by the Borrower for the purposes of any Additional Acquisition or the substitution of an existing Collateral Vessel Owner, in either case, to be made in accordance with this Agreement), or any variation otherwise expressly permitted pursuant to the Finance Documents) and (y) in relation to each Collateral Vessel Owner, shows the Collateral Vessel owned by such Collateral Vessel Owner or to be acquired pursuant to the Transaction.  From time to time upon request of the Administrative Agent, the Borrower shall promptly deliver to the Administrative Agent a revised structure chart in the form of the Group Structure Chart, as amended in order to accurately reflect the structure of the Group at such time.

(b)           Each Guarantor (excluding any Additional Vessel Owner partially owned by the Group in accordance with this Agreement) is a wholly-owned Subsidiary of the Borrower and (subject to any Permitted Listing or other transfer or (if applicable) issue of share capital in the Borrower in accordance with this Agreement) the Borrower is a wholly-owned Subsidiary of the Parent.

(c)           In the case of the Borrower, it is a Holding Company and, save as contemplated by the Transaction Documents, the Borrower has not traded or undertaken any commercial activities of any kind and has no liabilities or obligations (actual or contingent) except to the extent contemplated under the Finance Documents.

15.20      Environmental Matters

(a)           It has:

(i)            complied with all Environmental Laws to which it may be subject;

(ii)           obtained all Environmental Licences required or desirable in connection with its business; and

(iii)         complied with the terms of all such Environmental Licences,

in each case, where failure to do so would or might have a Material Adverse Effect.

(b)           There is no Environmental Claim pending or threatened against it, and to the best of its knowledge and belief there are no past or present acts, omissions, events or circumstances which could form the basis of any Environmental Claim against it, which has or may have a Material Adverse Effect.

(c)           No:

(i)            property currently or previously owned, leased, occupied or controlled by it is contaminated with any Environmentally Sensitive Material; and

(ii)           discharge, release, leaking, migration or escape of any Environmentally Sensitive Material into the Environment has occurred or is occurring on, under or from that property,

in each case, in circumstances where the same would or might have a Material Adverse Effect.

15.21      Necessary Authorisations

The Necessary Authorisations required by it, are in full force and effect, and it is in compliance with the material provisions of each such Necessary Authorisation relating to it and, to the best of its knowledge, none of the Necessary Authorisations relating to it are the subject of any pending or threatened proceedings or revocation.

15.22      Intellectual Property

(a)           The Intellectual Property Rights owned by or licensed to it are all the material Intellectual Property Rights required by it in order to carry out, maintain and operate its business, properties and assets, and so far as it is aware, it does not infringe, in any way any Intellectual Property Rights of any third party save, in each case, where the failure to own or license the relevant Intellectual Property Rights or any infringement thereof will not have a Material Adverse Effect.

(b)           So far as it is aware, it and each of its Subsidiaries has taken all reasonable formal and procedural actions (including payment of fees) required to maintain any registered

Intellectual Property Rights owned by it, which are material in the context of the Group Business or which are required by it (or such Subsidiary) in order for it (or such Subsidiary) to carry on its (or such Subsidiary’s) business in all material respects and such formal and procedural actions are in full force and effect.

15.23      Ownership of Assets

Save to the extent disposed of without breaching the terms of any of the Finance Documents with effect from and after the date of this Agreement, it and each of its Subsidiaries has good title to or valid leases or licences of or is otherwise entitled to use and permit other members of the Group to use all assets necessary to conduct the Group Business taken as a whole as it is conducted at the date of this Agreement.

15.24      Payment of Taxes

It:

(a)           has paid all taxes imposed upon it or its assets within the time period allowed therefor without incurring tax penalties or creating any Encumbrance;

(b)           is not overdue in the filing of any tax returns; and

(c)           has no claims which are being, or are reasonably likely to be, asserted against it with respect to taxes which might have a Material Adverse Effect,

save to the extent it can demonstrate to the satisfaction of the Administrative Agent that the same are being contested in good faith on the basis of appropriate professional advice.

15.25      Security Documents

It is the legal and beneficial owner of all assets and other property which it purports to charge, mortgage, pledge, assign or otherwise secure pursuant to each Security Document and those Security Documents to which it is a party create and give rise to valid and effective Encumbrances of the nature and having the ranking expressed in those Security Documents.

15.26      Insurance

Each member of the Group is adequately insured in full compliance with the provisions of Clause 18 (Insurance).

15.27      Private & Commercial Acts

Its execution of the Finance Documents to which it is party constitutes, and its exercise of its rights and performance of its obligations under this Agreement will constitute, private and commercial acts done and performed for private and commercial purposes.

15.28      Centre of Main Interests

Its Centre of Main Interests is Bermuda.

15.29      EC Regulation

On the date of this Agreement and on each day on which the Finance Documents (or any of them) are in force and/or any amount due and payable thereunder remains unpaid, in relation to the drawdown by the Borrower of each of the Advances, the performance and discharge of its obligations and liabilities under this Agreement or any of the other Finance Documents and the transactions and other arrangements effected or contemplated hereby or thereby, it is acting for its own account and the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

15.30      Financial Assistance

All payments and provision of guarantees, security and other assistance by and/or between members of the Parent Group made under the Transaction Documents have been and will be made in compliance with applicable local laws and regulations concerning financial assistance by a company for the acquisition of or subscription for its own shares or the shares of its parent or any other company (including Isle of Man law, in respect of the execution of the Finance Documents by each of Oscilla Shipping Limited and Golden Current Limited and the performance of their respective obligations thereunder (and the payment of the Purchase Price in relation to such Collateral Vessel Owners)).

15.31      Repetition

Except as otherwise indicated, each of the representations in this Clause 15 (Representations and Warranties) is deemed to be made by each Obligor making such representation on the date of this Agreement in relation to itself and by the Borrower in relation to itself and the other members of the Parent Group (if applicable) by reference to the facts and circumstances then existing on:

(a)           each Drawdown Date and on the first day of each Interest Period; and

(b)           in the case of any Acceding Guarantor on the day the same becomes (or if earlier, is required to have become) an Acceding Guarantor.

16.          FINANCIAL INFORMATION

16.1        Financial Statements

The Borrower shall provide to the Administrative Agent in sufficient copies for all the Lenders as soon as the same become available, but in any event within 180 days after the end of each of its or the Parent Group’s financial years (as applicable), the audited consolidated financial statements for such financial year (in respect of the Group and the Parent Group), in each case, audited by an internationally recognised firm of independent auditors licensed to practise in the jurisdiction of incorporation of the Parent and the Borrower, and accompanied by the related auditor’s report (and as soon as they become available but in any event within 60 days after the end of each Financial Quarter, unaudited consolidated quarterly financial statements of the Group and the Parent Group, in each case, relating to such Financial Quarter).

16.2        Annual Budget

On the first Business Day following the commencement of each financial year of the Borrower commencing 2005, the Borrower shall deliver to the Administrative Agent in form and substance satisfactory to it a budget (including inter alia a profit and loss account, balance sheet and cash flow projection) (an “Annual Budget”) in respect of the Group for such financial year.

16.3        Other Information

(a)           The Borrower shall and shall procure that each of the other members of the Parent Group shall from time to time promptly on the request of the Administrative Agent, provide the Administrative Agent with such information about the Group Business and financial condition of the Parent Group or any member of the Parent Group (including such member’s business, where applicable) as the Administrative Agent may require (including in relation to the corporate and capital structure of the Group, any member of the Group, the Parent, the Charterer or the Manager).

(b)           Promptly upon the Administrative Agent’s request, the Borrower shall supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent in order for the Administrative Agent to carry out and be satisfied with the results of all necessary “know your client” or other checks in relation to the identity of any person, that it is required to carry out in relation to the transactions contemplated by the Finance Documents.

16.4        Compliance Certificates

(a)           The Borrower shall ensure that each set of financial statements delivered by it pursuant to Clause 16.1 (Financial Statements) or otherwise pursuant to this Agreement is accompanied by a Compliance Certificate signed by its chief financial officer confirming compliance with the financial covenants set out in Clause 17 (Financial Condition) (in the case of any financial statements of the Group) and Clause 9.5(a) of the Deed of Undertaking (in the case of any financial statements of the Parent Group) and (in each case) the absence of any Default as at the end of such financial year or Financial Quarter (as the case may be) to which such financial statements relate.

(b)           Without prejudice to Clause 21.13 (Access to Records), if, in the reasonable opinion of an Instructing Group, a breach of any provision of Clause 17 (Financial Condition) or Clause 9.5(a) of the Deed of Undertaking has occurred or is reasonably likely to occur, the Administrative Agent shall be entitled to (i) call for a full independent audit and investigation of the financial position of any member of the Parent Group at the Borrower’s expense and (ii) have access, together with its accountants and other professional advisers (with or without prior notice), during normal business hours, to the assets, books and records of any member of the Parent Group and to inspect the same.

16.5        Notifications

The Borrower shall furnish or procure that there shall be furnished to the Administrative Agent:

(a)           promptly, documents required to be despatched by the Borrower, the Manager, the Charterer or any other member of the Parent Group (other than the Parent) to the Parent or any other person being a shareholder of the Borrower, the Manager, the Charterer or such member of the Parent Group (as the case may be) from time to time in their capacity as shareholder and all documents relating to the financial obligations of any Obligor, the Manager, the Charterer or such member of the Parent Group (as the case may be) despatched by or on behalf of such person to its creditors generally (in their capacity as creditors) (including, without limitation, any notifications or documents relating to any Finance Document or Senior Note Document);

(b)           promptly, such further information regarding any Collateral Vessel, its Earnings or Insurances or the financial condition, business and operations of any member of the Parent Group as any Finance Party (through the Administrative Agent) may reasonably request;

(c)           as soon as the same are instituted or, to its knowledge, threatened, details of any litigation, arbitration or administrative proceedings involving any member of the Parent Group (including proceedings relating to any alleged or actual breach of the ISM Code) which, if adversely determined, would or might have a Material Adverse Effect;

(d)           written details of any Default forthwith upon becoming aware of the same and of all remedial steps being taken and proposed to be taken in respect of that Default; and

(e)           promptly upon receipt of a request by the Administrative Agent, a certificate signed by a director or its chief financial officer on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying such Default and the steps, if any, being taken to remedy the same).

17.          FINANCIAL CONDITION

17.1        Financial Condition

At all times (or as otherwise stated), the financial condition of the Group, as evidenced by the financial statements provided pursuant to Clause 16.1 (Financial Statements) shall be such that:

(a)           Minimum Liquidity

Free and available Cash in respect of the Group shall be at least $25,000,000.

(b)           Minimum Working Capital

Consolidated Working Capital on the last day of each Financial Quarter of the Borrower shall be no less than zero.

(c)           Minimum Equity Ratio

The Equity Ratio on the last day of each Financial Quarter of the Borrower shall be at least 20%.

17.2        Calculation on Pro Forma Basis

All calculations of the financial covenants set out in Clause 17.1 (Financial Condition) and the financial definitions used in this Agreement shall be made on a pro forma basis giving effect to all material acquisitions and/or dispositions made during the relevant period of calculation based on the actual historical financial results of the items being acquired or disposed of.

18.          INSURANCE

18.1        Definitions

In this Clause 18 (Insurance):

“excess risks” means, in relation to any Collateral Vessel, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Collateral Vessel in consequence of its insured value being less than the value at which that Collateral Vessel is assessed for the purpose of such claims;

“obligatory insurances” means, in relation to any Collateral Vessel, all insurances effected, or which the Guarantor which owns that Collateral Vessel is obliged to effect, under this Clause 18 (Insurance) or any other provision of this Agreement or of another Finance Document;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a member of the International Group of Protection and Indemnity Associations, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies entered into pursuant to Clause 18.2(a) (Maintenance of Obligatory Insurances) by reason of the incorporation into them of clause 8 of the Institute Time Clauses (Hulls)(1/10/83) or (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision; and

“war risks”  includes the risk of mines and all risks excluded from hull and machinery marine risk policies (entered into pursuant to Clause 18.2(a) (Maintenance of Obligatory Insurances)) by clause 23 of the Institute Time Clauses (Hulls)(1/10/83) or clause 24 of the Institute Time Clauses (Hulls) (1/11/1995) or any equivalent provision.

18.2        Maintenance of Obligatory Insurances

Each Guarantor shall (and the Borrower shall procure that each Guarantor shall) keep the Collateral Vessel owned by it insured at its own expense against:

(a)           fire and usual marine risks (including hull and machinery and excess risks);

(b)           war risks (with terrorism and war protection and indemnity risks);

(c)           protection and indemnity risks; and

(d)           any other risks against which the Security Trustee considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for each Guarantor to insure and which are specified by the Security Trustee by notice to that Guarantor or the Borrower.

18.3        Terms of Obligatory Insurances

Each Guarantor shall (and the Borrower shall procure that each Guarantor shall) effect such insurances:

(a)           in dollars;

(b)           in respect of the Collateral Vessels, in the case of fire and usual marine risks and war risks, in an amount (calculated on an agreed value basis) equal to at least (i) 110% of the Applicable Outstanding Amount relating to such Collateral Vessel, or if greater (ii) the Individual Collateral Value of such Collateral Vessel; and

(c)           in the case of protection and indemnity cover, including pollution liability risks, for an aggregate amount equal to the highest amount in respect of which cover is ordinarily available from protection and indemnity associations which are members of the International Group of Protection and Indemnity Associations and in the international marine insurance market;

(d)           in relation to protection and indemnity risks in respect of the Collateral Vessel’s full tonnage;

(e)           on terms approved by the Security Trustee; and

(f)            through approved brokers and with approved insurance companies; and/or

(g)           underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

18.4        Further Protection for Finance Parties

In addition to the terms set out in Clause 18.3 (Terms of Obligatory Insurances), each Guarantor shall (and the Borrower shall procure that each Guarantor shall) procure that the obligatory insurances effected by it shall:

(a)           whenever the Security Trustee requires, other than the obligatory insurances in respect of protection and indemnity risks, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the

Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b)           name (or be amended to name) the Security Trustee as a joint assured in respect of protection and indemnity risks (but without, as between the Security Trustee and the Guarantor, liability on the part of the Security Trustee for premiums, calls or contributions);

(c)           in the case of the obligatory insurances in respect of marine risks and war risks, be endorsed by way of a loss payable clause in the relevant form set out in the relevant Security Document;

(d)           in the case of the obligatory insurances in respect of protection and indemnity risks provide for moneys payable thereunder to be paid in accordance with a loss payable clause in the relevant form set out in the relevant Security Document, and in any case in reimbursement of the assured which has settled the liability to which the relevant claim relates or, if so agreed by the relevant insurers, to be paid directly to the person to whom the liability was incurred in respect of which the relevant money was paid.

(e)           provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set off, counterclaim or deductions or condition whatsoever;

(f)            provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Finance Party; and

(g)           provide that the Security Trustee may make proof of loss if the Guarantor concerned fails to do so.

18.5        Renewal of Obligatory Insurances

Each Guarantor shall (and the Borrower shall procure that each Guarantor shall):

(a)           at least 21 days before the expiry of any obligatory insurance effected by it:

(i)            notify the Security Trustee of the brokers (or other insurers) and any protection and indemnity or war risks association through or with which that Guarantor proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)           obtain the Security Trustee’s approval to the matters referred to in paragraph (a) (i) above;

(b)           at least 14 days before the expiry of any obligatory insurance effected by it, renew that obligatory insurance in accordance with the Security Trustee’s approval pursuant to paragraph (a) above; and

(c)           procure that the approved brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected and promptly after the renewal notify the Security Trustee in writing of the renewal and provide copies of terms and conditions of the renewal.

18.6        Copies of Policies and Letters of Undertaking

Each Guarantor shall (and the Borrower shall procure that each Guarantor shall) ensure that all approved brokers (i) provide the Security Trustee with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters of undertaking in the form customarily provided by the relevant broker or hull and/or war underwriters acceptable to the Security Trustee and (ii) in the case of any Guarantor being a Collateral Vessel Owner, undertake to the Security Trustee and the Administrative Agent that they will:

(a)           endorse on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 18.4 (Further Protection for Finance Parties);

(b)           hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with such loss payable clause;

(c)           advise the Security Trustee immediately of any material change to the terms of the obligatory insurances and/or any non-payment by the relevant Guarantor of any premiums or other sums;

(d)           notify the Security Trustee, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from that Guarantor or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions; and

(e)           not set off against any sum recoverable in respect of a claim relating to the Collateral Vessel owned by that Guarantor under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Collateral Vessel or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Collateral Vessel forthwith upon being so requested by the Security Trustee.

18.7        Copies of Certificates of Entry

Each Guarantor shall (and the Borrower shall procure that each Guarantor shall) ensure that any protection and indemnity and/or war risks associations in which the Collateral Vessel owned by it is entered, provides the Security Trustee with:

(a)           a certified copy of the certificate of entry for that Collateral Vessel;

(b)           in the case of a Collateral Vessel, a letter or letters of undertaking in the form customarily provided by the relevant protection and indemnity club acceptable to the Security Trustee; and

(c)           a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to such Collateral Vessel.

18.8        Deposit of Original Policies

Each Guarantor shall (and the Borrower shall procure that each Guarantor shall) ensure that all original slips, cover notes, certificates of entry, policies and other instruments of insurance relating to obligatory insurances effected by it from time to time are deposited in accordance with market practice with the approved brokers through which the insurances are effected or renewed.

18.9        Payment of Premiums

Each Guarantor shall (and the Borrower shall procure that each Guarantor shall) punctually pay all premiums, calls, contributions, or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Administrative Agent or the Security Trustee.

18.10      Required Guarantees

Each Guarantor shall (and the Borrower shall procure that each Guarantor shall) ensure that any guarantees and/or indemnities required by a protection and indemnity or war risks association from time to time are promptly issued, executed and delivered and remain in full force and effect.

18.11      Compliance with Terms of Insurances

No Guarantor shall (and the Borrower shall procure that no Guarantor shall) do (or permit to be done) or omit to do any act or thing which would or might enable cancellation of any obligatory insurance or render any obligatory insurance invalid, void, voidable or unenforceable or render any sum paid under any obligatory insurance repayable in whole or in part and in particular:

(a)           each Guarantor shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in paragraph (c) of Clause 18.6 (Copies of Policies and Letters of Undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior written approval;

(b)           no Guarantor shall make any changes relating to the classification or classification society or manager or operator of the Collateral Vessel owned by it except as approved by the underwriters of the obligatory insurances and the Administrative Agent;

(c)           each Guarantor shall (and the Borrower shall procure that each Guarantor shall) make all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Collateral Vessel owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation);

(d)           no Guarantor shall (and the Borrower shall procure that no Guarantor shall) do any act or voluntarily suffer or permit any act to be done whereby any obligatory insurances shall or may be suspended or avoided and no Guarantor shall (and the Borrower shall procure that no Guarantor shall) employ the Collateral Vessel owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the relevant insurers and complying with any requirements (as to extra premium or otherwise) which such insurers specify; and

(e)           each Guarantor shall (and the Borrower shall procure that each Guarantor shall) procure that all amounts payable under the obligatory insurances are paid in accordance with the relevant loss payable clause.

18.12      Alteration to Terms of Insurances

No Guarantor shall (and the Borrower shall procure that no Guarantor shall) either make or agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

18.13      Settlement of Claims

No Guarantor shall (and the Borrower shall procure that no Guarantor shall) without the prior written consent of the Security Trustee settle, compromise, abandon any claim, give notice of abandonment of a Collateral Vessel and/or claim a constructive Total Loss under any obligatory insurance for Total Loss or for a Major Casualty, and each Guarantor shall (and the Borrower shall procure that each Guarantor shall) do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

18.14      Provision of Insurance Information

Each Guarantor shall (and the Borrower shall procure that each Guarantor shall) promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) requests for the purpose of:

(a)           obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)           effecting, maintaining or renewing such insurances as are referred to in Clause 18.15 Mortgagee’s Interest Insurance Additional Perils Insurances) or dealing with or considering any matters relating to any such insurances, and each Guarantor shall (and the Borrower shall procure that each Guarantor shall), forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a) above.

18.15      Mortgagee’s Interest Insurance Additional Perils (Pollution)

The Security Trustee shall be entitled from time to time to effect, maintain and renew a mortgagee’s interest insurance additional perils insurance policy in such amounts, on such terms, through such insurers and generally in such manner as the Security Trustee may from time to time consider appropriate and the Borrower shall upon demand fully indemnify the Security Trustee in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

18.16      Bareboat Charter Insurance

In respect of any Collateral Vessel being subject to a Relevant Bareboat Charter or other demise charter, the Guarantor which is the owner of that Collateral Vessel shall (and the Borrower shall procure that such Guarantor shall):

(a)           require, in a manner satisfactory to the Security Trustee, that the bareboat charterer of that Collateral Vessel comply in all respects with the provisions of this Clause 18 (Insurance) in respect of the Insurances relating to that Collateral Vessel; and

(b)           require that such bareboat charterer assign to the Security Trustee all of its rights title and interest in and to the Insurances relating to that Collateral Vessel upon terms satisfactory to the Security Trustee.

18.17      Changes to Insurances

If following a review of the Insurances relating to any Collateral Vessel, the Security Trustee determines that such Insurances are inadequate to protect the Finance Parties’ interest in the Collateral Vessel by reason of changes to the insurance market (other than changes permitted by this Clause 18 (Insurance)) having regard to comparable insurances effected by owners and operators of vessels of a similar type and age to the relevant Collateral Vessel, the Security Trustee may by notice to the Guarantor require the Guarantor to promptly take such actions as in the reasonable opinion of the Security Trustee are necessary to remedy such inadequacies, in which case, the relevant Guarantor shall at its own cost procure that such actions are taken accordingly and promptly.

19.          COLLATERAL VESSELS

19.1        Collateral Vessels’ Names and Registration

Each Guarantor shall (and the Borrower shall procure that each Guarantor shall):

(a)           not change the registered name or flag of any Collateral Vessel other than, in each case, with the prior consent of the Administrative Agent (such consent not to be unreasonably withheld) provided that:

(i)            in relation to any Collateral Vessel currently flagged at the Norwegian International Ship Register or in Singapore, such Collateral Vessel may be changed to a Marshall Island flag;

(ii)           prior to or immediately upon any change to the existing name or flag of a Collateral Vessel, the Borrower shall provide to the Administrative Agent such security and subordination documents and as soon as practicable thereafter, such other documents, in each case, as the Administrative Agent may require in connection with such change of name or flag; and

(iii)         notwithstanding the foregoing paragraph (a)(i) of this Clause 19.1, on or after 31 December 2004, any change to a flag or name of a Collateral Vessel shall require the prior consent of an Instructing Group;

(b)           not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and

(c)           at its cost and expense, ensure that the interest of the Finance Parties in the Collateral Vessel is duly noted or reported to the maximum extent permitted by applicable law with the registry where such Collateral Vessel is registered.

19.2        Repair and Classification

Each Guarantor shall (and the Borrower shall procure that each Guarantor shall) keep and maintain at its own expense the Collateral Vessel owned by it in a seaworthy condition, in good running order and repair and in a good and safe condition:

(a)           consistent with first class ship ownership and management practice;

(b)           so as to maintain that Collateral Vessel’s present class (in accordance with Clause 18.11 (b) (Compliance with Terms of Insurances)) with its present classification society, free of overdue recommendations and conditions affecting that Collateral Vessel’s class; and

(c)           so as to comply, at all times, with all laws and regulations applicable in the jurisdiction in which it is registered or to vessels trading to any jurisdiction to which that Collateral Vessel may trade from time to time, including but not limited to the ISM Code and take all such action as is necessary to ensure that each Guarantor receives certification of compliance with such Code.

19.3        Classification Society Undertaking

Each Guarantor shall (and the Borrower shall procure that each Guarantor shall) instruct the classification society referred to in Clause 19.2 (Repair and Classification) (and procure that classification society undertakes with the Security Trustee):

(a)           to send to the Security Trustee, following receipt of a written request from the Security Trustee, certified true copies of all original class records held by that classification society in relation to the Collateral Vessel owned by it;

(b)           without prejudice to the generality of Clause 21.13 (Access to Records), to allow the Security Trustee (or its representatives), at any time and from time to time, to inspect the original class and related records of that Guarantor and that Collateral Vessel at the offices of that classification society and to take copies of them;

(c)           to notify the Security Trustee immediately in writing if that classification society:

(i)            receives notification from that Guarantor or any person that that Collateral Vessel’s classification society is to be changed; or

(ii)           becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of that Collateral Vessel’s class under the rules or terms and conditions of that Guarantor’s or that Collateral Vessel’s membership of that classification society;

(d)           following receipt of a written request from the Security Trustee:

(i)            to confirm that that Guarantor is not in default of any of its contractual obligations or liabilities to that classification society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the classification society; or

(ii)           if that Guarantor is in default of any of its contractual obligations or liabilities to that classification society, to specify to the Security Trustee in reasonable detail the facts and circumstances of such default, the consequences of such default and any remedy period agreed or allowed by that classification society.

19.4        Modification of Collateral Vessels

No Guarantor shall (and the Borrower shall procure that no Guarantor shall) make any modification or repairs to, or replacement of, the Collateral Vessel owned by it or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Collateral Vessel or materially reduce its value.

19.5        Removal of Parts

No Guarantor shall (and the Borrower shall procure that no Guarantor shall) remove any material part of the Collateral Vessel owned by it, or any item of equipment installed on, that Collateral Vessel unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition and value as or better condition and value than the part or item removed, is free from any Encumbrance in favour of any person other than the Security Trustee and becomes on installation on that Collateral Vessel the property of the Guarantor concerned and subject to the security constituted by the Mortgage (if any) relating to such Collateral Vessel provided that, a Guarantor or any person on its behalf or under its instruction may not install equipment owned by a third party unless the equipment can be removed without any risk of damage to the Collateral Vessel owned by it.

19.6        Surveys

Each Guarantor shall (and the Borrower shall procure that each Guarantor shall) submit the Collateral Vessel owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Security Trustee, provide the Security Trustee with copies of all survey reports.

19.7        Inspection and Documentation

Each Guarantor shall (and the Borrower shall procure that each Guarantor shall) permit the Security Trustee (acting through surveyors or other persons appointed by it for that purpose) to board and have full and complete access to the Collateral Vessel owned by it and its cargo to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections and procure that all documentation required to be on board the Collateral Vessel in compliance with all applicable laws or regulations and the terms of the Transaction Documents is at all times on such Collateral Vessel.

19.8        Prevention of and Release from Arrest

Each Guarantor shall (and the Borrower shall procure that each Guarantor shall) promptly discharge:

(a)           all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Collateral Vessel owned by it, its Earnings or Insurances;

(b)           all taxes, dues and other amounts charged in respect of the Collateral Vessel owned by it, its Earnings or Insurances; and

(c)           all other outgoings whatsoever in respect of the Collateral Vessel owned by it, its Earnings or Insurances,

and, forthwith upon receiving notice of the arrest of the Collateral Vessel owned by it, or of its detention in exercise or purported exercise of any lien or claim, that Guarantor shall (and the Borrower shall procure that such Guarantor shall) immediately notify the Security Trustee of such arrest and procure its release by providing bail or otherwise as the circumstances may require.

19.9        Actions of Guarantor

No Guarantor shall (and the Borrower shall procure that no Guarantor shall), at any time:

(a)           abandon a Collateral Vessel (or any material part thereof);

(b)           represent or hold out any of the Finance Parties as carrying goods or passengers on the Collateral Vessel owned by it or as being in any way connected or associated with any operation or carriage (whether for hire or otherwise) undertaken in respect of such Collateral Vessel;

(c)           pledge the credit of any of the Finance Parties for any maintenance, service, repairs, dry-docking or modification to any Collateral Vessel or for any other purpose whatsoever; or

(d)           sell or purport to sell or execute a bill of sale of any Collateral Vessel or any interest therein.

19.10      Compliance with Laws

Each Guarantor shall (and the Borrower shall procure that each Guarantor shall):

(a)           comply, or procure compliance with the ISM Code, all other Environmental Laws and all other laws or regulations relating to the Collateral Vessel owned by it, its ownership, operation, use, maintenance and management or to the business of that Guarantor and obtain and comply with all Environmental Licences required or desirable in connection with the business it carries on;

(b)           not employ the Collateral Vessel owned by it nor allow its employment in any manner contrary to any Law in any relevant jurisdiction including but not limited to the ISM Code;

(c)           in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Collateral Vessel owned by it to enter or trade to any zone which is declared a war zone by any government or by that Collateral Vessel’s war risks insurers unless that Guarantor has (at its expense) effected any special, additional or modified insurance cover which the Security Trustee and the war risks insurers may require;

(d)           promptly notify the Security Trustee of any Environmental Claim pending or threatened against it and shall take such steps in relation to it as the Security Trustee may reasonably request; and

(e)           without prejudice to the foregoing provisions of this Clause 19.10, not permit or allow to occur any discharge, release, leak, migration or other escape of any Environmentally Sensitive Material into the Environment on, under or from any property owned, leased, occupied or controlled by it, where such discharge, release, leak, migration or escape would or might have a Material Adverse Effect.

19.11      Provision of Information Concerning Collateral Vessels

Each Guarantor shall (and the Borrower shall procure that each Guarantor shall) promptly provide the Security Trustee with any information which it requests regarding:

(a)           the Collateral Vessel owned by it, its employment, position and engagements;

(b)           the Earnings of the Collateral Vessel owned by it and payments and amounts due to its master and crew;

(c)           any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Collateral Vessel owned by it and any payments made by it in respect of that Collateral Vessel;

(d)           any towages and salvages affecting such Collateral Vessel; and

(e)           its compliance, the Manager’s (and any sub-manager’s) compliance and the compliance of the Collateral Vessel owned by it with the ISM Code,

and, upon the Security Trustee’s request, provide copies of any current charter relating to the Collateral Vessel owned by it, of any current guarantee of any such charter and of that Collateral Vessel’s Safety Management Certificate and any relevant Document of Compliance.

19.12      Notification of Certain Events

Each Guarantor shall (and the Borrower shall procure that each Guarantor shall) as soon as reasonably practicable notify the Security Trustee by fax, confirmed forthwith by letter, of:

(a)           any casualty to the Collateral Vessel owned by it which is or is likely to be or to become a Major Casualty;

(b)           any occurrence of an event as a result of which the Collateral Vessel owned by it has become or might, by the passing of time or otherwise, become a Total Loss;

(c)           any material requirement or recommendation made in relation to the Collateral Vessel owned by it by any insurer or classification society or by any competent authority which is not immediately complied with in accordance with its terms;

(d)           any arrest or detention of the Collateral Vessel owned by it, any exercise or purported exercise of any lien on that Collateral Vessel or its Earnings or any requisition of that Collateral Vessel for hire;

(e)           any Environmental Claim made against that Guarantor or in connection with the Collateral Vessel owned by it, or any Environmental Incident;

(f)            any claim for breach of the ISM Code being made against that Guarantor, the Manager or otherwise in connection with the Collateral Vessel owned by it;

(g)           any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code not being complied with; or

(h)           any other event in respect of a Collateral Vessel which might reasonably be expected to result in or give rise to any loss, liability or claim whatsoever,

and that Guarantor shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of that Guarantor’s, the Borrower’s, the Manager’s or any other person’s response to any of those events or matters.

19.13      Restrictions on Chartering and Appointment of Managers

(a)           No Guarantor shall (and the Borrower shall procure that no Guarantor shall), in relation to the Collateral Vessel owned or to be acquired by it (without prejudice to any Existing Time Charter or Time Charter Party):

(i)            let that Collateral Vessel under a demise charter, or permit such a charter to continue in respect of such Collateral Vessel, for any period (other than in accordance with paragraph (b) of this Clause 19.13) or enter into any time charter or voyage charter arrangement in respect of such Collateral Vessel (or permit such an arrangement to continue);

(ii)           charter that Collateral Vessel otherwise than on bona fide arm’s length terms at the time when that Collateral Vessel is fixed; and

(iii)         appoint a manager of that Collateral Vessel other than the Manager, any manager retained pursuant to an Other Management Agreement or any other person acceptable to the Administrative Agent (including any person to which the Manager has delegated some or all of its management responsibilities in relation to the Collateral Vessels in accordance with the Transaction Documents).

(b)           Prior to or immediately upon the entry into any demise charter agreement in respect of a Collateral Vessel (other than an Existing Bareboat Charter (without prejudice to the obligation of the Borrower to deliver a Tripartite Agreement and Bareboat Charter Assignment in respect of such Existing Bareboat Charter in accordance with Clause 3 (Conditions Precedent)) but including any Prospective Bareboat Charter), the Borrower shall procure the delivery to the Administrative Agent of such security and other documents as the Administrative Agent may require in connection with such demise charter agreement (including but not limited to any security documents required pursuant to Clause 18.16(b) (Bareboat Charter Insurance)).

(c)           Within 30 days following each Drawdown Date (in respect of each Collateral Vessel to which the Advance made on such Drawdown Date relates), the Borrower shall deliver to the Administrative Agent in form and substance satisfactory to it (x) copies certified as true and complete copies of each of the agreements relating to the appointment of the relevant third party manager as contemplated in sub-paragraph (a)(iii) of this Clause 19.13 and (y) a letter of undertaking or other subordination document executed by such manager in favour of the Security Trustee.

19.14      Notice of Mortgage

Each Guarantor shall (and the Borrower shall procure that each Guarantor shall), at its cost and expense, at all times keep the Mortgage registered against the Collateral Vessel owned by it as a valid first priority mortgage, carry on board that Collateral Vessel a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the master’s cabin of that Collateral Vessel a framed, printed and fireproof notice reading as follows: “This Vessel is covered by a first priority mortgage in favour of Nordea Bank Norge ASA as security trustee.  Under the terms of the said first priority mortgage neither the owner nor any charterer nor the master of the Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew’s wages or salvage.”.  Each Guarantor further agrees that it shall promptly (and in any event within 30 days) replace any such notice that becomes illegible, lost, damaged or destroyed for any reason.

19.15      Sharing of Earnings

Subject to the terms of the Transaction Documents, no Guarantor shall enter into any agreement or arrangement for the sharing of any Earnings of the Collateral Vessel owned by it, except as permitted by the Administrative Agent.

20.          COLLATERAL MAINTENANCE

20.1        Collateral Maintenance Test

The Borrower shall ensure that the Total Collateral Value is at all times equal to or greater than 140% of the Outstandings at such times (the “Collateral Maintenance Test”).

20.2        Notification

The Borrower shall notify the Administrative Agent and the Security Trustee promptly upon becoming aware of any breach of the Collateral Maintenance Test, whether by virtue of any valuation made pursuant to Clause 20.4 (Valuation of Collateral Vessels) or otherwise.

20.3        Collateral Maintenance Prepayment Amount

As soon as practicable after becoming aware of any breach of the Collateral Maintenance Test, the Administrative Agent shall (in consultation with the Security Trustee and if applicable, with reference to any information provided to it pursuant to Clause 20.4 (Valuation of Collateral Vessels)) notify the Borrower of the amount (the “Collateral Maintenance Prepayment Amount”) of the Outstandings which need to be discharged to ensure that the circumstances giving rise to such breach no longer apply and immediately upon receipt of such notice, the Borrower shall comply with its obligations under Clause 7.2 (Collateral Maintenance Test).

20.4        Valuation of Collateral Vessels

For the purposes of this Agreement, the fair market value of a Collateral Vessel on any date (the “Individual Collateral Value”) is the average of the three valuations shown in the Appraisal Package relating to such Collateral Vessel.

20.5        Quarterly Appraisal Packages

The Borrower shall provide to the Administrative Agent as soon as the same becomes available, but in any event within 30 days after the end of each Financial Quarter, a Quarterly Appraisal Package in relation to each Collateral Vessel in form and substance satisfactory to the Administrative Agent.

20.6        Updated Appraisal Package

Without prejudice to Clause 20.5 (Quarterly Appraisal Packages), the Borrower shall provide to the Administrative Agent promptly upon request of the Administrative Agent, an Updated Appraisal Package in relation to any Collateral Vessel designated by the Administrative Agent.

20.7        Appraisals Binding

Any Appraisal Package delivered pursuant to this Agreement shall be binding and conclusive as regards each of the Obligors.

20.8        Provision of Information Concerning Appraisals

The Obligors shall promptly provide the Administrative Agent and any independent appraiser with any information which the Administrative Agent or that independent appraiser may request in relation to the preparation of an Appraisal Package (or part thereof) and, if the Obligors fail to provide the information by the date specified in the relevant request, such Appraisal Package may be constituted on any basis and assumptions which each independent appraiser or the Administrative Agent considers prudent.

20.9        Commercial Management Reports

Promptly upon request of the Administrative Agent, the Borrower shall (in consultation with the Manager) provide to the Administrative Agent in form and substance satisfactory to it a commercial management report (a “Commercial Management Report”) relating to the Collateral Vessels.

21.          POSITIVE UNDERTAKINGS

21.1        Application of Advances

The Borrower shall apply the proceeds of each Advance made to it exclusively for the purposes specified in Clause 2.2 (Purposes).

21.2        Financial Assistance and Fraudulent Conveyance

Without prejudice to Clause 26.12 (Fraudulent Conveyance), each Obligor shall (and the Borrower shall procure that each member of the Group shall) ensure that all payments and provision of guarantees, security and other assistance by and between members of the Group (or between any member of the Group and any other person) have been and will be made in compliance with applicable local laws and regulations concerning fraudulent conveyance, financial assistance by a company for the acquisition of or subscription for its own shares or the shares of its parent or any other company or concerning the protection of shareholders’ capital.

21.3        Necessary Authorisations

Each Obligor shall (and the Borrower shall procure that each member of the Group shall):

(a)           obtain, comply with and do all that is necessary to maintain in full force and effect all Necessary Authorisations; and

(b)           supply certified copies to the Administrative Agent of all Necessary Authorisations.

21.4        Compliance with Applicable Laws

Each Obligor shall (and the Borrower shall procure that each member of the Group shall) comply with all applicable Laws to which it and the Collateral Vessel that it owns may be subject.

21.5        Representations Untrue

After the delivery of any Drawdown Request and before the making of the Advance requested under it, each Obligor shall (and the Borrower shall procure that each member of the Group shall) notify the Administrative Agent of the occurrence of any event of which it is aware which will cause or may reasonably be expected to cause any of the representations deemed to be repeated pursuant to Clause 15.31 (Repetition) to be untrue at or before the time of the making of such Advance.

21.6        Corporate Governance

Prior to or immediately upon a Corporate Governance Trigger, the Borrower shall procure that at least 50% of its board of directors in office following such Corporate Governance Trigger are at all times independent of the Parent.

21.7        Listing

Following the commencement of substantive preparations by the Borrower in relation to a listing of all or a portion of the share capital of the Borrower on the New York Stock Exchange, the Borrower shall provide the Administrative Agent on demand with such information and other assurances relating to the same as it may require for the purposes of determining whether such listing will constitute a Permitted Listing for the purposes of this Agreement.

21.8        Infringement of Intellectual Property

Each Obligor shall (and the Borrower shall procure that each member of the Group shall):

(a)           notify the Administrative Agent promptly of any infringement or suspected infringement or any challenge to the validity of any of the present or future Intellectual Property Rights owned, used or exploited by it which may come to its notice and supply the Administrative Agent with all information in its possession relating thereto if the same might have a Material Adverse Effect and take all necessary steps (including, without limitation, the institution of legal proceedings) to prevent third parties infringing such Intellectual Property Rights to the extent that failure to do so might have a Material Adverse Effect;

(b)           take all necessary action to safeguard and maintain its rights, present and future, in or relating to all Intellectual Property Rights owned, used or exploited by it to the extent that failure to do so might have a Material Adverse Effect (in each case including, without limitation, paying all applicable renewal fees, licence fees and other outgoings in connection with the same); and

(c)           not enter into any licence or other agreement or arrangement in respect of Intellectual Property Rights other than on normal arms’ length commercial terms and comply with all licences to it of any Intellectual Property Rights in each case to the extent that failure to do so might have a Material Adverse Effect.

21.9        Ranking of Claims

Each Obligor shall (and the Borrower shall procure that each member of the Group shall) ensure that at all times the claims of the Finance Parties against it under the Finance Documents rank at least pari passu with the claims of all its unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or similar laws of general application.

21.10      Pay Taxes

Each Obligor shall (and the Borrower shall procure that each member of the Group shall), file all tax returns on time and pay and discharge all taxes and governmental charges payable by or assessed upon it or any Collateral Vessel prior to the date on which the same become overdue (and without causing any Encumbrance to be created), save to the extent the relevant Obligor can demonstrate to the satisfaction of the Administrative Agent that the same are being contested in good faith on the basis of appropriate professional advice and that adequate reserves have been established therefor in accordance with GAAP and does not involve any material risk of the sale, forfeiture or loss of any Collateral Vessel or any adverse effect or any criminal liability on the part of any member of the Parent Group or any Finance Party.

21.11      Hedging

The Borrower shall:

(a)           within 3 Business Days following the date of this Agreement, enter into and maintain interest rate hedging arrangements and confirmations with Hedge Counterparties to limit the Group’s exposure to adverse movements in interest rates in relation to the Facility;

(b)           ensure that such arrangements and confirmations are entered into in the form of Acceptable Hedging Agreements (subject to such amendments as the relevant Hedge Counterparty may require, provided that the Borrower shall ensure that (x) in each case, such arrangements cover an approximate period of 5 years from the Initial Borrowing Date and (y) in aggregate, are in respect of not less than $500,000,000 of the Outstandings which will be applicable upon full utilisation of the Facility); and

(c)           promptly provide the Administrative Agent with certified true copies of each such Hedging Agreement entered into.

21.12      Business Systems

Each Obligor shall ensure that the equipment and systems associated with the Group Business and each member of the Group are designed, constructed, completed, tested, commissioned, equipped, operated and maintained in all material respects in accordance with:

(a)           all Necessary Authorisations;

(b)           all applicable Laws; and

(c)           good practice in the shipping industry.

21.13      Access to Records

Each Obligor shall (and the Borrower shall procure that each member of the Group shall), at reasonable times and on reasonable prior notice subject only to the provision of any confidentiality undertaking required by such Obligor (acting reasonably), afford the Administrative Agent or any Finance Party, any professional adviser to the Administrative Agent or such Finance Party, or other representative and/or contractor of the Administrative Agent or such Finance Party (an “Inspecting Party”) access to, and permit such Inspecting Party to inspect or observe, such part of the Group Business as is owned or operated by such Obligor and to have access to books, records, accounts, documents, computer programmes, data or other information in the possession of or available to such Obligor or member of the Group and to take such copies as may be considered appropriate by such Inspecting Party.

21.14      Further Assurance

(a)           Each Guarantor being a Collateral Vessel Owner shall (and the Borrower shall procure that each such Guarantor shall) at its own expense, promptly take all such action as the Administrative Agent or the Security Trustee may require for the purpose of perfecting or protecting any Finance Party’s rights with respect to the Encumbrances intended to be created or evidenced by the Security Documents.

(b)           At any time whilst there is a continuing Default each Obligor which is a Collateral Vessel Owner shall execute and deliver to the Security Trustee such additional Security Documents in such form and in relation to such assets as the Security Trustee may require.

21.15      Compliance with Transaction Documents

The Borrower and each Obligor shall procure the prompt compliance by the Parent, the Charterer and the Manager with each of the provisions of the Transaction Documents to which the Parent, the Charterer or the Manager (as the case may be) are a party.

22.          NEGATIVE UNDERTAKINGS

22.1        Negative Pledge

No Obligor shall (and the Borrower shall procure that no member of the Group shall), without the prior written consent of an Instructing Group (or in the case of any Encumbrance in respect of the Senior Notes, all the Lenders), create or permit to subsist any Encumbrance over all or any of its present or future revenues or assets, other than Permitted Encumbrances or any Encumbrances to be released in accordance with Clause 4.1 (e)(ii) (Conditions to Drawdown) (but including any such Encumbrances not released in accordance with such Clause).

22.2        Loans

No Obligor shall (and the Borrower shall procure that no member of the Group shall), without the prior written consent of an Instructing Group, be the creditor in respect of any Financial Indebtedness.

22.3        Financial Indebtedness

No Obligor shall (and the Borrower shall procure that no member of the Group shall), without the prior written consent of an Instructing Group incur, create or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness other than:

(a)           Financial Indebtedness outstanding under the Finance Documents or the Senior Note Documents;

(b)           subject to Clause 22.4 (c) (Guarantees) and to Clause 23 (Acceding Guarantors), Financial Indebtedness incurred by any member of the Group for the purposes of funding an Additional Acquisition or Financial Indebtedness incurred in relation to the Additional Vessel acquired pursuant to such Additional Acquisition by virtue of a sale and lease-back transaction as contemplated under Clause 22.7(b)(v) (Disposals), provided that (at all times) the amount of such Financial Indebtedness does not exceed 70% of the value (as determined by the Administrative Agent in consultation with the Borrower) of such Additional Vessel; and

(c)           Financial Indebtedness to be discharged in accordance with Clause 4.1 (e)(i) (Conditions to Drawdown), provided that such Financial Indebtedness is discharged, in full, on or prior to 31 March 2004.

22.4        Guarantees

No Obligor shall (and the Borrower shall procure that no member of the Group shall) grant or agree to grant or permit to subsist any guarantee other than:

(a)           guarantees, indemnities or performance bonds given in the ordinary course of the Group Business;

(b)           guarantees contained in the Finance Documents or the Senior Note Documents;

(c)           subject to Clause 23 (Acceding Guarantors), guarantees in respect of Financial Indebtedness of itself or any other member of the Group which is contemplated and permitted under Clause 22.3(b) (Financial Indebtedness); or

(d)           guarantees in respect of any Financial Indebtedness to be discharged in accordance with Clause 4.1 (e)(i) (Conditions to Drawdown) to the extent such Financial Indebtedness is permitted pursuant to Clause 22.3 (c) (Financial Indebtedness).

22.5        Dividends, Distributions and Share Capital

Other than (in the case of the Borrower) pursuant to (x) a Permitted Capital Payment (but without prejudice to Clause 7.3 (Change of Control)), or (y) an Equity Conversion in accordance with the Deed of Undertaking, no Obligor shall (and the Borrower shall procure that no member of the Group shall):

(a)           (i)            declare, make or pay any dividend (or interest on any unpaid dividend), charge, fee or other distribution (whether in cash or in kind) on or in respect of any of its shares or redeem any preference shares; or

(ii)           repay or distribute any share premium account;

save (in the case of paragraph (i) above) to the extent that payment of such dividend or other distribution is made in order to facilitate the making of payments required pursuant to the terms of the Finance Documents; or

(b)           (i)            redeem, repurchase, defease, retire or repay any of its share capital, or resolve to do so;

(ii)           issue any warrants, notes or bonds which are convertible into shares;

(iii)         issue any shares which by their terms are redeemable; or

(iv)          issue any share capital to any person (other than pursuant to the incorporation of a Substitute Vessel Owner as a wholly-owned Subsidiary of the Borrower or in connection with an Additional Acquisition to be made in accordance with this Agreement).

22.6        Amendments to Documents

No Obligor shall (and the Borrower shall procure that no member of the Group shall), without the prior written consent of an Instructing Group, amend, supplement, supersede or waive (by way of express consent or otherwise):

(a)           subject to Clause 21.11(b) (Hedging), any term of any Transaction Document; or

(b)           its by-laws or other constitutional documents or enter into any agreements or arrangements with the Parent,

or purport to release or limit any of the obligations of the Parent, the Manager, the Charterer or any Obligor under any Transaction Document (except to the extent expressly permitted under the Finance Documents).

22.7        Disposals

No Obligor shall (and the Borrower shall procure that no member of the Group shall), without the prior written consent of an Instructing Group or except as expressly permitted under the Finance Documents, either in a single transaction or in a series of transactions, sell, transfer, lease or otherwise dispose of:

(a)           any shares in any of its Subsidiaries (other than (x) in a Collateral Vessel Owner to the extent that the applicable Collateral Vessel has been transferred to a Substitute Vessel Owner in accordance with this Agreement or (y) without prejudice to Clause 7.3 (Change of Control), pursuant to a Permitted Capital Payment);

(b)           all or any part of its revenues, assets, other shares, business or undertakings (including its Earnings or Insurances in respect of any Collateral Vessel) other than:

(i)            the expenditure of cash in the ordinary course of the Group Business, on arms’ length terms;

(ii)           the lending of cash and the repayment of cash lent or credit provided in compliance with or as expressly permitted by the terms of the Finance Documents;

(iii)         the payment of fees, interest (including any coupon) and expenses under the Finance Documents or the Senior Note Documents (and any other amounts payable by the Borrower expressly under the terms of any Hedge Agreement entered into by it in accordance with this Agreement);

(iv)          disposals of Cash Equivalent Investments on arms’ length terms; or

(v)            the disposal of any Additional Vessel acquired in accordance with this Agreement, including on terms whereby such asset is or may be leased to or reacquired or acquired by any member of the Group; or

(c)           any Collateral Vessel, other than (x) a disposal of a Collateral Vessel owned by a Collateral Vessel Owner incorporated in Singapore to a Substitute Vessel Owner incorporated in Liberia in accordance with this Agreement or (y) a disposal of any other Collateral Vessel by a Collateral Vessel Owner to a Substitute Vessel Owner in accordance with this Agreement, subject (in the case of (y)) to the prior consent of the Administrative Agent, which shall not be unreasonably withheld (and, in the case of (x) and (y), the provision, prior to or immediately upon such disposal, of such security, subordination and other documents in respect of the relevant Collateral Vessel as the

Administrative Agent may require), provided that, on or after 31 December 2004, any disposal of a Collateral Vessel to a Substitute Vessel Owner shall require the prior consent of an Instructing Group,

provided that, all such sales, transfers, leases or other disposals as are referred to in and permitted by paragraph (b) above shall be made only for cash consideration payable in full at the time of disposal.

22.8        Change of Business

No Obligor shall (and the Borrower shall procure that no member of the Group shall), without the prior written consent of an Instructing Group or save as otherwise expressly permitted by the terms of the Finance Documents:

(a)           make (or threaten to make) any material change in the nature of the Group Business;

(b)           cease (or threaten to cease) any material part of the Group Business;

(c)           carry on any business other than the Group Business; or

(d)           charter in vessels.

22.9        Mergers

No Obligor shall (and the Borrower shall procure that no member of the Group shall), without the prior written consent of an Instructing Group amalgamate, consolidate or merge with any other company or person.

22.10      Joint Ventures

No Obligor (other than the Borrower) shall, (and the Borrower shall procure that no Obligor shall) enter into or acquire any interest in any Joint Venture, except for any Joint Venture entered into in respect of an Additional Acquisition made or to be made in accordance with this Agreement.

22.11      Intra-Group Transactions

Except as expressly contemplated under the Offering Memorandum, no Obligor shall (and the Borrower shall procure that no member of the Group shall) without the prior written consent of an Instructing Group enter into any arrangement or contract with any other member of the Parent Group unless such arrangement or contract is entered into on an arms’ length basis and on reasonable commercial terms and is otherwise expressly permitted under this Agreement.

22.12      Change in Financial Year

No Obligor shall (and the Borrower shall procure that no member of the Group shall) change the end of its financial year (and in the case of the Borrower, the financial year of the Group) from 31 December.

22.13      Change in Auditors

The Borrower shall not change its auditors or those of the Group, save to another internationally recognised firm of chartered accountants which is reasonably acceptable to the Administrative Agent and is willing to provide the reports referred to in Clause 16.1 (Financial Statements) relating to each Obligor or the Group (on the same or substantially the same basis and format as the existing auditors), and provided that an Obligor has first given prior written notice of such proposed change to the Administrative Agent.

22.14      Ownership

The Borrower shall ensure that:

(a)           each Collateral Vessel Owner from time to time owned or acquired by any member of the Group shall at all times be a wholly-owned Subsidiary of the Borrower, in each case (excluding the Collateral Vessel Owners incorporated in Singapore or the Isle of Man, as at the date of this Agreement), directly owned by the Borrower without the involvement of any intermediate Holding Companies in respect of such Collateral Vessel Owner; and

(b)           no such Collateral Vessel Owner shall be a Holding Company.

22.15      Legal Name and Jurisdiction of Incorporation

Without prejudice to Clause 22.7(c) (Disposals) and the other provisions of this Agreement, no Obligor (and the Borrower shall procure that no member of the Group shall) change its legal name or the jurisdiction in which it is incorporated or organised.

22.16      Limitations on Hedging

No Obligor shall (and the Borrower shall ensure that no member of the Group shall) enter into any Hedging Agreement other than:

(a)           Hedging Agreements specifically permitted under Clause 21.11 (Hedging); or

(b)           spot or forward foreign exchange contracts solely entered into in connection with the Group Business, which are not entered into for investment or speculative purposes.

22.17      Acquisitions and Investments

Save as otherwise expressly permitted under this Agreement, no Obligor shall (and the Borrower shall procure that no member of the Group shall) purchase, subscribe for or otherwise acquire any shares (or other securities or any interest therein) in (or incorporate) any company or acquire (by subscription or otherwise) or invest in any business or (save in the ordinary course of the Group Business) purchase or otherwise acquire any other assets (including, but not limited to, vessels) other than as follows:

(a)           the purchase of Cash Equivalent Investments;

(b)           the Acquisitions and (subject to Clause 23 (Acceding Guarantors)) any Additional Acquisition (or by virtue of the incorporation or acquisition of a Subsidiary by the Borrower which is to be an Additional Vessel Owner or a Substitute Vessel Owner) or pursuant to any sale and lease-back transaction as contemplated under Clause 22.7(b)(v) (Disposals), in each case, in accordance with the Transaction Documents provided that, for the avoidance of doubt, no part of any Advance may be applied other than in accordance with Clause 2.2 (Purposes); and

(c)           subject to Clause 23 (Acceding Guarantors), the acquisition of a Collateral Vessel by a Substitute Vessel Owner in accordance with Clause 22.7(c) (Disposals).

22.18      Capital Expenditure

No Obligor shall (and the Borrower shall procure that no member of the Group shall) incur any capital expenditure, other than:

(a)           capital expenditure incurred in relation to the Acquisitions or any Additional Acquisition in accordance with the Finance Documents;

(b)           capital expenditure reasonably incurred in the ordinary course of owning, operating, maintaining and repairing a Collateral Vessel or Additional Vessel; and

(c)           in the case of the Borrower, for the purposes of any Permitted Capital Payment.

22.19      Bank Accounts

No Obligor shall (and the Borrower shall procure that no Obligor shall) without the prior written consent of the Administrative Agent (acting on the instructions of an Instructing Group), open maintain or have any interest (whether alone or with any other person) in any account with a bank or other financial institution providing like services other than:

(a)           accounts secured in favour of the Security Trustee pursuant to the Security Documents (being the Borrower Account or any other account maintained with a financial institution other than the Security Trustee which has a rating of at least A from Standard & Poor’s Rating Services and at least A2 from Moody’s Investor’s Services, Inc. where such other account is the subject of an Encumbrance in favour of the Security Trustee in form and substance satisfactory to it);

(b)           other accounts maintained with the Administrative Agent pursuant to the requirements of the Finance Documents; or

(c)           any account maintained in respect of an Additional Vessel or a member of the Group (other than an Obligor) and any other account maintained otherwise than in connection with the Transaction (as determined by the Borrower in good faith).

22.20      Centre of Main Interests

No Obligor shall (and the Borrower shall procure that no member of the Group shall), without the prior written consent of an Instructing Group, cause or allow its Centre of Main Interests to change.

23.          ACCEDING GUARANTORS

(a)           In the event of a change of legal and registered ownership of a Collateral Vessel from the owner of such Collateral Vessel to another wholly-owned Subsidiary of the Borrower in accordance with Clause 22.7(c) (Disposals) and Clause 22.17(c) (Acquisitions and Investments) (a “Substitute Vessel Owner”), the guarantee granted by the previous Collateral Vessel Owner in respect of such Collateral Vessel pursuant to Clause 26 (Guarantee and Indemnity) shall (following receipt by the Administrative Agent of a written request of from the Borrower) be automatically released subject to the accession of such Substitute Vessel Owner to this Agreement as an Acceding Guarantor in accordance with this Clause 23.  The Borrower shall procure that on or prior to the date such legal and registered ownership is transferred to such Substitute Vessel Owner, there is delivered to the Administrative Agent (in form and substance satisfactory to it), an Accession Notice (together with such security and subordination documentation as the Administrative Agent may require, including but not limited to a Mortgage and (if applicable) a Deed of Covenant in respect of such Collateral Vessel) duly executed by itself (if applicable) and the relevant Substitute Vessel Owner together with such other documents as the Administrative Agent may require (in each case, in form and substance satisfactory to it), evidencing (w) the right of such Substitute Vessel Owner to rely (as a beneficiary) on the Performance Guarantee on the same basis as the other Collateral Vessel Owners (x) the accession of such Substitute Vessel Owner to the terms of the Transaction Documents (in addition to this Agreement) to which the Collateral Vessel Owners are collectively a party (y) the validity, due capacity, authorisation and execution of such Accession Notice (and subordination, security and other documentation referred to above) by each of the parties thereto and (z) the appointment by such Substitute Vessel Owner of an agent to accept service of process in England in respect of the Finance Documents to which such Substitute Vessel Owner is from time to time a party.

(b)           In relation to each Additional Vessel Owner (if any) in respect of which one or more of the Obligors is to assume guarantee obligations (as contemplated under Clause 22.4(c) (Guarantees)), the Borrower shall procure that on or prior to the date such guarantee obligations are assumed, there is delivered to the Administrative Agent (in form and substance satisfactory to it), an Accession Notice duly executed by itself and the relevant Additional Vessel Owner together with such other documents as the Administrative Agent may require, evidencing (x) the validity, due capacity, authorisation and execution of such Accession Notice by the Borrower and the relevant Additional Vessel Owner and (y) the appointment by such Additional Vessel Owner of an agent to accept service of process in England in respect of the Finance Documents to which such Additional Vessel Owner is from time to time a party.

(c)           Upon delivery of a duly executed Accession Notice to the Administrative Agent pursuant to paragraph (a) or (b) above, the Substitute Vessel Owner or the Additional Vessel Owner, as the case may be, being party to it, the other Obligors and the Finance Parties, will assume such obligations towards one another and/or acquire such rights against each other as they would each have assumed or acquired had such Substitute Vessel Owner or Additional Vessel Owner, as the case may be, been an original party to this Agreement as an Original Guarantor, and such Substitute Vessel Owner or Additional Vessel Owner, as the case may be, shall become a party to this Agreement as an Acceding Guarantor.

24.          EVENTS OF DEFAULT

Each of Clauses 24.1 (Non-Payment) to Clause 24.19 (Cancellation of Insurances) describes the circumstances which constitute an Event of Default for the purposes of this Agreement.

24.1        Non-Payment

(a)           An Obligor fails to pay any amount of interest due from it under any Finance Document at the time, in the currency and in the manner specified in this Agreement unless failure to pay was due solely to technical or administrative error in the transmission of funds and the relevant sum is paid in full within 5 Business Days of the due date.

(b)           An Obligor fails to pay any amount of principal due from it under any Finance Document at the time, in the currency and in the manner specified in this Agreement.

24.2        Covenants of Obligors

(a)           An Obligor fails duly to perform or comply with its obligations (if any) in respect of:

(i)            Clause 4.3 (Legal Opinions), Clause 16 (Financial Information), Clause 18 (Insurance), Clause 19.1 (Collateral Vessels’ Name and Registration), Clause 19.2 (Repair and Classification), Clause 19.9 (Actions of Guarantor), Clause 21.1 (Application of Advances), Clause 21.2 (Financial Assistance and Fraudulent Conveyance), Clause 21.3 (Necessary Authorisations), Clause 21.4 (Compliance with Applicable Laws), Clause 21.9 (Ranking of Claims), Clause 21.11 (Hedging), Clause 22.1 (Negative Pledge), Clause 22.2 (Loans), Clause 22.3 (Financial Indebtedness), Clause 22.4 (Guarantees), Clause 22.5 (Dividends, Distributions and Share Capital), Clause 22.6 (Amendments to Documents), Clause 22.7 (Disposals), Clause 22.8 (Change of Business), Clause 22.9 (Mergers), Clause 22.10 (Joint Ventures), Clause 22.14 (Ownership), 22.15 (Legal Name and Jurisdiction of Incorporation), Clause 22.16 (Limitations on Hedging), Clause 22.17 (Acquisitions and Investments), Clause 22.18 (Capital Expenditure), Clause 22.19 (Bank Accounts) or Clause 22.20 (Centre of Main Interests); or

(ii)           the Collateral Maintenance Test.

(b)           The financial condition of the Group fails to comply with any provision of Clause 17 (Financial Condition) or any other requirement of Clause 17 (Financial Condition) is not satisfied.

24.3        Other Obligations of Obligors

An Obligor fails duly to perform or comply with any of the other obligations expressed to be assumed by it in any of the Transaction Documents (other than any of those referred to in Clauses 24.1 (Non-Payment) and 24.2 (Covenants of Obligors) and excluding any Senior Note Default) and such failure, if capable of remedy, is not so remedied within 30 days of such failure to perform or comply having occurred, provided that, in relation to a failure by the Borrower to comply with Clause 21.6 (Corporate Governance), a grace period of 60 days shall apply.

24.4        Covenants of Parent, Charterer and Manager

The Parent, the Charterer or the Manager fails duly to perform or comply with any provision of the Transaction Documents to which it is a party.

24.5        Misrepresentation

Any representation, warranty or statement made or deemed to have been made by an Obligor in any Finance Document or in any notice or other document, certificate or statement delivered by it pursuant to it or in connection therewith is or proves to have been incorrect or misleading in any material respect when made or deemed to have been made.

24.6        Cross Default

(a)           Any Financial Indebtedness of any member of the Parent Group is not paid when due or within any originally applicable grace period (including but not limited to any Financial Indebtedness arising under the Senior Note Documents);

(b)           any Financial Indebtedness of any member of the Parent Group is declared (or is capable of being declared) to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default, however described (including but not limited to any Financial Indebtedness arising under the Senior Note Documents);

(c)           any creditor of any member of the Parent Group becomes entitled to declare any Financial Indebtedness of any member of the Parent Group due and payable prior to its specified maturity as a result of an event of default, however described (including but not limited to any Financial Indebtedness arising under the Senior Note Documents); or

(d)           any commitment for any Financial Indebtedness of any member of the Parent Group is cancelled or suspended by a creditor of any member of the Parent Group as a result of an event of default, however described (including but not limited to any Financial Indebtedness arising under the Senior Note Documents), provided that, no Event of Default will occur under this Clause 24.6 if (x) the aggregate amount of Financial Indebtedness and/or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $10,000,000 (or its equivalent in other currencies) or (y) such event is caused otherwise than by a failure of any member of the Parent Group (other than the Charterer, the Manager or any member of the Group) to pay an amount falling due in respect of it, where such event is remedied or waived within 30 days of its occurrence in accordance with any underlying agreements (for the avoidance of doubt, notwithstanding the expiry of any applicable grace periods relating thereto under such agreements).

24.7        Insolvency

Any member of the Parent Group is unable (or deemed for the purposes of any applicable Law, unable) to pay its debts as they fall due, ceases or suspends generally the payment of its debts or announces an intention to do so, or commences negotiations with any one or more of its creditors (or makes a proposal to do so) with a view to the general readjustment or rescheduling of its Indebtedness or makes a general assignment for the benefit of or a composition with its creditors or a moratorium is declared in respect of the Indebtedness of any member of the Parent Group (including, without limitation, pursuant to the Bankruptcy Code).

24.8        Winding-up

Any member of the Parent Group takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution, administration or re-organisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets (including, without limitation, pursuant to the Bankruptcy Code).

24.9        Execution or Distress

Any execution, expropriation, attachment, sequestration or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of any member of the Parent Group having an aggregate value of more than $10,000,000 (or its equivalent in other currencies) and the same is not discharged within 30 days.

24.10      Judgment

Without prejudice to the provisions of Clause 24.9 (Execution or Distress), any judgment, award or similar process in an amount exceeding $10,000,000 (or its equivalent in other currencies) is made, issued or levied against an Obligor or any part of its assets:

(a)           in respect of which there is no right of appeal or any right of appeal has lapsed or, if applicable, the relevant court decides not to review the same within 30 days (or where such proceedings took place in a jurisdiction other than that in which the relevant Obligor is organised or incorporated, 60 days) after receipt of a relevant request or filing by the applicable Obligor for it to do so; and

(b)           such judgment, award or similar process is not satisfied, discharged or released within 30 days (or where such proceedings took place in a jurisdiction other than that in which the relevant Obligor is organised or incorporated, 60 days) after its making, issue or levy or, if earlier, immediately following such decision by the relevant court, provided that, if such court decides to review the judgment, award or similar process, it shall be an Event of Default if an Instructing Group considers that such review does not have a reasonable chance of success for the relevant Obligor within a reasonable period of time.

24.11      Similar Events

Any event occurs which, under the laws of any jurisdiction, has a similar or analogous effect to any of those events mentioned in Clause 24.7 (Insolvency), 24.8 (Winding-up) or Clause 24.9 (Execution or Distress).

24.12      Repudiation

Any member of the Parent Group repudiates any of the Transaction Documents to which it is party or does or causes to be done any act or thing evidencing an intention to repudiate any of the Transaction Documents to which it is party.

24.13      Illegality

At any time it is or becomes unlawful for a member of the Parent Group to perform or comply with any or all of its obligations under any of the Transaction Documents to which it is party or any of the obligations of a member of the Parent Group under any of the Transaction Documents to which it is party are not or cease to be legal, valid and binding.

24.14      Qualifications of Financial Statements

The auditors qualify their report on any audited financial statements of the Group in any regard which, in the opinion of the Administrative Agent acting on the instructions of an Instructing Group, is material in the context of the Finance Documents and the transactions contemplated thereby.

24.15      Nationalisation

y or under the authority of any government:

(a)           the management of any member of the Parent Group is wholly or partially displaced or the authority of any member of the Parent Group in the conduct of its business is wholly or partially curtailed; or

(b)           all or a majority of the issued shares of any member of the Parent Group or the whole or any part the book value of which is 10% or more of the book value of the whole of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired.

24.16      Senior Note Default

A Senior Note Default occurs.

24.17      Material Adverse Effect

Any event or circumstance occurs which in the opinion of the Administrative Agent (acting on the instructions of an Instructing Group) would or might have a Material Adverse Effect.

24.18      Consents

Any consent, authorisation, licence, certificate or approval of a registration with or declaration to any government authority or official required in connection with this Agreement, including, without limitation:

(i)            any Necessary Authorisations; or

(ii)           the registration of any Collateral Vessels; or

(iii)         the operation, use, management, maintenance, employment or otherwise in respect of any Collateral Vessel,

is modified or amended in a manner unsatisfactory to the Administrative Agent or is withheld, terminated or not renewed, or otherwise ceases to be in full force and effect.

24.19      Cancellation of Insurances

A notice of cancellation in respect of the Insurances is given and not rescinded before such cancellation becomes effective unless replacement insurance coverage complying with the terms of this Agreement is effected by the relevant Obligor or other responsible person before such cancellation becomes effective.

24.20      Acceleration

Upon the occurrence of an Event of Default and while the same is continuing at any time thereafter, the Administrative Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrower:

(a)           declare all or any part of the Outstandings to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by any Obligor under the Finance Documents) or declare all or any part of the Outstandings to be due and payable on demand of the Administrative Agent; and/or

(b)           declare that any undrawn portion of the Facility shall be cancelled, whereupon the same shall be cancelled and the corresponding Commitment of each Lender shall be reduced to zero; and/or

(c)           exercise or direct the Security Trustee to exercise any rights and remedies (including any right to demand cash collateral by deposit in such interest-bearing account as the Administrative Agent may specify under the Security Documents).

24.21      Repayment on Demand

If, pursuant to paragraph (a) of Clause 24.20 (Acceleration), the Administrative Agent declares all or any part of the Outstandings to be due and payable on demand of the Administrative Agent, then, and at any time thereafter, the Administrative Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrower:

(a)           require repayment of all or the relevant part of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by any Obligor under the Finance Documents) or withdraw its declaration with effect from such date as it may specify in such notice; and/or

(b)           select as the duration of any Interest Period which begins whilst such declaration remains in effect a period of 6 months or less.

25.          DEFAULT INTEREST

25.1        Consequences of Non-Payment

If any sum due and payable by an Obligor under this Agreement is not paid on the due date therefor in accordance with the provisions of Clause 30 (Payments) or if any sum due and payable by an Obligor pursuant to a judgment of any court in connection with this Agreement is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the Business Day which the obligation of such Obligor to pay the Unpaid Sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period (which shall be a Business Day) and the duration of each of which shall (except as otherwise provided in this Clause 25 (Default Interest)) be selected by the Administrative Agent.

25.2        Default Rate

During each such period relating thereto as is mentioned in Clause 25.1 (Consequences of Non-Payment) an Unpaid Sum shall bear interest at the rate per annum which is the sum from time to time of 2%, the Margin and LIBOR as the case may be on the Quotation Date therefor, provided that:

(a)           if, for any such period, LIBOR cannot be determined, the rate of interest applicable to each Lender’s portion of such Unpaid Sum shall be the rate per annum which is the sum of 2%, the Margin, (as aforesaid) and the rate per annum notified to the Administrative Agent by such Lender as soon as practicable after the beginning of such period as being that which expresses as a percentage rate per annum the cost to such Lender of funding from whatever sources it may select its portion of such Unpaid Sum during such period; and

(b)           if such Unpaid Sum is all or part of an Advance which became due and payable on a day other than the last day of an Interest Period relating thereto, the first Interest Period applicable to it shall be of a duration equal to the unexpired portion of that Interest Period and the rate of interest applicable thereto from time to time during such Interest Period shall be that which exceeds by 2% the rate which would have been applicable to it had it not so fallen due.

25.3        Maturity of Default Interest

Any interest which shall have accrued under Clause 25.2 (Default Rate) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Obligor owing such sum at the end of the period by reference to which it is calculated or on such other dates as the Administrative Agent may specify by written notice to such Obligor.

25.4        Construction of Unpaid Sum

Any Unpaid Sum shall (for the purposes of this Clause 25 (Default Interest), Clause 12 (Increased Costs) and Clause 28 (Borrower’s Indemnities)) be treated as an advance and accordingly in those provisions the term “Advance” includes any Unpaid Sum and the term “Interest Period”, in relation to an Unpaid Sum, includes each such period relating thereto as is mentioned in Clause 25.1 (Consequences of Non-Payment).

26.          GUARANTEE AND INDEMNITY

26.1        Guarantee

Each Guarantor irrevocably and unconditionally guarantees, jointly and severally, to each of the Finance Parties the due and punctual payment by each Obligor of all sums payable by it under each of the Finance Documents to the Finance Parties (or any of them) and agrees that promptly on demand it will pay to the Administrative Agent each and every sum of money which such Obligor is at any time liable to pay to any Finance Party under or pursuant to any Finance Document which is due but unpaid.

26.2        Indemnity

Each Guarantor irrevocably and unconditionally agrees, jointly and severally, as primary obligor and not only as surety, to indemnify and hold harmless each Finance Party on demand by the Administrative Agent from and against any loss incurred by such Finance Party as a result of any of the obligations of any Obligor under or pursuant to any Finance Document being or becoming void, voidable, unenforceable or ineffective as against such Obligor for any reason whatsoever (whether or not known to that Finance Party or any other person) the amount of such loss being the amount which the Finance Party suffering it would otherwise have been entitled to recover from that Obligor.

26.3        Continuing and Independent Obligations

The obligations of each Guarantor under this Agreement shall constitute and be continuing obligations which shall not be released or discharged by any intermediate payment or settlement of all or any of the obligations of the Obligors under the Finance Documents, shall continue in full force and effect until the unconditional and irrevocable payment and discharge in full of all amounts owing by the Obligors under each of the Finance Documents and are in addition to and independent of, and shall not prejudice or merge with, any other security (or right of set-off) which any Finance Party may at any time hold in respect of such obligations or any of them.

26.4        New Accounts

If the Administrative Agent makes demand of the Guarantors or any of them pursuant to this Clause 26 (Guarantee and Indemnity):

(a)           the Administrative Agent may open a new account or accounts in respect of the liabilities of the Obligors to which this guarantee relates or any of them (and if it does not do so it shall be treated as if it had done so at the time it made such demand); and

(b)           thereafter any amounts paid by any Obligor (or any other person) to the Administrative Agent in respect of the liabilities of the Obligors under any of the Finance Documents shall be credited (or be treated as having been credited) to a new account and not as having been applied in or towards payment of such liabilities or any of them.

26.5        Avoidance of Payments

Where any release, discharge or other arrangement in respect of any obligation of the Obligors, or any Encumbrances any Finance Party may hold therefor, is given or made in reliance on any payment or other disposition which is avoided or must be repaid (whether in whole or in part) in an insolvency, liquidation or otherwise and whether or not any Finance Party has conceded or compromised any claim that any such payment or other disposition will or should be avoided or repaid (in whole or in part), the provisions of this Clause 26 (Guarantee and Indemnity) shall continue as if such release, discharge or other arrangement had not been given or made.

26.6        Immediate Recourse

None of the Finance Parties shall be obliged, before exercising or enforcing any of the rights conferred upon them in respect of the Guarantors by this Agreement or by Law, to seek to recover amounts due from the Obligors or to exercise or enforce any other rights or Encumbrances any of them may have or hold in respect of any of the obligations of the Obligors (or any of them) under any of the Finance Documents.

26.7        Waiver of Defences

Neither the obligations of the Guarantors contained in this Agreement nor the rights, powers and remedies conferred on the Finance Parties in respect of the Guarantors by this Agreement or by Law shall be discharged, impaired or otherwise affected by:

(a)           the winding-up, dissolution, administration or re-organisation of an Obligor or any other person or any change in the status, function, control or ownership of an Obligor or any such other person;

(b)           any of the obligations of the Obligor or any other person under any Finance Document or any security held by any Finance Party therefor being or becoming illegal, invalid, unenforceable or ineffective in any respect;

(c)           any time or other indulgence being granted to or agreed (i) to or with any Obligor or any other person in respect of its obligations or (ii) in respect of any security granted under any Finance Documents;

(d)           any amendment to, or any variation, waiver or release of, any obligation of, or any security granted by, any Obligor or any other person under any Finance Document;

(e)           any total or partial failure to take, or perfect, any security proposed to be taken in respect of the obligations of any Obligor or any other person under the Finance Documents;

(f)            any total or partial failure to realise the value of, or any release, discharge, exchange or substitution of, any security held by any Finance Party in respect of the Obligors’ obligations under any Finance Document; or

(g)           any other act, event or omission which might operate to discharge, impair or otherwise affect any of the obligations of any of the Guarantors under this Agreement or any of the rights, powers or remedies conferred upon the Finance Parties or any of them by this Agreement or by Law.

26.8        No Competition

Any rights which any Guarantor may at any time have by way of contribution or indemnity in relation to any of the obligations of any Obligor under any of the Finance Documents (including any right of contribution arising under Clause 26.11 (Guarantor’s Right of Contribution)) or to claim or prove as a creditor of such Obligor or any other person or its estate in competition with the Finance Parties or any of them, shall be exercised by such Guarantor only if and to the extent that the Administrative Agent so requires and in such manner and upon such terms as the Administrative Agent may specify and each Guarantor shall hold any moneys, rights or Encumbrances held or received by it as a result of the exercise of any such rights on trust for the Administrative Agent for application in or towards payment of any sums at any time owed by the Obligors or any of them under any of the Finance Documents as if such moneys, rights or Encumbrances were held or received by the Administrative Agent under this Agreement.

26.9        Appropriation

No Finance Party shall be obliged to apply any sums held or received by it in respect of the obligations of the Obligors under any of the Finance Documents in or towards payment of amounts owing under any of the Finance Documents, and any such sum may, in the relevant Finance Party’s discretion, be credited to a suspense or impersonal account and held in such account pending the application from time to time (as the relevant Finance Party may think fit) of such sums in or towards the discharge of such liabilities owed to it under the Finance Documents as such Finance Party may select.

26.10      Limitation of Liabilities

In respect of any existing credit facility (an “Existing Facility”) which is to be discharged pursuant to and in accordance with Clause 4.1(e)(i) (Conditions to Drawdown) and Clause 22.3(c) (Financial Indebtedness) to which a Guarantor is a party as a guarantor and/or a borrower, to the extent that the granting of a guarantee and/or the provision of an indemnity by such Guarantor pursuant to this Clause 26 (Guarantee and Indemnity) would cause a default under such Existing Facility, such guarantee and indemnity shall become effective, automatically and immediately, upon the release of the guarantee (and/or if applicable, discharge of principal obligations) to the extent that such release or discharge constitutes a full release or discharge of all such obligations of the relevant Guarantor in respect of such Existing Facility (and not before such release or discharge).

26.11      Guarantor’s Right of Contribution

At any time a payment in respect of the Guaranteed Obligations is made under this Clause 26 (Guarantee and Indemnity), the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made in respect of the Guaranteed Obligations under this Clause 26 (Guarantee and Indemnity).  At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made no payment or has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction, the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor.  A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation.  In this Clause 26.11 (Guarantor’s Right of Contribution):

(i)            each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors;

(ii)           the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Applicable Net Worth (as defined below) of such Guarantor and (y) zero; and

(iii)         the “Applicable Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Clause 26 (Guarantee and Indemnity) or any guaranteed obligations arising under any guarantee of the Senior Notes) on such date.

Each of the Guarantors recognises and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favour of the party entitled to such contribution.  In this respect, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of an Instructing Group.

26.12      No Fraudulent Conveyance

Each Guarantor and each Finance Party (by its acceptance of the benefits of the provisions of this Clause 26 (Guarantee and Indemnity)) hereby confirms that it is its intention that the provisions of this Clause 26 (Guarantee and Indemnity) not constitute a fraudulent transfer or conveyance for the purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar law of the United States of America or any state thereof, or of the Republic of Liberia.  To effect the foregoing intention, each Guarantor and each Finance Party (by its acceptance of the benefits of the provisions of this Clause 26 (Guarantee and Indemnity)) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution of such Guarantor from the other Guarantors pursuant to Clause 26.11 (Guarantor’s Right of Contribution) (calculated as if such maximum amount had been discharged in full by such Guarantor), result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

27.          AGENT AND OBLIGORS’ AGENT

27.1        Appointment of the Administrative Agent

Each of the other Finance Parties appoints the Administrative Agent to act as its agent under and in connection with the Finance Documents and authorises the Administrative Agent to exercise the rights, powers, authorities and discretions specifically delegated to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2        Duties of the Administrative Agent

(a)           The Administrative Agent shall promptly inform each Lender of the contents of any notice or document received by it in its capacity as Administrative Agent from any of the Obligors under this Agreement.

(b)           The Administrative Agent shall promptly notify the Lenders of the occurrence of any Event of Default or any other default by an Obligor in the due performance of or compliance with its obligations under any Finance Document upon becoming aware of the same.

(c)           If so instructed by an Instructing Group, the Administrative Agent shall refrain from exercising any power or discretion vested in it as agent under any Finance Document.

(d)           The duties of the Administrative Agent under the Finance Documents are, save to the extent otherwise expressly provided, solely mechanical and administrative in nature.

27.3        Role of the Mandated Lead Arrangers and Arrangers

Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers and Arrangers shall have no obligations of any kind to any other party under or in connection with any Finance Document.

27.4        No Fiduciary Duties

(a)           Nothing in the Finance Documents constitutes the Administrative Agent, the Mandated Lead Arrangers or the Arrangers as a trustee or fiduciary of any other person.

(b)           None of the Administrative Agent, the Mandated Lead Arrangers or the Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.5        Business with the Group

The Administrative Agent, the Mandated Lead Arrangers and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

27.6        Discretion of the Administrative Agent

(a)           The Administrative Agent may rely on:

(i)            any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)           any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)           The Administrative Agent may assume, unless it has received notice to the contrary in its capacity as agent for the Lenders, that:

(i)            no Default has occurred;

(ii)           any right, power, authority or discretion vested in this Agreement upon any party, the Lenders or an Instructing Group has not been exercised; and

(iii)         any notice or request made by the Borrower is made on behalf of and with the consent and knowledge of all the Obligors.

(c)           The Administrative Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)           The Administrative Agent may act in relation to the Finance Documents through its personnel and agents.

27.7        Instructing Group’s Instructions

(a)           Unless a contrary indication appears in a Finance Document, the Administrative Agent shall (i) act in accordance with any instructions given to it by an Instructing Group (or, if so instructed by an Instructing Group, refrain from acting or exercising any right, power, authority or discretion vested in it as Administrative Agent) and (ii) shall not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of an Instructing Group.

(b)           Unless a contrary indication appears in a Finance Document, any instructions given by an Instructing Group will be binding on all the Finance Parties.

(c)           The Administrative Agent may refrain from acting in accordance with the instructions of an Instructing Group (or, if appropriate, all the Lenders) until it has received such security or collateral as it may require for any cost, loss or liability which it may incur in complying with such instructions.

(d)           In the absence of instructions from an Instructing Group (or, if appropriate, all the Lenders), the Administrative Agent may act (or refrain from taking action) in accordance with what it considers to be the best interest of the Lenders.

(e)           The Administrative Agent is not authorised to act on behalf of a Lender in any legal or arbitration proceedings relating to any Finance Document without first obtaining that Lender’s consent to do so.

27.8        No Responsibility

The Administrative Agent, the Mandated Lead Arrangers and the Arrangers are not:

(a)           responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Finance Party or an Obligor or any other person in or in connection with any Finance Document, including but not limited to the Offering Memorandum, the Projections, the Reports and the Annual Budgets (if any); or

(b)           responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

27.9        Exclusion of Liability

(a)           Without limiting paragraph (b) of this Clause, the Administrative Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)           Each of the Lenders agrees that it will not take any proceedings, or assert or seek to assert any claim, against any officer, employee or agent of the Administrative Agent in respect of any claim it might have against the Administrative Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and agrees that any officer, employee or agent of the Administrative Agent may enforce this provision.

(c)           The Administrative Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

27.10      Lender’s Indemnity

Each Lender shall in its relevant Proportion (as determined at all times for these purposes in accordance with paragraph (c) of the definition of “Proportion”) indemnify the Administrative Agent from time to time on demand by the Administrative Agent against any cost, loss or liability incurred by the Administrative Agent (otherwise than by reason of its gross negligence or wilful misconduct) in acting as Administrative Agent under the Finance Documents (unless it has been reimbursed therefor by an Obligor pursuant to the terms of the Finance Documents).

27.11      Resignation

(a)           The Administrative Agent may resign and appoint one of its Affiliates as successor Administrative Agent by giving notice to the Lenders and the Borrower.

(b)           Alternatively the Administrative Agent may resign without having designated a successor as agent under paragraph (a) above (and shall resign if so required by an Instructing Group) by giving notice to the Lenders and the Borrower, in which case an Instructing Group (after consultation with the Borrower) may appoint a successor Administrative Agent.

(c)           If an Instructing Group has not appointed a successor Administrative Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Administrative Agent (after consultation with the Borrower) may appoint a successor Administrative Agent.

(d)           The retiring Administrative Agent shall, at the Borrower’s cost, make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as Administrative Agent under the Finance Documents.

(e)           The resignation notice of the Administrative Agent shall only take effect upon the appointment of a successor Administrative Agent.

(f)            Upon the appointment of a successor, the retiring Administrative Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 27 (Agent and Obligors’ Agent).  The Administrative Agent’s successor and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if such successor Administrative Agent had been an original party as the Administrative Agent.

27.12      Confidentiality

(a)           The Administrative Agent (in acting as agent for the other Finance Parties) shall be regarded as acting through its respective agency division which in each case shall be treated as a separate entity from any other of its divisions or departments.

(b)           If information is received by another division or department of the Administrative Agent, it may be treated as confidential to that division or department and the Administrative Agent shall not be deemed to have notice of it.

(c)           Notwithstanding any other provision of any Finance Document to the contrary but without prejudice to Clause 37 (Taxation and Structural Matters), the Finance Parties are not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any Law.

27.13      Facility Office

The Administrative Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than 5 Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

27.14      Credit Appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Administrative Agent, the Mandated Lead Arrangers and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)           the financial condition, status and nature of each member of the Group;

(b)           the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)           whether that Lender has recourse, and the nature and extent of that recourse, against any party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)           the adequacy, accuracy and/or completeness of the Projections, the Offering Memorandum, the Reports and any other information provided by the Administrative Agent, the Mandated Lead Arrangers, the Arrangers or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

27.15      Deduction from Amounts Payable by the Administrative Agent

If any party owes an amount to the Administrative Agent under any Finance Document, the Administrative Agent may, after giving notice to that party, deduct an amount not exceeding that amount from any payment to that party which the Administrative Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents, that party shall be regarded as having received such payment without any such deduction.

27.16      Obligors’ Agent

(a)           Each Obligor (other than the Borrower) irrevocably authorises the Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)            the Borrower on its behalf to supply all information concerning itself, its financial condition and otherwise to the relevant persons contemplated under this Agreement and to give all notices and instructions under the Finance Documents and to execute on its behalf any Finance Document and to enter into any agreement in connection with the Finance Documents notwithstanding that the same may affect such Obligor, without further reference to or the consent of such Obligor; and

(ii)           each Finance Party to give any notice, demand or other communication to be given to or served on such Obligor pursuant to the Finance Documents to the Borrower on its behalf,

and in each such case such Obligor will be bound thereby as though such Obligor itself had supplied such information, given such notice and instructions, executed such Finance Document and agreement or received any such notice, demand or other communication.

(b)           Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Obligors’ Agent under any Finance Document, or in connection with this Agreement (whether or not known to any other Obligor and whether occurring before or after such Obligor became an Obligor under this Agreement), shall be binding for all purposes on all other Obligors as if the other Obligors had expressly made, given or concurred with the same.  In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

27.17      Co-operation with the Administrative Agent

Each Lender and each Obligor will co-operate with the Administrative Agent to complete any legal requirements imposed on the Administrative Agent in connection with the performance of its duties under this Agreement and shall supply any information requested by the Administrative Agent in connection with the proper performance of those duties.

28.          BORROWER’S INDEMNITIES

28.1        Funding Indemnity

Borrower agrees at all times to indemnify protect, defend and hold harmless each Lender against any loss it may suffer or incur as a result of its funding or making arrangements to fund its portion of an Advance requested by the Borrower under this Agreement but not made by reason of the operation of any one or more of the provisions of this Agreement (save as a result of its own gross negligence or wilful default).

28.2        Break Costs

(a)           The Borrower shall, within 3 Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of any Advance or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Advance or Unpaid Sum.

(b)           Each Lender shall, as soon as reasonably practicable after a demand by the Administrative Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

28.3        Miscellaneous Indemnities

The Borrower shall fully indemnify each Finance Party severally on demand in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Finance Party, in any country, as a result of or in connection with:

(a)           any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Administrative Agent, the Security Trustee or any other Finance Party or by any receiver appointed under a Finance Document; or

(b)           any other Pertinent Matter.

Without prejudice to its generality, this Clause 28.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code or any Environmental Law.

29.          CURRENCY OF ACCOUNT

29.1        Currency

The dollar is the currency of account and payment for each and every sum at any time due from any Obligor under this Agreement provided that:

(a)           each repayment of any Outstandings or Unpaid Sum (or part thereof) shall be made in the currency in which those Outstandings or such Unpaid Sum are denominated on their due date;

(b)           interest shall be payable in the currency in which the sum in respect of which such interest is payable was denominated when that interest accrued;

(c)           each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

(d)           each payment pursuant to Clause 11.2 (Tax Indemnity) or Clause 12.1 (Increased Costs) shall be made in the currency specified by the Finance Party claiming under it.

29.2        Currency Indemnity

If any sum due from an Obligor under a Finance Document or any order or judgment given or made in relation to a Finance Document has to be converted from the currency (the “first currency”) in which the same is payable under such Finance Document or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against such Obligor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to such Finance Document, the Borrower shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered or incurred as a result of any discrepancy between (x) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (y) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

30.          PAYMENTS

30.1        Payment to the Administrative Agent

On each date on which this Agreement requires an amount to be paid by an Obligor or any of the Lenders under this Agreement, such Obligor or, as the case may be, such Lender shall make the same available to the Administrative Agent by payment in same day funds (or such other funds as may for the time being be customary for the settlement of transactions in the relevant currency) to such account or bank as the Administrative Agent may have specified for this purpose and any such payment which is made for the account of another person shall be made in time to enable the Administrative Agent to make available such person’s portion of it to such other person in accordance with Clause 30.2 (Same Day Funds).

30.2        Same Day Funds

Subject to the terms of this Agreement, each payment received by the Administrative Agent for the account of another person shall be made available by the Administrative Agent to such other person (in the case of a Lender, for the account of its Facility Office) for value the same day by transfer to such account of such person with such bank as such person shall have previously notified to the Administrative Agent for this purpose.

30.3        Clear Payments

Any payment required to be made by an Obligor under this Agreement shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of, and without any deduction for or on account of, any set-off or counterclaim.

30.4        Partial Payments

If the Administrative Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Administrative Agent shall, unless otherwise instructed by all the Lenders, apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(a)           first, in or towards payment pro rata of any unpaid fees, costs and expenses incurred by the Administrative Agent and the Security Trustee under the Finance Documents;

(b)           secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under any Finance Document;

(c)           thirdly, in or towards payment pro rata of any principal due but unpaid under any Finance Document; and

(d)           fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents,

and such application shall override any appropriation made by an Obligor.

30.5        Indemnity

Where a sum is to be paid under this Agreement to the Administrative Agent for the account of another person, the Administrative Agent shall not be obliged to make the same available to that other person (or to enter into or perform any exchange contract in connection therewith) until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum (or the proceeds of such exchange contract) was (or were) so made available shall on request refund the same to the Administrative Agent together with an amount sufficient to indemnify and hold harmless the Administrative Agent from and against any cost or loss it may have suffered or incurred by reason of its having paid out such sum (or the proceeds of such exchange contract) prior to its having received such sum.

31.          SET-OFF

31.1        Right to Set-off

Each of the Obligors authorises each Lender to apply any credit balance to which such Obligor is entitled on any account of such Obligor with that Lender in satisfaction of any sum due and payable from such Obligor to such Lender under this Agreement but unpaid and for this purpose, each Lender is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

31.2        No Obligation

No Lender shall be obliged to exercise any right given to it by Clause 31.1 (Right to Set-Off).

32.          SHARING AMONG THE FINANCE PARTIES

32.1        Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 30 (Payments) and applies that amount to a payment due under the Finance Documents then:

(a)           the Recovering Finance Party shall, within 3 Business Days, notify details of the receipt or recovery to the Administrative Agent;

(b)           the Administrative Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Administrative Agent and distributed in accordance with Clause 30.4 (Partial Payments), without taking account of any tax which would be imposed on the Administrative Agent in relation to the receipt, recovery or distribution; and

(c)           the Recovering Finance Party shall, within 3 Business Days of demand by the Administrative Agent, pay to the Administrative Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Administrative Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.4 (Partial Payments).

32.2        Redistribution of Payments

The Administrative Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 30.4 (Partial Payments).

32.3        Recovering Finance Party’s Rights

(a)           On a distribution by the Administrative Agent under Clause 32.2 (Redistribution of Payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)           If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

32.4        Reversal of Redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)           each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 32.2 (Redistribution of Payments) shall, upon the request of the Administrative Agent, pay to the Administrative Agent for account of that Recovering Finance Party an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its share of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)           that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

32.5        Exceptions

(a)           This Clause 32 (Sharing Among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)           A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)            it notified such other Finance Party of the legal or arbitration proceedings; and

(ii)           such other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice of it or did not take separate legal or arbitration proceedings.

33.          CALCULATIONS AND ACCOUNTS

33.1        Day Count Convention

Interest shall accrue from day to day and shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

33.2        Reference Banks

Save as otherwise provided in this Agreement, on any occasion a Reference Bank or Lender fails to supply the Administrative Agent with an interest rate quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Administrative Agent.

33.3        Maintain Accounts

Each Lender shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it under this Agreement.

33.4        Control Accounts

The Administrative Agent shall maintain on its books a control account or accounts in which shall be recorded:

(a)           the amount of any Advance or Unpaid Sum and each Lender’s share in it;

(b)           the amount of all principal, interest and other sums due or to become due from each of the Obligors to any of the Lenders under the Finance Documents and each Lender’s share in it; and

(c)           the amount of any sum received or recovered by the Administrative Agent under this Agreement and each Lender’s share in it.

33.5        Prima Facie Evidence

In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 33.3 (Maintain Accounts) and Clause 33.4 (Control Accounts) shall be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

33.6        Certificate of Finance Party

A certificate of a Finance Party as to the amount for the time being required to indemnify it against any Tax Liability pursuant to Clause 11.2 (Tax Indemnity) or any Increased Cost pursuant to Clause 12.1 (Increased Costs) shall be prima facie evidence of the existence and amounts of the specified obligations of the Borrower.

33.7        Certificate of the Administrative Agent

A certificate of the Administrative Agent as to the amount at any time due from the Borrower under this Agreement (or the amount which, but for any of the obligations of the Borrower under this Agreement being or becoming void, unenforceable or ineffective, at any time, would have been due from the Borrower under this Agreement) shall, in the absence of manifest error, be prima facie evidence for the purposes of Clause 26 (Guarantee and Indemnity) and the other provisions of this Agreement.

34.          ASSIGNMENTS AND TRANSFERS

34.1        Successors and Assignees

This Agreement shall be binding upon and enure to the benefit of each party to this Agreement and its or any subsequent successors, permitted assignees and Transferees.

34.2        Assignment or Transfers by Obligors

None of the rights, benefits and obligations of an Obligor under this Agreement shall be capable of being assigned or transferred and each Obligor undertakes not to seek to assign or transfer any of its rights, benefits and obligations under this Agreement without the prior written consent of all of the Lenders.

34.3        Assignments or Transfers by Lenders

Any Lender may, at any time, assign all or any of its rights and benefits under the Finance Documents in accordance with Clause 34.4 (Assignments) or transfer all or any of its rights, benefits and obligations under the Finance Documents in accordance with Clause 34.5 (Transfer Certificate) without the consent of any other party save that:

(a)           in the absence of any Default, any such assignment or transfer shall be subject to the prior consent of the Borrower (such consent not to be unreasonably withheld or delayed); and

(b)           such assignment or transfer shall be in respect of a principal amount of the Facility of at least $5,000,000.

34.4        Assignments

If any Lender wishes to assign all or any of its rights and benefits under the Finance Documents, unless and until the relevant assignee has agreed with the other Finance Parties that it shall be under the same obligations towards each of them as it would have been under if it had been an original party to the Finance Documents as a Lender, such assignment shall not become effective and the other Finance Parties shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party to this Agreement.

34.5        Transfer Certificate

If any Lender wishes to transfer all or any of its rights, benefits and/or obligations under the Finance Documents, such transfer may be effected by novation through the delivery to the Administrative Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Administrative Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Administrative Agent:

(a)           to the extent that in such Transfer Certificate the Lender party to it seeks to transfer its rights, benefits and obligations under the Finance Documents, each of the Obligors and such Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 34.5 as “discharged rights and obligations”);

(b)           each of the Obligors and the Transferee party to it shall assume obligations towards one another and/or acquire rights against one another which differ from the discharged rights and obligations only insofar as such Obligor and such Transferee have assumed and/or acquired the same in place of such Obligor and such Lender;

(c)           the other Finance Parties and the Transferee shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to the Finance Documents as a Lender with the rights, benefits and obligations acquired or assumed by it as a result of such transfer; and

(d)           such Transferee shall become a party to this Agreement as a Lender.

34.6        Transfer Fee

On the date upon which a transfer takes effect pursuant to Clause 34.5 (Transfer Certificate), the Transferee in respect of such transfer shall pay to the Administrative Agent for its own account a transfer fee of $3,000 provided that this fee shall not be payable by any Lender being party to this Agreement on the date of this Agreement in respect of transfers made by such Lender prior to the Termination Date.

34.7        Disclosure of Information

Without prejudice to Clause 37 (Taxation and Structural Matters), any Lender may disclose to any of its Affiliates, to any actual or potential assignee or Transferee, to any person who may otherwise enter into contractual relations with such Lender in relation to this Agreement or any person to whom, and to the extent that, information is required to be disclosed by any applicable Law, such information about the Obligors and the Group as such Lender shall consider appropriate.

35.          COSTS AND EXPENSES

35.1        Transaction Costs

The Borrower shall, from time to time on demand of the Administrative Agent, indemnify the Administrative Agent, the Security Trustee and each of the Mandated Lead Arrangers for all costs and expenses (including legal fees and disbursements) incurred by them in connection with the negotiation, preparation and execution of the Finance Documents and the completion of the transactions therein contemplated and the primary syndication of the Facility.

35.2        Preservation and Enforcement Costs

The Borrower shall, from time to time on demand of the Administrative Agent, indemnify each Finance Party for all costs and expenses (including legal fees and disbursements) incurred in or in connection with the preservation and/or enforcement of any of the rights of such Finance Party under the Finance Documents.

35.3        Stamp Taxes

The Borrower shall pay all stamp, registration, documentary and other taxes (including any penalties, additions, fines, surcharges or interest relating thereto) to which any of the Finance Documents or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Administrative Agent, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying those taxes.  The Administrative Agent shall be entitled (but not obliged) to pay those taxes (whether or not they are its primary responsibility) and to the extent that it does so claim under this Clause 35.3.

35.4        Compensation

The Borrower shall, from time to time on demand of the Administrative Agent (and without prejudice to the provisions of Clause 35.2 (Preservation and Enforcement Costs) and Clause 35.5 (Amendments and Waivers)) compensate the Administrative Agent at such daily and/or hourly rates as the Administrative Agent shall from time to time reasonably determine for all time expended by the Administrative Agent, its directors, officers and employees, and for all costs and expenses (including telephone, fax, copying, travel and personnel costs) they may incur, in connection with the Administrative Agent taking such action as it may consider appropriate in connection with:

(a)           the granting or proposed granting of any waiver or consent requested under any of the Finance Documents by the Obligors or any of them;

(b)           any actual, potential or suspected breach by an Obligor of any of its obligations under any of the Finance Documents;

(c)           the occurrence of any Default; or

(d)           any amendment or proposed amendment of any of the Finance Documents requested by the Obligors or any of them.

35.5        Amendments and Waivers

If an Obligor requests any amendment or waiver in accordance with Clause 42 (Amendments), the relevant Obligor shall, on demand of the Administrative Agent, reimburse the Finance Parties for all costs and expenses (including legal fees and disbursements) incurred by any of the Finance Parties in responding to or complying with such request.

35.6        Management Time of the Administrative Agent

Any amount payable to the Administrative Agent under this Clause 35 (Costs and Expenses) shall include the cost of utilising its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as it may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to it under Clause 10 (Commissions and Fees).

35.7        Lenders’ Indemnity

If any Obligor fails to perform any of its obligations under this Clause 35 (Costs and Expenses), each Lender shall indemnify and hold harmless each of the Administrative Agent, the Mandated Lead Arrangers, the Arrangers and/or the Security Trustee (as applicable) from and against its Proportion (as determined at all times for these purposes in accordance with paragraph (c) of the definition of “Proportion”) of any loss incurred by any of them as a result of such failure and the relevant Obligor shall forthwith reimburse each Lender for any payment made by it pursuant to this Clause.

35.8        Value Added Tax

(a)           All amounts expressed to be payable under any Finance Document by any Obligor to a Finance Party shall be exclusive of any VAT.  If VAT is chargeable on any supply made by a Finance Party to any Obligor under any Finance Document (whether that supply is taxable pursuant to the exercise of an option or otherwise), that Obligor shall pay to that Finance Party (in addition to and at the same time as paying that consideration) an amount equal to the amount of the VAT as further consideration.

(b)           No payment or other consideration to be made or furnished to any Obligor pursuant to or in connection with any Finance Document may be increased or added to by reference to (or as a result of any increase in the rate of) any VAT which shall be or may become chargeable in respect of any taxable supply.

(c)           Where a Finance Document requires any party to reimburse a Finance Party for any costs or expenses, that party shall also pay any amount of those costs or expenses incurred referable to VAT chargeable thereon.

35.9        Indemnity Payments

Where under any Finance Document an Obligor has an obligation to indemnify or reimburse any Protected Party in respect of any loss or payment, the calculation of the amount payable by way of indemnity or reimbursement shall take account of the likely tax treatment in the hands of that

Protected Party (as determined by such Protected Party) of the amount payable by way of indemnity or reimbursement and of the loss or payment in respect of which that amount is payable.

36.          REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Finance Parties or any of them, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by Law.

37.          TAXATION AND STRUCTURAL MATTERS

Notwithstanding any of the other provisions of this Agreement, each Obligor and each Finance Party hereby agrees that any party hereto and each employee, representative or other agent of such party may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure applicable in the United States of America to the transactions contemplated under the Finance Documents and any materials whatsoever (including opinions or other tax analyses) that are provided to each such party relating to such tax treatment and tax structure, other than any information for which non-disclosure is reasonably necessary in order to comply with applicable securities law.

38.          CONSEQUENTIAL DAMAGES

In no event shall any Finance Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and each Obligor (for itself and in respect of each of its Subsidiaries (if any)) hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favour.

39.          NOTICES AND DELIVERY OF INFORMATION

39.1        Writing

Each communication to be made under this Agreement shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

39.2        Giving of Notice

Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall in the case of any person other than a Lender or an Obligor (unless that other person has by 15 days’ written notice to the Administrative Agent specified another address) be made or delivered to that other person at the address identified with its signature below, in the case of a Lender, at the address from time to time designated by it to the Administrative Agent for the purpose of this Agreement (or, in the case of a Transferee at the end of the Transfer Certificate to which it is a party as Transferee) or in the case of any Obligor, to ‘c/o Frontline Management AS, P.O. Box 1327 Vika, N-0112 Oslo (Attn: Finance Department; Fax: + 47 23 11 40 44; Tel: + 47 23 11 4000)’ and shall be deemed to have been made or delivered when despatched (in the case of any communication made by fax) or (in the case of any communication made by letter) when left at the address or (as the case may be) 5 days after being deposited in the post postage prepaid in an envelope addressed to it at that address provided that, any communication or document to be made or delivered to the Administrative Agent shall be effective only when received by the Administrative Agent and then only if the same is expressly marked for the attention of the department or officer identified with the Administrative Agent’s signature below (or such other department or officer as the Administrative Agent shall from time to time specify for this purpose).

39.3        Use of Websites

(a)           An Obligor may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept as a method of communication the posting of information onto an electronic website designated by the Borrower and the Administrative Agent (the “Designated Website”) if:

(i)            the Administrative Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)           both the Borrower and the Administrative Agent are aware of the address of, and any relevant password specifications for, the Designated Website; and

(iii)         the information is in a format previously agreed between the Borrower and the Administrative Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Administrative Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Administrative Agent (in sufficient copies for each Paper Form Lender) in paper form.

(b)           The Administrative Agent shall supply each Website Lender with the address of, and any relevant password specifications for, the Designated Website following designation of that website by the Borrower and the Administrative Agent.

(c)           The Borrower shall, promptly upon becoming aware of its occurrence, notify the Administrative Agent if:

(i)            the Designated Website cannot be accessed due to technical failure;

(ii)           the password specifications for the Designated Website change;

(iii)         any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)          any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)            the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrower notifies the Administrative Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Administrative Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)           Any Website Lender may request, through the Administrative Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within 10 Business Days.

39.4        Electronic Communication

(a)           Any communication to be made between the Administrative Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Administrative Agent and the relevant Lender:

(i)            agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)           notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)         notify each other of any change to their address or any other such information supplied by them.

(b)           Any electronic communication made between the Administrative Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Administrative Agent only if it is addressed in such a manner as the Administrative Agent shall specify for this purpose.

40.          ENGLISH LANGUAGE

Except as permitted by the Administrative Agent, each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation of it into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation of it.

41.          PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Law of any jurisdiction, such illegality, invalidity or unenforceability shall not affect:

(a)           the legality, validity or enforceability of the remaining provisions of this Agreement; or

(b)           the legality, validity or enforceability of such provision under the Law of any other jurisdiction.

42.          AMENDMENTS

42.1        Amendments

Except as provided in Clauses 42.2 (Consent), 42.3 (Technical Amendments) and 42.4 (Guarantees and Security), the Administrative Agent, if it has the prior written consent of an Instructing Group, and the Obligors affected thereby, may from time to time agree in writing to amend this Agreement or to waive, prospectively or retrospectively, any of the requirements of this Agreement and any amendments or waivers so agreed shall be binding on all the Finance Parties and the Obligors.

42.2        Consent

An amendment or waiver relating to the following matters shall not be made without the prior written consent of each Lender affected thereby:

(a)           any increase in the Commitment of such Lender;

(b)           a reduction in the proportion of any amount received or recovered (whether by way of set-off, combination of accounts or otherwise) in respect of any amount due from an Obligor under this Agreement to which any Lender is entitled;

(c)           a decrease in the Margin or any other interest payment, or fees or other amounts due under this Agreement to any Lender from an Obligor or any other party to this Agreement;

(d)           any change in the currency of account;

(e)           the deferral of the date for payment of any principal, interest, fee or any other amount due under this Agreement to any Lender from an Obligor or any other party to this Agreement;

(f)            the deferral of the Termination Date, the Consolidation Date or the Maturity Date;

(g)           the provisions of Clause 34.3 (Assignments or Transfers by Lenders);

(h)           any reduction to the percentage set forth in the definition of Instructing Group; or

(i)            a change to any provision which contemplates the need for the consent or approval of all the Lenders.

42.3        Technical Amendments

Notwithstanding Clause 42.1 (Amendments), the Administrative Agent may determine administrative matters and make technical amendments arising out of manifest errors on the face of this Agreement, where such amendments would not prejudice or otherwise be adverse to the position of any Lender under this Agreement, without reference to the Lenders.

42.4        Guarantees and Security

A waiver of issuance or the release of any Guarantor from any of its obligations under Clause 26 (Guarantee and Indemnity) other than in accordance with the terms of this Agreement or a release of any Encumbrances under the Security Documents other than in accordance with the terms of the Finance Documents shall require the prior written consent of all the Lenders.

42.5        Amendments affecting the Administrative Agent

Notwithstanding any other provision of this Agreement, the Administrative Agent shall not be obliged to agree to any amendment or waiver if the same would:

(a)           amend or waive any provision of Clause 27 (Agent and Obligors’ Agent), Clause 28.3 (Miscellaneous Indemnities),  Clause 35 (Costs and Expenses) or this Clause 42 (Amendments); or

(b)           otherwise amend or waive any of the Administrative Agent’s rights under this Agreement or subject the Administrative Agent to any additional obligations under this Agreement.

43.          THIRD PARTY RIGHTS

(a)           A person which is not a party to this Agreement (a “third party”) shall have no right to enforce any of its provisions except that:

(i)            a third party shall have those rights it would have had if the Contracts (Rights of Third Parties) Act 1999 had not come into effect; and

(ii)           each of Clause 11.2 (Tax Indemnity), Clause 12 (Increased Costs) and Clause 27.9 (Exclusion of Liability) shall be enforceable by any third party referred to in such clause as if such third party were a party to this Agreement.

(b)           The parties to this Agreement may without the consent of any third party (including the Parent, the Manager or the Charterer) vary or rescind this Agreement.

44.          COUNTERPARTS

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

45.          GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, English Law.

46.          JURISDICTION

46.1        Courts of England

Each of the parties to this Agreement irrevocably agrees for the benefit of each of the Finance Parties that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively “Proceedings” and “Disputes”) and, for such purposes, irrevocably submits to the jurisdiction of such courts.

46.2        Waiver

Each of the Obligors irrevocably waives any objection which it might now or hereafter have to Proceedings being brought or Disputes being settled in the courts of England and agrees not to claim that any such court is an inconvenient or inappropriate forum.

46.3        Service of Process

Each of the Obligors agrees that the process by which any Proceedings in England are begun may be served on it by being delivered to Maritime Recovery Limited (Attn: Nicholas Sherriff) of 20, Salcott Road, P.O.Box 293, London SW11 6DJ, United Kingdom (or, if different, its registered office for the time being).  If the appointment of the person mentioned in this Clause ceases to be effective in respect of any of the Obligors, the relevant Obligor shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Administrative Agent shall be entitled to appoint such person by notice to the relevant Obligor. Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by Law.

46.4        Proceedings in Other Jurisdictions

Nothing in Clause 46.1 (Courts of England) shall (and shall not be construed so as to) limit the right of the Finance Parties or any of them to take Proceedings against any of the Obligors in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable Law.

46.5        General Consent

Each of the Obligors consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

46.6        Waiver of Immunity

To the extent that any Obligor may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself, its assets or revenues such immunity (whether or not claimed), such Obligor irrevocably agrees not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
LENDERS AND COMMITMENTS

Lenders	Commitments (US$)

Crédit Agricole Indosuez	95,000,000.00
Fortis Bank (Nederland) N.V.	95,000,000.00
Skandinaviska Enskilda Banken AB (publ.)	95,000,000.00
Nordea Bank Norge ASA	88,000,000.00
Citibank, N.A.	75,000,000.00
DnB NOR Bank ASA	75,000,000.00
HSH Nordbank AG	75,000,000.00
Scotiabank Europe plc	75,000,000.00
SWEDBANK (FöreningsSparbanken AB (publ))	75,000,000.00
The Governor and Company of the Bank of Scotland	75,000,000.00
ING Bank N.V. (Norway)	70,000,000.00
Deutsche Bank AG in Hamburg	32,500,000.00
Schiffshypothekenbank zu Lübeck AG	32,500,000.00
Danish Ship Finance (Danmarks Skibskreditfond)	25,000,000.00
Deutsche Schiffsbank Aktiengesellschaft	25,000,000.00
NIB Capital Bank N.V.	25,000,000.00
Vereins-und Westbank AG	25,000,000.00
TOTAL	1,058,000,000.00

SCHEDULE 2
FORM OF TRANSFER CERTIFICATE

To:          Nordea Bank Norge ASA (the “Administrative Agent”)

TRANSFER CERTIFICATE

This Transfer Certificate relates to the credit facility agreement (the “Credit Facility Agreement”) dated 17 February 2004 entered into between the Borrower, Citigroup Global Markets Limited and Nordea Bank Norge ASA (the “Bookrunners”), Citigroup Global Markets Limited, Nordea Bank Norge ASA, Fortis Bank (Nederland) N.V., Crédit Agricole Indosuez, Skandinaviska Enskilda Banken AB (publ.), DnB NOR Bank ASA, HSH Nordbank AG, Scotiabank Europe plc, Swedbank (FöreningsSparbanken AB (publ)), The Governor and Company of the Bank of Scotland, ING Bank N.V. (Norway), Deutsche Bank AG in Hamburg and Schiffshypothekenbank zu Lübeck AG (the “Mandated Lead Arrangers”), the Administrative Agent, Nordea Bank Norge ASA (the “Security Trustee”), Danish Ship Finance (Danmarks Skibskreditfond), NIB Capital Bank N.V. and Vereins-und Westbank AG (the “Arrangers”), the entities named therein as original guarantors (the “Original Guarantors”) and the entities named therein as lenders (the “Lenders”).  Terms defined or construed in the Credit Facility Agreement shall have the same meanings and constructions when used in this Transfer Certificate.

1.             Terms defined or construed in the Credit Facility Agreement shall have the same meanings and constructions when used in this Transfer Certificate.  The terms “Lender”, “Transferee”, “Lender’s Participation” and “Portion Transferred” are defined in the Schedule to this Transfer Certificate.

2.             The Lender:

(a)           confirms that the details in the Schedule to this Transfer Certificate are an accurate summary of the Lender’s participation in the Agreement and the Interest Periods or Terms (as the case may be) for existing Advances as at the date of this Transfer Certificate; and

(b)           requests the Transferee to accept and procure the transfer to the Transferee of the Portion Transferred by countersigning and delivering this Transfer Certificate to the Administrative Agent at its address for the service of notices designated to the Administrative Agent in accordance with the Credit Facility Agreement.

3.             The Transferee requests the Administrative Agent to accept this Transfer Certificate as being delivered to the Administrative Agent pursuant to and for the purposes of Clause 34.5 (Transfer Certificate) of the Credit Facility Agreement so as to take effect in accordance with the terms of it on the Transfer Date or on such later date as may be determined in accordance with the terms of it.

4.             The Transferee confirms that it has received a copy of the Credit Facility Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not rely on the Lender to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Lender to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Obligor.

5.             The Transferee undertakes with the Lender and each of the other parties to the Credit Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Credit Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Administrative Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6.             The Lender makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Credit Facility Agreement, any other Finance Document or other document relating to it and assumes no responsibility for the financial condition of any Obligor or for the performance and observance by any Obligor of any of its obligations under the Credit Facility Agreement, any Finance Document or any other document relating to it and any and all such conditions and warranties, whether express or implied by Law or otherwise, are excluded.

7.             The Lender gives notice that nothing in this Transfer Certificate or in the Credit Facility Agreement (or any Finance Document or other document relating to it) shall oblige the Lender (a) to accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Credit Facility Agreement transferred pursuant to this Transfer Certificate or (b) to support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever (including the failure by any Obligor or any other party to the Credit Facility Agreement (or any document relating to it) to perform its obligations under any such document) and the Transferee acknowledges the absence of any such obligation as is referred to in (a) and (b) above.

8.             This Transfer Certificate and the rights, benefits and obligations of the parties under this Transfer Certificate shall be governed by and construed in accordance with English Law.

The Schedule

1.	Lender:

2.	Transferee:

3.	Transfer Date:

4.	Lender’s Participation in Facility Portion Transferred

Lender’s Available Commitment*

5.	Lender’s Participation in Outstandings Interest Period Portion Transferred

*              Details of the Lender’s Available Commitment should not be completed after the Termination Date.

[Lender]	[Transferee]

By:	By:

Date:	Date:

Administrative Details of Transferee and its Facility Office

Facility Office Address:

Contact Name:

Account for Payments:

Fax:

Telephone:

SCHEDULE 3

PART I - CONDITIONS PRECEDENT TO FIRST DRAWDOWN

1.             Corporate Documents

In relation to each Original Obligor, the Parent, the Charterer and the Manager:

(a)           a copy of its up to date constitutional documents and, if applicable, a good standing certificate;

(b)           a copy of a board resolution or resolutions approving the execution, delivery and performance of the Transaction Documents to which it is party and the terms and conditions thereof and authorising a named person or persons to sign the Transaction Documents to which it is party and any documents to be delivered by such party pursuant thereto;

(c)           if applicable, a copy of a resolution or resolutions of its shareholders approving the execution, delivery and performance of the Transaction Documents to which it is party and the terms and conditions thereto; and

(d)           a duly completed certificate of a duly authorised officer in substantially the form set out in Part III of Schedule 3 (Form of Corporate Certificate) (as amended in respect of any documents to be delivered subsequently pursuant to and in accordance with Clause 4.1(i)(Conditions to Drawdown)).

2.             Authorisations and Clearances

A copy of each Necessary Authorisation requested by the Administrative Agent.

3.             Projections and Reports

Each of the following documents, each of which is to be addressed to the Administrative Agent on behalf of the Finance Parties or is to be delivered with written confirmation that it can be relied upon by the Finance Parties:

(a)           the Additional Projections (if any); and

(b)           the Initial Appraisal Package relating to each Collateral Vessel (all written confirmations forming part of such Initial Appraisal Packages together establishing that the Total Collateral Value (as determined in accordance with this Agreement) is at least $1,950,000,000, without prejudice to the Collateral Maintenance Test).

4.             Financial Statements

Copies of the Original Financial Statements.

5.             Finance Documents

Original executed copies of the following documents executed by each of the parties thereto:

(a)           this Agreement;

(b)           the Initial Security Documents;

(c)           the Security Trust Deed;

(d)           the Fee Letters;

(e)           the Deed of Undertaking and

(f)            any other Finance Document required by the Administrative Agent.

6.             Senior Note Documents

Copies, certified as true copies by a duly authorised officer of the Borrower or Parent of the following documents (if applicable) executed by each of the parties thereto:

(a)           the Offering Memorandum;

(b)           the Senior Note Indenture;

(c)           the Senior Note Purchase Agreement; and

(d)           the Senior Notes.

7.             Other Transaction Documents

Copies, certified as true copies by a duly authorised officer of the Borrower or Parent of the following documents executed by each of the parties thereto :

(a)           the Performance Guarantee;

(b)           the Administrative Services Agreement;

(c)           the Charter Ancillary Agreement;

(d)           the Commercial Management Agreement; and

(e)           the Fleet Purchase Agreement and each other Acquisition Document for the time being available to any Obligor.

8.             Process Agent

Written confirmation from the process agent referred to in Clause 46.3 (Service of Process) that it accepts its appointment as process agent of each Obligor, the Parent, the Charterer and the Manager.

9.             Legal Opinions

An opinion of:

(a)           White & Case, legal advisers to the Administrative Agent and the Mandated Lead Arrangers on matters of English law;

(b)           Conyers, Dill & Pearman, London on matters of Bermudan law; and

(c)           Kluge Advokatfirma on matters of Norwegian law;

in each case, addressed to the Finance Parties.

10.          Issuance of Senior Notes

Evidence satisfactory to the Administrative Agent that the Borrower has issued the Senior Notes in accordance with the Senior Note Documents.

11.          Available Cash

Evidence satisfactory to the Administrative Agent that the Borrower and the Original Guarantors between them have (and immediately following the forty seventh Acquisition, will continue to have) free and available cash on hand of at least $25,000,000, of which $20,000,000 may be prepaid charter hire.

12.          No Conflict

In relation to the Borrower, evidence satisfactory to the Administrative Agent that:

(a)           the entry into and performance of the Transaction Documents to which the Borrower is a party will not breach any borrowing or other Indebtedness limit to which it is subject; and

(b)           the performance by it of its obligations under the Credit Facility Agreement and any other agreement or document executed pursuant thereto does not and will not breach any agreement binding on the Borrower and all Necessary Authorisations required in connection therewith have been obtained and are current.

13.          Solvency of Group

Evidence satisfactory to the Administrative Agent that, following the consummation of the Transaction and the incurrence of all Indebtedness by the Group (applicable at such time) in connection with the Transaction, (a) such Group, taken as a whole, will be solvent during the foreseeable future and able to repay its debts as they fall due in accordance with its obligations and (b) the Guarantors at such time and each of their direct and indirect Subsidiaries (if any), taken as a whole, will be solvent during the foreseeable future and able to repay their debts as they fall due in accordance with their obligations.

14.          Other Documents

Any other documents or evidence which the Administrative Agent may reasonably require.

PART II - CONDITIONS TO EACH ACQUISITION

1.             Authorisations and Clearances

A copy of each Necessary Authorisation requested by the Administrative Agent, to the extent not already delivered pursuant to and in accordance with Clause 3 (Conditions Precedent).

2.             Collateral Vessel Security Documents

In relation to a Collateral Vessel Owner, at least 2 original copies of the following documents (the “Collateral Vessel Security Documents”) duly executed by the relevant Collateral Vessel Owner in respect of the relevant Collateral Vessel, together with all documents required to be delivered pursuant to the Collateral Vessel Security Documents and evidence that the Encumbrances constituted thereby have been (or will be) registered promptly and/or otherwise perfected to the extent required by the Administrative Agent and in accordance with applicable Law:

(a)           a Mortgage;

(b)           a Deed of Covenant (if applicable);

(c)           a Tripartite Agreement (if applicable);

(d)           a Bareboat Charter Assignment (if applicable); and

(e)           a General Assignment.

3.             Relevant Bareboat Charters and Existing Time Charters

If applicable, copies, certified as true copies by a duly authorised officer of the relevant Collateral Vessel Owner of the Relevant Bareboat Charters (in executed or agreed form, as applicable) or Existing Time Charters (in executed form) relating to the relevant Collateral Vessel.

4.             Management Agreements and Other Management Agreements

Copies, certified as true copies by a duly authorised officer of the relevant Collateral Vessel Owner of the Management Agreement and (if applicable) the Other Management Agreement relating to the relevant Collateral Vessel.

5.             Acquisition Documents

Copies, certified as true copies by a duly authorised officer of the relevant Collateral Vessel Owner of all Acquisition Documents relating to the acquisition of such Collateral Vessel Owner

(to the extent not already delivered pursuant to and in accordance with Clause 3 (Conditions Precedent)).

6.             Time Charter Parties

Copies, certified as true copies by a duly authorised officer of the relevant Collateral Vessel Owner of the Time Charter Party relating to the relevant Collateral Vessel.

7.             Legal Opinions

(a)           Opinions addressed to the Finance Parties from the counsel referred to under paragraph 9 in Part I of Schedule 3 (Condition Precedent to First Drawdown) in relation to the Transaction Documents designated by the Administrative Agent, to the extent that such opinions have not been provided pursuant to and in accordance with Clause 3 (Conditions Precedent).

(b)           A draft opinion from the relevant local counsel in respect of the law of the jurisdiction (x) in which the relevant Collateral Vessel Owner is incorporated and (if applicable) (y) in which the relevant Collateral Vessel is registered, in each case, in a form acceptable to the Mandated Lead Arrangers (to be issued pursuant to and in accordance with Clause 4.3 (Legal Opinions)), such local counsel being:

(i)            Watson, Farley & Williams in relation to matters of Marshall Islands, Liberian and (if applicable) French law;

(ii)           Khattar Wong & Partners in relation to matters of Singapore law;

(iii)         Higgs & Johnson in relation to matters of Bahamian law;

(iv)          Dickinson, Cruickshank & Co. in relation to matters of Isle of Man law;

(v)            Patton, Moreno & Asvat in relation to matters of Panamanian law; and/or

(vi)          Johnson Stokes & Master in relation to matters of Hong Kong law,

in each case, addressed to the Finance Parties.

8.             Insurance Report and Certificate

The Insurance Report and Certificate relating to the relevant Collateral Vessel, which is to be addressed to the Administrative Agent on behalf of the Finance Parties or is to be delivered with written confirmation that it can be relied upon by the Finance Parties.

9.             Updated Appraisal Package

To the extent required by the Administrative Agent, an Updated Appraisal Package relating to the relevant Collateral Vessel.

10.          Collateral Vessels

(a)           Documentary evidence that the Mortgage entered into or to be entered into by the relevant Collateral Vessel Owner has been duly registered and/or recorded as a valid first priority ship mortgage in accordance with the laws of the relevant jurisdiction.

(b)           Documentary evidence that the relevant Collateral Vessel:

(i)            is definitively and permanently registered in the name of the applicable Collateral Vessel Owner under a flag acceptable to the Administrative Agent, including, without limitation, certificates of ownership from appropriate authorities;

(ii)           is in the absolute and unencumbered ownership of such Collateral Vessel Owner, save as contemplated by the Finance Documents;

(iii)         maintains the highest class with a classification society acceptable to the Administrative Agent and is free of all overdue recommendations and conditions of such classification society; and

(iv)          is insured in accordance with this Agreement and all requirements herein in respect of Insurances for the time being applicable have been complied with (in addition to the delivery of the Insurance Report and Certificate relating to such Collateral Vessel to the satisfaction of the Administrative Agent).

(c)           Copies of the documents of compliance and of the Collateral Vessel’s Safety Management Certificate (together with any other details of the applicable safety management system which the Administrative Agent may require).

(d)           The results of maritime registry searches relating to the relevant Collateral Vessel.

11.          Corporate Certificate

A duly completed certificate of a duly authorised officer of the relevant Collateral Vessel Owner in substantially the form set out in Part III of Schedule 3 (Form of Corporate Certificate) (as amended in respect of any documents already delivered pursuant to and in accordance with Clause 3 (Conditions Precedent)).

12.          Acquisition Unconditional

Evidence satisfactory to the Administrative Agent that all conditions precedent to the consummation of the relevant Acquisition have been satisfied, subject only to the payment of the relevant Purchase Price.

13.          No Conflict

Evidence satisfactory to the Administrative Agent that:

(a)           the entry into and performance of the Transaction Documents to which the relevant Collateral Vessel Owner is a party does not and will not breach any borrowing or other Indebtedness limit to which it is subject; and

(b)           the execution, delivery and performance of an Accession Notice by such Collateral Vessel Owner if applicable and the performance by it of its obligations under the Credit Facility Agreement and any other agreement or document executed pursuant thereto does not and will not breach any agreement binding on such Collateral Vessel Owner and all Necessary Authorisations required in connection therewith have been obtained and are current.

14.          Conditions Precedent

Evidence satisfactory to the Administrative Agent that each of the documents and other evidence delivered to it pursuant to Clause 3 (Conditions Precedent) (other than any legal opinions) in relation to the relevant Collateral Vessel Owner remain up-to-date and in full force and effect, and since the delivery of such documents and other evidence, no amendment, supplement, waiver or other variation has been made thereto (other than (if applicable) as approved by the Mandated Lead Arrangers and set out in such certificate).

15.          Other Documents

Any other documents or evidence which the Administrative Agent may reasonably require.

PART III - FORM OF CORPORATE CERTIFICATE

To:          Nordea Bank Norge ASA (as the “Administrative Agent”)

We refer to a credit facility agreement (the “Credit Facility Agreement”) dated 17 February 2004 entered into between the Borrower, Citigroup Global Markets Limited and Nordea Bank Norge ASA (the “Bookrunners”), Citigroup Global Markets Limited, Nordea Bank Norge ASA, Fortis Bank (Nederland) N.V., Crédit Agricole Indosuez, Skandinaviska Enskilda Banken AB (publ.), DnB NOR Bank ASA, HSH Nordbank AG, Scotiabank Europe plc, Swedbank (FöreningsSparbanken AB (publ)), The Governor and Company of the Bank of Scotland, ING Bank N.V. (Norway), Deutsche Bank AG in Hamburg and Schiffshypothekenbank zu Lübeck AG (the “Mandated Lead Arrangers”), the Administrative Agent, Nordea Bank Norge ASA (the “Security Trustee”), Danish Ship Finance (Danmarks Skibskreditfond), NIB Capital Bank N.V. and Vereins-und Westbank AG (the “Arrangers”), the entities named therein as original guarantors (the “Original Guarantors”) and the entities named therein as Lenders (the “Lenders”).  Terms defined or construed in the Credit Facility Agreement shall have the same meanings and constructions when used in this Certificate.

I, [name], a Director of [name of Obligor/Parent/Manager/Charterer] of [address] (the “Company”)

CERTIFY that:

(a)           attached to this Certificate marked “A” are, true, correct, complete and up-to-date copies of [•] [For Corporate Certificate to be delivered under Part I of Schedule 3, refer to each of Transaction Documents (other than any Finance Document) to be delivered under Part I of Schedule 3.  Each such Transaction Document only required to be delivered and certified by one Obligor (Borrower should certify principal Transaction Documents in such Corporate Certificate).  For Corporate Certificate to be delivered under Part II of Schedule 3, refer to Transaction Documents relating to relevant Collateral Vessel to be delivered under Part II of Schedule 3 (relevant Collateral Vessel Owner should certify such Transaction Documents).];

(b)           attached to this Certificate marked “B” are true, correct, complete and up-to-date copies of all documents which contain or establish or relate to the constitution of the Company [and a good standing certificate in respect of it];

(c)           attached to this Certificate marked “C” is a true, correct and complete copy of [resolutions duly passed] at [a meeting of the Board of Directors and/or Shareholders] of the Company duly convened and held on [        ] approving the Transaction Documents to which the Company is a party and authorising their execution, signature, delivery and performance and such resolutions have not been amended, modified or revoked and are in full force and effect;

(d)           [attached to this Certificate and marked “D” is a true, correct and complete copy of all the Necessary Authorisations referred to in Part II of Schedule 3 (Conditions to each Acquisition);]

(e)           [attached to this Certificate marked “E” is a true, complete and correct copy of the acceptance by [•] in England of its appointment as agent of the Company for the purpose of accepting service of process.  I confirm that such agent’s appointment remains in force as at the date of this Agreement;]

(f)            the entry into and performance of the Transaction Documents to which the Company is a party will not breach any borrowing or other Indebtedness limit to which the Company is subject;

(g)           [each of the documents and other evidence delivered to the Administrative Agent by or on behalf of the Company pursuant to Clause 3 (Conditions Precedent) (other than any legal opinions) remain up-to-date and in full force and effect, and since the delivery of such documents and other evidence, no amendment, supplement, waiver or other variation has been made thereto [(other than as approved by the Mandated Lead Arrangers pursuant to a written notice dated [•] 2004);]

(h)           [all conditions precedent to the consummation of the Acquisition of the Company have been satisfied, subject only to the payment of the relevant Purchase Price;]

(i)            [[the execution, delivery and performance of the Accession Notice and] the performance by the Company of its obligations under the Credit Facility Agreement and any other agreement or document (if any) executed pursuant thereto does not and will not breach any agreement binding on the Company and all Necessary Authorisations required in connection therewith have been obtained and are current;] [and]

(j)            [following the consummation of the Transaction and the incurrence of all Indebtedness by the Group (applicable at such time) in connection with the Transaction, (a) such Group, taken as a whole, will be solvent during the foreseeable future and able to repay its debts as they fall due in accordance with its obligations and (b) the Guarantors at such time and each of their direct and indirect Subsidiaries (if any), taken as a whole, will be solvent during the foreseeable future and able to repay their debts as they fall due in accordance with their obligations].

[The following signatures are the true signatures of the persons who have been authorised to sign the relevant Transaction Documents on behalf of the Company and to give notices and communications (including Drawdown Requests) under or in connection with the Transaction Documents on behalf of the Company].*

* Include in respect of the Borrower.

Name	Position	Signature

[ ]	[ ]	[ ]

Signed:
Director

Date:	[ ]

I, [name], a [Director/Secretary] of [name of Obligor/Parent/Manager/Charterer] (the “Company”), certify that the persons whose names and signatures are set out above are duly appointed directors of the Company and that the signatures of each of them above are their respective signatures.

Signed:
[Director/Secretary]

Date:	[ ]

PART IV - INITIAL SECURITY DOCUMENTS

1.             Assignments by each of the Collateral Vessel Owners in favour of the Security Trustee in respect of (i) the Insurances (ii) the requisition proceeds (iii) the relevant Management Agreement (iv) the Administrative Services Agreement (v) the relevant Time Charter Party (vi) the Charter Ancillary Agreement (vii) the Performance Guarantee and (iix) the benefit of the assignment referred to under paragraph 10 below.

2.             Floating charge by the Charterer in favour of the Borrower in respect of the assets of the Charterer.

3.             Share pledge by the Parent in favour of the Borrower in respect of the share capital of the Charterer.

4.             Share charges/pledges by the Borrower in favour of the Security Trustee in respect of the share capital of each of the Original Guarantors.

5.             Share charges/pledges by Madeira International Corp. in favour of the Security Trustee in respect of the share capital of each Collateral Vessel Owner owned by it.

6.             Assignments by the Charterer in favour of each of the Collateral Vessel Owners in respect of the Commercial Management Agreement.

7.             Assignment by the Borrower in favour of the Security Trustee in respect of (i) the floating charge by the Charterer (ii) the Performance Guarantee (iii) the share pledge by the Parent (iv) the Charter Ancillary Agreement (v) the Fleet Purchase Agreement and (vi) the Administrative Services Agreement.

8.             Account pledge by the Charterer in favour of the Borrower in respect of the Charter Account with the Security Trustee.

9.             Assignment by Borrower in favour of the Security Trustee in respect of the account pledge referred to in paragraph 8 above.

10.          Assignments by the Manager in favour of each Collateral Vessel Owner in respect of the insurances relating to off-hire.

11.          Account pledge by the Borrower in favour of the Security Trustee in respect of the Borrower Account.

12.          Letter of undertaking/subordination agreement by Frontline Management AS and/or the Parent in favour of the Security Trustee in respect of any off-hire insurance relating to a Collateral Vessel under which such entities are named as co-assured.

SCHEDULE 4
FORM OF DRAWDOWN REQUEST

From:      Ship Finance International Limited (the “Borrower”)

To:          Nordea Bank Norge ASA (the “Administrative Agent”)

Date: [•]

Dear Sirs

We refer to a credit facility agreement (the “Credit Facility Agreement”) dated 17 February 2004 entered into between the Borrower, Citigroup Global Markets Limited and Nordea Bank Norge ASA (the “Bookrunners”), Citigroup Global Markets Limited, Nordea Bank Norge ASA, Fortis Bank (Nederland) N.V., Crédit Agricole Indosuez, Skandinaviska Enskilda Banken AB (publ.), DnB NOR Bank ASA, HSH Nordbank AG, Scotiabank Europe plc, Swedbank (FöreningsSparbanken AB (publ)), The Governor and Company of the Bank of Scotland, ING Bank N.V. (Norway), Deutsche Bank AG in Hamburg and Schiffshypothekenbank zu Lübeck AG (the “Mandated Lead Arrangers”), the Administrative Agent, Nordea Bank Norge ASA (the “Security Trustee”), Danish Ship Finance (Danmarks Skibskreditfond), NIB Capital Bank N.V. and Vereins-und Westbank AG (the “Arrangers”), the entities named therein as original guarantors (the “Original Guarantors”) and the entities named therein as Lenders (the “Lenders”).  Terms defined or construed in the Credit Facility Agreement shall have the same meanings and constructions when used in this request.

We give you notice that, pursuant to the Credit Facility Agreement, we wish the Lenders to make an Advance on the following terms:

(a)           Applicable Advance Amount: $[        ]

(b)           Interest Period: [              ]

(c)           Proposed date of Advance: [        ] (or if that day is not a Business Day, the next Business Day)

(d)           Collateral Vessel to which such Advance is to relate: [        ]

We confirm that, at the date of this Request, each of the representations deemed to be repeated pursuant to Clause 15.31 (Repetition) are true and no Default is continuing or would result from the Advance to which this Drawdown Request relates.

The proceeds of this drawdown should be credited to the following account:

Relevant bank: [•]

Address: [•]

Account number: [•]

Sort code: [•]

Account holder: [•]

Yours faithfully

For and on behalf of

SHIP FINANCE INTERNATIONAL LIMITED

SCHEDULE 5
FORM OF ACCESSION NOTICE

THIS ACCESSION NOTICE is entered into on [                        ] by [insert name of subsidiary] (the “Subsidiary”) and [insert name of Borrower] by way of a deed in favour of the Finance Parties (as defined in the Credit Facility Agreement referred to below).

BACKGROUND

A             By a credit facility agreement (the “Credit Facility Agreement”) dated 17 February 2004 entered into between Ship Finance International Limited (the “Borrower”), Citigroup Global Markets Limited and Nordea Bank Norge ASA (the “Bookrunners”), Citigroup Global Markets Limited, Nordea Bank Norge ASA, Fortis Bank (Nederland) N.V., Crédit Agricole Indosuez, Skandinaviska Enskilda Banken AB (publ.), DnB NOR Bank ASA, HSH Nordbank AG, Scotiabank Europe plc, Swedbank (FöreningsSparbanken AB (publ)), The Governor and Company of the Bank of Scotland, ING Bank N.V. (Norway), Deutsche Bank AG in Hamburg and Schiffshypothekenbank zu Lübeck AG (the “Mandated Lead Arrangers”), Nordea Bank Norge ASA (the “Administrative Agent”), Nordea Bank Norge ASA (the “Security Trustee”), Danish Ship Finance (Danmarks Skibskreditfond), NIB Capital Bank N.V. and Vereins-und Westbank AG (the “Arrangers”), the entities named therein as original guarantors (the “Original Guarantors”) and the entities named therein as Lenders (the “Lenders”), the Lenders agreed to provide to the Borrower a $1,058,000,000 credit facility.  Terms defined or construed in the Credit Facility Agreement have the same meanings and constructions when used in this Accession Notice.

B             [The Borrower has requested that the Subsidiary become an Acceding Guarantor pursuant to and in accordance with Clause 23 (Acceding Guarantors) of the Credit Facility Agreement.]

NOW THIS DEED WITNESS AS FOLLOWS:

1.             Terms defined in the Credit Facility Agreement have the same meanings in this Agreement.

2.             The Subsidiary is a company duly organised under the laws of [insert relevant jurisdiction].

3.             The Subsidiary confirms that it has received from the Borrower a true and up-to-date copy of the Credit Facility Agreement and the other Finance Documents.

4.             The Subsidiary undertakes, upon its becoming a Guarantor, to perform all the obligations expressed to be undertaken under the Credit Facility Agreement and the other Finance Documents by a Guarantor and agrees that it shall be bound by the Credit Facility

Agreement and the other Finance Documents in all respects as if it had been an original party to it as an Original Guarantor. [Provided that [make such exceptions as may be necessary to limit the obligations of an Acceding Guarantor to ensure that such obligations are enforceable in accordance with applicable Law]].

5.             The Borrower:

(a)           repeats each of the representations deemed to be repeated pursuant to Clause 15.31 (Repetition); and

(b)           confirms that no Default is continuing or will occur as a result of the Subsidiary becoming an Acceding Guarantor.

6.             The Subsidiary makes, in relation to itself, the representations and warranties set out in Clause 15 (Representations and Warranties) of the Credit Facility Agreement (to the extent that the same are stated to apply to the Guarantors).]

7.             [The Subsidiary confirms that it has appointed Maritime Recovery Limited of 20, Salcott Road, P.O.Box 293, London SW11 6DJ, UK, to be its process agent for the purposes of accepting service of Proceedings on it.]

8.             The Subsidiary’s administrative details for the purposes of the Credit Facility Agreement are as follows:

Address:

Contact:

Telephone No:

Fax No:

9.             This Accession Notice and the rights, benefits and obligations of the parties under this Accession Notice shall be governed by and construed in accordance with English law.

This Accession Notice has been executed as a Deed by the Borrower and the Subsidiary and signed by the Administrative Agent on the date written at the beginning of this Accession Notice.

THE COMMON SEAL of	)
[Name of Subsidiary]	)
was hereunto affixed in the	)
presence of:	)

Director	)
[insert name of director]

Director/Secretary	)
[insert name of director/secretary]

[OR]

EXECUTED as a DEED by

[Name of Subsidiary]

acting by

THE COMMON SEAL of	)
Ship Finance International Limited	)
was hereunto affixed in	)
the presence of:	)

Director	)
[insert name of director]

Director/Secretary	)
[insert name of director/secretary]

OR

EXECUTED as a DEED by
Ship Finance International Limited
acting by

THE ADMINISTRATIVE AGENT

Nordea Bank Norge ASA

By:

SCHEDULE 6
FORM OF DIRECTORS’ COMPLIANCE CERTIFICATE

To:          Nordea Bank Norge ASA (the “Administrative Agent”)

Dear Sirs

Certificate dated [        ] in respect of the period ended [        ] (the “Certification Date”)

We refer to a credit facility agreement (the “Credit Facility Agreement”) dated 17 February 2004 entered into between Ship Finance International Limited (the “Borrower”), Citigroup Global Markets Limited and Nordea Bank Norge ASA (the “Bookrunners”), Citigroup Global Markets Limited, Nordea Bank Norge ASA, Fortis Bank (Nederland) N.V., Crédit Agricole Indosuez, Skandinaviska Enskilda Banken AB (publ.), DnB NOR Bank ASA, HSH Nordbank AG, Scotiabank Europe plc, Swedbank (FöreningsSparbanken AB (publ)), The Governor and Company of the Bank of Scotland, ING Bank N.V. (Norway), Deutsche Bank AG in Hamburg and Schiffshypothekenbank zu Lübeck AG (the “Mandated Lead Arrangers”), the Administrative Agent, Nordea Bank Norge ASA (the “Security Trustee”), Danish Ship Finance (Danmarks Skibskreditfond), NIB Capital Bank N.V. and Vereins-und Westbank AG (the “Arrangers”), the entities named therein as original guarantors (the “Original Guarantors”) and the entities named therein as Lenders (the “Lenders”).  Terms defined or construed in the Credit Facility Agreement have the same meanings and constructions when used in this Compliance Certificate.

1.             This Compliance Certificate is provided in accordance with Clause 16.4 (Compliance Certificates) of the Credit Facility Agreement.

2.             [•], being the chief financial officer of the Borrower as at the date of this Agreement, confirm that the financial covenants contained in Clause 17 (Financial Condition) of the Credit Facility Agreement have been complied with as at the Certification Date.

3.             Our confirmation is based on the following:

[Set out calculations for each condition required to be met by Clause 17 including each element required to determine relevant amount/ratio]

4.             We further confirm that no Default is continuing as at the Certification Date.

Signed:	Signed:

Name:	Name:

Title:	Title:

Date:	Date:

SCHEDULE 7

PART I - GROUP STRUCTURE

PART II - COLLATERAL VESSELS

Collateral Vessel Owner	Collateral Vessel	Built	Size (dwt)	Type	Purchase Price ($)	Applicable Advance Amount ($)

	Suezmaxes

Langkawi Shipping Ltd.	Front Birch	1991	152,000	SH	25,244,984	8,198,452

Sibu Shipping Ltd.	Front Maple	1991	152,000	SH	25,376,672	8,198,452

Granite Shipping Ltd	Front Granite	1991	142,031	SH	24,651,232	7,964,211

Puerto Reinosa Shipping Co. S.A.	Front Lillo	1991	147,143	SH	26,168,474	7,964,211

Front Tujuh Pte Ltd.	Front Emperor	1992	147,273	SH	27,554,389	8,315,573

Southwest Tankers Inc.	Front Sunda	1992	142,031	SH	26,950,136	8,315,573

West Tankers Inc.	Front Comor	1993	142,031	SH	28,427,159	8,784,056

Fourways Marine Limited	Front Spirit	1993	147,273	SH	29,736,708	8,784,056

Front Pride Shipping Inc.	Front Pride	1993	149,686	DH	35,601,323	18,600,000

Front Splendour Shipping Inc.	Front Splendour	1995	149,745	DH	39,519,675	22,200,000

Front Glory Shipping Inc.	Front Glory	1995	149,834	DH	39,223,825	22,200,000

Front Ardenne Inc.	Front Ardenne	1997	153,000	DH	41,351,909	25,200,000

Rakis Maritime S.A.	Front Fighter	1998	153,328	DH	41,637,071	26,400,000

Patrio Shipping Ltd.	Front Hunter	1998	153,344	DH	41,731,293	26,400,000

Bolzano Pte. Ltd.	Mindanao	1998	158,000	DH	39,320,280	26,400,000

Front Brabant Inc.	Front Brabant	1998	153,000	DH	41,358,378	26,400,000

	VLCCs

Cirebon Shipping Pte. Ltd.	Front Vanadis	1990	285,782	SH	34,674,308	9,779,583

Fox Maritime Pte. Ltd.	Front Sabang	1990	285,715	SH	33,537,308	9,779,583

Front Empat Pte. Ltd.	Front Highness	1991	284,420	SH	38,925,161	10,248,067

Front Lima Pte. Ltd.	Front Lady	1991	284,420	SH	39,234,534	10,248,067

Collateral Vessel Owner	Collateral Vessel	Built	Size (dwt)	Type	Purchase Price ($)	Applicable Advance Amount ($)

Front Enam Pte. Ltd.	Front Lord	1991	284,420	SH	38,873,902	10,248,067

Front Tiga Pte. Ltd.	Front Duke	1991	284,420	SH	42,285,596	10,775,109

Sea Ace Corp.	Front Ace	1993	275,546	SH	44,126,960	11,126,472

Front Dua Pte. Ltd.	Front Duchess	1993	284,480	SH	45,451,803	11,126,472

Edinburgh Navigation S.A.	Edinburgh	1993	302,493	SH	42,938,988	11,770,636

Golden Bayshore Shipping Corporation	Navix Astral	1996	275,644	SH	49,683,613	12,473,360

Golden Sound Corp.	New Vista	1998	300,149	DH	67,662,762	37,700,000

Golden Seaway Corp.	New Vanguard	1998	300,058	DH	67,431,819	37,700,000

Golden Fjord Corp.	Front Commerce	1999	300,144	DH	68,526,501	39,400,000

Golden Estuary Corp.	Front Comanche	1999	300,133	DH	68,193,882	39,400,000

Golden Current Limited	Opalia	1999	302,193	DH	56,343,723	39,400,000

Golden Tide Corp.	New Circassia	1999	306,009	DH	64,184,079	39,400,000

Oscilla Shipping Limited	Oscilla	2000	302,193	DH	51,364,002	40,900,000

Ariake Transport Corp.	Ariake	2001	298,530	DH	74,247,705	42,500,000

Front Stratus Inc.	Front Stratus	2002	298,500	DH	72,229,427	43,900,000

Front Saga Inc.	Front Page	2002	298,500	DH	72,480,897	43,900,000

Front Serenade Inc.	Front Serenade	2002	299,152	DH	70,640,255	43,900,000

Front Falcon Corp.	Front Falcon	2002	308,000	DH	73,498,862	43,900,000

Hitachi Hull 4983 Ltd.	Hakata	2002	296,000	DH	75,310,055	43,900,000

	OBOs

Front Lapan Pte. Ltd.	Front Climber	1991	169,178	DH	31,052,994	18,900,000

Transcorp Pte. Ltd.	Front Guider	1991	169,142	DH	36,371,734	18,900,000

Bonfield Shipping Limited	Front Driver	1991	169,177	DH	34,483,616	18,900,000

Front Sembilan Pte. Ltd.	Front Leader	1991	169,381	DH	31,025,808	18,900,000

Katong Investments Limited	Front Breaker	1991	169,381	DH	35,438,232	18,900,000

Collateral Vessel Owner	Collateral Vessel	Built	Size (dwt)	Type	Purchase Price ($)	Applicable Advance Amount ($)

Aspinall Pte. Ltd.	Front Viewer	1992	169,381	DH	38,781,295	19,900,000

Rettie Pte. Ltd.	Front Striver	1992	169,204	DH	37,104,624	19,900,000

Blizana Pte. Ltd.	Front Rider	1992	169,718	DH	38,439,499	19,900,000

TOTAL:					2,108,397,452	1,058,000,000

SH = Single Hulled

DH = Double Hulled

SCHEDULE 8
FORM OF CONSOLIDATION NOTICE

To:          Nordea Bank Norge ASA (the “Administrative Agent”)

From:      Ship Finance International Limited (the “Borrower”)

Date:       [•] 2004

Dear Sirs

We refer to a credit facility agreement (the “Credit Facility Agreement”) dated 17 February 2004 entered into between the Borrower, Citigroup Global Markets Limited and Nordea Bank Norge ASA as Bookrunners, Citigroup Global Markets Limited, Nordea Bank Norge ASA, HSH Nordbank AG, Fortis Bank (Nederland) N.V., Crédit Agricole Indosuez, Skandinaviska Enskilda Banken AB (publ.), DnB NOR Bank ASA, HSH Nordbank AG, Scotiabank Europe plc, Swedbank (FöreningsSparbanken AB (publ)), The Governor and Company of the Bank of Scotland, ING Bank N.V. (Norway), Deutsche Bank AG in Hamburg and Schiffshypothekenbank zu Lübeck AG as Mandated Lead Arrangers, the Administrative Agent, Nordea Bank Norge ASA as the Security Trustee, Danish Ship Finance (Danmarks Skibskreditfond), NIB Capital Bank N.V. and Vereins-und Westbank AG as the Arrangers, the entities named therein as original guarantors (the “Original Guarantors”) and the entities named therein as Lenders (the “Lenders”).  Terms defined or construed in the Credit Facility Agreement have the same meanings and constructions when used in this Consolidation Notice.

We further refer to the Consolidation Date which is to occur on 17 May 2004.  Pursuant to Clause 8.3(b) (Consolidation of Advances) of the Credit Facility Agreement, we hereby give you notice as follows:

(a)           the number of Advances that we wish to remain outstanding from the Consolidation Date is [•]; and

(b)           the principal amount and Interest Period to be applicable to each such Advance (with effect from the Consolidation Date) shall be as follows:*

(i)            Advance One: [principal amount] [1] month;

(ii)           Advance Two: [principal amount] [2] months;

(iii)         Advance Three: [principal amount] [3] months;

* Delete as appropriate.  Maximum of six Advances.

(iv)          Advance Four: [principal amount] [6] months;

(v)            Advance Five [principal amount] [9] months; and

(vi)          Advance Six [principal amount] [12] months.

(c)           For the avoidance of doubt, we acknowledge that the aggregate amount outstanding under the Facility in respect of the principal amount immediately following the Consolidation Date will equal [•].§

Yours faithfully

For and on behalf of

SHIP FINANCE INTERNATIONAL LIMITED

§ Equal to the sum of the amounts listed under paragraph (b).

SCHEDULE 9
REPAYMENT

	(Amounts in US$)
Collateral Vessel	1	2	3	4	5	6	7	8
	(in $)
Suezmax

Front Birch	341,602	341,602	341,602	341,602	341,602	341,602	341,602	341,602
Front Maple	341,602	341,602	341,602	341,602	341,602	341,602	341,602	341,602
Front Granite	331,842	331,842	331,842	331,842	331,842	331,842	331,842	331,842
Front Lillo	331,842	331,842	331,842	331,842	331,842	331,842	331,842	331,842
Front Emperor	346,482	346,482	346,482	346,482	346,482	346,482	346,482	346,482
Front Sunda	346,482	346,482	346,482	346,482	346,482	346,482	346,482	346,482
Front Comor	366,002	366,002	366,002	366,002	366,002	366,002	366,002	366,002
Front Spirit	366,002	366,002	366,002	366,002	366,002	366,002	366,002	366,002
Front Pride	465,000	465,000	465,000	465,000	465,000	465,000	465,000	465,000
Front Splendour	462,500	462,500	462,500	462,500	462,500	462,500	462,500	462,500
Front Glory	462,500	462,500	462,500	462,500	462,500	462,500	462,500	462,500
Front Ardenne	450,000	450,000	450,000	450,000	450,000	450,000	450,000	450,000
Front Fighter	440,000	440,000	440,000	440,000	440,000	440,000	440,000	440,000
Front Hunter	440,000	440,000	440,000	440,000	440,000	440,000	440,000	440,000
Front Mindanao	440,000	440,000	440,000	440,000	440,000	440,000	440,000	440,000
Front Brabant	440,000	440,000	440,000	440,000	440,000	440,000	440,000	440,000

VLCCs

Front Vanadis	488,979	488,979	488,979	488,979	488,979	488,979	488,979	488,979
Front Sabang	488,979	488,979	488,979	488,979	488,979	488,979	488,979	488,979
Front Highness	427,003	427,003	427,003	427,003	427,003	427,003	427,003	427,003
Front Lady	427,003	427,003	427,003	427,003	427,003	427,003	427,003	427,003
Front Lord	427,003	427,003	427,003	427,003	427,003	427,003	427,003	427,003
Front Duke	448,963	448,963	448,963	448,963	448,963	448,963	448,963	448,963
Front Ace	463,603	463,603	463,603	463,603	463,603	463,603	463,603	463,603
Front Duchess	463,603	463,603	463,603	463,603	463,603	463,603	463,603	463,603
Edinburgh	490,443	490,443	490,443	490,443	490,443	490,443	490,443	490,443
Navix Astral	519,723	519,723	519,723	519,723	519,723	519,723	519,723	519,723
New Vista	628,333	628,333	628,333	628,333	628,333	628,333	628,333	628,333
New Vanguard	628,333	628,333	628,333	628,333	628,333	628,333	628,333	628,333
Front Commerce	615,625	615,625	615,625	615,625	615,625	615,625	615,625	615,625
Front Comanche	615,625	615,625	615,625	615,625	615,625	615,625	615,625	615,625

	(Amounts in US$)
Collateral Vessel	1	2	3	4	5	6	7	8
	(in $)

Opalia	615,625	615,625	615,625	615,625	615,625	615,625	615,625	615,625
New Circassia	615,625	615,625	615,625	615,625	615,625	615,625	615,625	615,625
Oscilla	601,471	601,471	601,471	601,471	601,471	601,471	601,471	601,471
Ariake	590,278	590,278	590,278	590,278	590,278	590,278	590,278	590,278
Front Stratus	577,632	577,632	577,632	577,632	577,632	577,632	577,632	577,632
Front Page	577,632	577,632	577,632	577,632	577,632	577,632	577,632	577,632
Front Serenade	577,632	577,632	577,632	577,632	577,632	577,632	577,632	577,632
Front Falcon	577,632	577,632	577,632	577,632	577,632	577,632	577,632	577,632
Hakata	577,632	577,632	577,632	577,632	577,632	577,632	577,632	577,632

OBOs

Front Climber	590,625	590,625	590,625	590,625	590,625	590,625	590,625	590,625
Front Guider	590,625	590,625	590,625	590,625	590,625	590,625	590,625	590,625
Front Driver	590,625	590,625	590,625	590,625	590,625	590,625	590,625	590,625
Front Leader	590,625	590,625	590,625	590,625	590,625	590,625	590,625	590,625
Front Breaker	590,625	590,625	590,625	590,625	590,625	590,625	590,625	590,625
Front Viewer	552,778	552,778	552,778	552,778	552,778	552,778	552,778	552,778
Front Striver	552,778	552,778	552,778	552,778	552,778	552,778	552,778	552,778
Front Rider	552,778	552,778	552,778	552,778	552,778	552,778	552,778	552,778

	23,427,692	23,427,692	23,427,692	23,427,692	23,427,692	23,427,692	23,427,692	23,427,692

	(Amounts in US$)
Collateral Vessel	1	2	3	4	5	6	7	8
	(in $)

Suezmax

Front Birch	341,602	341,602	341,602	341,602	341,602	341,602	341,602	341,602
Front Maple	341,602	341,602	341,602	341,602	341,602	341,602	341,602	341,602
Front Granite	331,842	331,842	331,842	331,842	331,842	331,842	331,842	331,842
Front Lillo	331,842	331,842	331,842	331,842	331,842	331,842	331,842	331,842
Front Emperor	346,482	346,482	346,482	346,482	346,482	346,482	346,482	346,482
Front Sunda	346,482	346,482	346,482	346,482	346,482	346,482	346,482	346,482
Front Comor	366,002	366,002	366,002	366,002	366,002	366,002	366,002	366,002
Front Spirit	366,002	366,002	366,002	366,002	366,002	366,002	366,002	366,002
Front Pride	465,000	465,000	465,000	465,000	465,000	465,000	465,000	465,000
Front Splendour	462,500	462,500	462,500	462,500	462,500	462,500	462,500	462,500
Front Glory	462,500	462,500	462,500	462,500	462,500	462,500	462,500	462,500
Front Ardenne	450,000	450,000	450,000	450,000	450,000	450,000	450,000	450,000
Front Fighter	440,000	440,000	440,000	440,000	440,000	440,000	440,000	440,000
Front Hunter	440,000	440,000	440,000	440,000	440,000	440,000	440,000	440,000
Front Mindanao	440,000	440,000	440,000	440,000	440,000	440,000	440,000	440,000
Front Brabant	440,000	440,000	440,000	440,000	440,000	440,000	440,000	440,000

VLCCs

Front Vanadis	488,979	488,979	488,979	488,979	488,979	488,979	488,979	488,979
Front Sabang	488,979	488,979	488,979	488,979	488,979	488,979	488,979	488,979
Front Highness	427,003	427,003	427,003	427,003	427,003	427,003	427,003	427,003
Front Lady	427,003	427,003	427,003	427,003	427,003	427,003	427,003	427,003
Front Lord	427,003	427,003	427,003	427,003	427,003	427,003	427,003	427,003
Front Duke	448,963	448,963	448,963	448,963	448,963	448,963	448,963	448,963
Front Ace	463,603	463,603	463,603	463,603	463,603	463,603	463,603	463,603
Front Duchess	463,603	463,603	463,603	463,603	463,603	463,603	463,603	463,603
Edinburgh	490,443	490,443	490,443	490,443	490,443	490,443	490,443	490,443
Navix Astral	519,723	519,723	519,723	519,723	519,723	519,723	519,723	519,723
New Vista	628,333	628,333	628,333	628,333	628,333	628,333	628,333	628,333
New Vanguard	628,333	628,333	628,333	628,333	628,333	628,333	628,333	628,333
Front Commerce	615,625	615,625	615,625	615,625	615,625	615,625	615,625	615,625
Front Comanche	615,625	615,625	615,625	615,625	615,625	615,625	615,625	615,625
Opalia	615,625	615,625	615,625	615,625	615,625	615,625	615,625	615,625

	(Amounts in US$)
Collateral Vessel	1	2	3	4	5	6	7	8
	(in $)

New Circassia	615,625	615,625	615,625	615,625	615,625	615,625	615,625	615,625
Oscilla	601,471	601,471	601,471	601,471	601,471	601,471	601,471	601,471
Ariake	590,278	590,278	590,278	590,278	590,278	590,278	590,278	590,278
Front Stratus	577,632	577,632	577,632	577,632	577,632	577,632	577,632	577,632
Front Page	577,632	577,632	577,632	577,632	577,632	577,632	577,632	577,632
Front Serenade	577,632	577,632	577,632	577,632	577,632	577,632	577,632	577,632
Front Falcon	577,632	577,632	577,632	577,632	577,632	577,632	577,632	577,632
Hakata	577,632	577,632	577,632	577,632	577,632	577,632	577,632	577,632

OBOs

Front Climber	590,625	590,625	590,625	590,625	590,625	590,625	590,625	590,625
Front Guider	590,625	590,625	590,625	590,625	590,625	590,625	590,625	590,625
Front Driver	590,625	590,625	590,625	590,625	590,625	590,625	590,625	590,625
Front Leader	590,625	590,625	590,625	590,625	590,625	590,625	590,625	590,625
Front Breaker	590,625	590,625	590,625	590,625	590,625	590,625	590,625	590,625
Front Viewer	552,778	552,778	552,778	552,778	552,778	552,778	552,778	552,778
Front Striver	552,778	552,778	552,778	552,778	552,778	552,778	552,778	552,778
Front Rider	552,778	552,778	552,778	552,778	552,778	552,778	552,778	552,778

	23,427,692	23,427,692	23,427,692	23,427,692	23,427,692	23,427,692	23,427,692	23,427,692

	(Amounts in US$)
Collateral Vessel	1	2	3	4	5	6	7	8
	(in $)

Suezmax

Front Birch	341,602	341,602	341,602	341,602	341,602	341,602	341,602	341,606
Front Maple	341,602	341,602	341,602	341,602	341,602	341,602	341,602	341,606
Front Granite	331,842	331,842	331,842	331,842	331,842	331,842	331,842	331,845
Front Lillo	331,842	331,842	331,842	331,842	331,842	331,842	331,842	331,845
Front Emperor	346,482	346,482	346,482	346,482	346,482	346,482	346,482	346,487
Front Sunda	346,482	346,482	346,482	346,482	346,482	346,482	346,482	346,487
Front Comor	366,002	366,002	366,002	366,002	366,002	366,002	366,002	366,010
Front Spirit	366,002	366,002	366,002	366,002	366,002	366,002	366,002	366,010
Front Pride	465,000	465,000	465,000	465,000	465,000	465,000	465,000	7,905,000
Front Splendour	462,500	462,500	462,500	462,500	462,500	462,500	462,500	11,562,500
Front Glory	462,500	462,500	462,500	462,500	462,500	462,500	462,500	11,562,500
Front Ardenne	450,000	450,000	450,000	450,000	450,000	450,000	450,000	14,850,000
Front Fighter	440,000	440,000	440,000	440,000	440,000	440,000	440,000	16,280,000
Front Hunter	440,000	440,000	440,000	440,000	440,000	440,000	440,000	16,280,000
Front Mindanao	440,000	440,000	440,000	440,000	440,000	440,000	440,000	16,280,000
Front Brabant	440,000	440,000	440,000	440,000	440,000	440,000	440,000	16,280,000

VLCCs

Front Vanadis	488,979	488,979	488,979	488,982	—	—	—	—
Front Sabang	488,979	488,979	488,979	488,982	—	—	—	—
Front Highness	427,003	427,003	427,003	427,003	427,003	427,003	427,003	426,998
Front Lady	427,003	427,003	427,003	427,003	427,003	427,003	427,003	426,998
Front Lord	427,003	427,003	427,003	427,003	427,003	427,003	427,003	426,998
Front Duke	448,963	448,963	448,963	448,963	448,963	448,963	448,963	448,960
Front Ace	463,603	463,603	463,603	463,603	463,603	463,603	463,603	463,603
Front Duchess	463,603	463,603	463,603	463,603	463,603	463,603	463,603	463,603
Edinburgh	490,443	490,443	490,443	490,443	490,443	490,443	490,443	490,447
Navix Astral	519,723	519,723	519,723	519,723	519,723	519,723	519,723	519,731
New Vista	628,333	628,333	628,333	628,333	628,333	628,333	628,333	23,248,341

	(Amounts in US$)
Collateral Vessel	1	2	3	4	5	6	7	8
	(in $)

New Vanguard	628,333	628,333	628,333	628,333	628,333	628,333	628,333	23,248,341
Front Commerce	615,625	615,625	615,625	615,625	615,625	615,625	615,625	25,240,625
Front Comanche	615,625	615,625	615,625	615,625	615,625	615,625	615,625	25,240,625
Opalia	615,625	615,625	615,625	615,625	615,625	615,625	615,625	25,240,625
New Circassia	615,625	615,625	615,625	615,625	615,625	615,625	615,625	25,240,625
Oscilla	601,471	601,471	601,471	601,471	601,471	601,471	601,471	27,066,167
Ariake	590,278	590,278	590,278	590,278	590,278	590,278	590,278	28,923,606
Front Stratus	577,632	577,632	577,632	577,632	577,632	577,632	577,632	30,614,464
Front Page	577,632	577,632	577,632	577,632	577,632	577,632	577,632	30,614,464
Front Serenade	577,632	577,632	577,632	577,632	577,632	577,632	577,632	30,614,464
Front Falcon	577,632	577,632	577,632	577,632	577,632	577,632	577,632	30,614,464
Hakata	577,632	577,632	577,632	577,632	577,632	577,632	577,632	30,614,464

OBOs

Front Climber	590,625	590,625	590,625	590,625	590,625	590,625	590,625	5,315,625
Front Guider	590,625	590,625	590,625	590,625	590,625	590,625	590,625	5,315,625
Front Driver	590,625	590,625	590,625	590,625	590,625	590,625	590,625	5,315,625
Front Leader	590,625	590,625	590,625	590,625	590,625	590,625	590,625	5,315,625
Front Breaker	590,625	590,625	590,625	590,625	590,625	590,625	590,625	5,315,625
Front Viewer	552,778	552,778	552,778	552,778	552,778	552,778	552,778	7,186,106
Front Striver	552,778	552,778	552,778	552,778	552,778	552,778	552,778	7,186,106
Front Rider	552,778	552,778	552,778	552,778	552,778	552,778	552,778	7,186,106

	23,427,692	23,427,692	23,427,692	23,427,698	22,449,734	22,449,734	22,449,734	522,096,952

SIGNATORIES

THE BORROWER

SHIP FINANCE INTERNATIONAL LIMITED

Signed by )
duly authorised pursuant to a))
power of attorney dated )
on )
behalf of Ship Finance International )
Limited )

THE BOOKRUNNERS

CITIGROUP GLOBAL MARKETS LIMITED

By:

Address:	Citigroup Global Markets Limited
33 Canada Square
London
E14 5LB

Fax: +44 (0) 20 7986 8278

Attention: Pareejat Singhal

Telephone: +44 (0) 20 7986 7569

E-mail: pareejat.singhal@citigroup.com

THE MANDATED LEAD ARRANGERS

CITIGROUP GLOBAL MARKETS LIMITED

By:

Address:	Citigroup Global Markets Limited
33 Canada Square
London
E14 5LB

Fax: +44 (0) 20 7986 8278

Attention: Pareejat Singhal

Telephone: +44 (0) 20 7986 7569

E-mail: pareejat.singhal@citigroup.com

NORDEA BANK NORGE ASA

By:

Address: Middelthuns gate 17, PO Box 1166 Sentrum, 0107 Oslo, Norway

Fax: +47 22 48 66 68

Attention: Linda Christin Hoff

Telephone: +47 22 48 63 72 (+47 22 48 50 00)

E-mail: linda.christin.hoff@nordea.com

FORTIS BANK (NEDERLAND) N.V.

By:

Address:	Haaton VII’s gt 10,
N0161 Oslo

Fax: +47 23 11 49 40

Attention: Francis Birkeland

Telephone: +47 23 11 49 50

CRÉDIT AGRICOLE INDOSUEZ

By:

Address: 9 Quai Du President Paul Doumer, 92920 Paris La Defense Cedex, France

Fax: +33 141 89 1934

Attention: Loan Administration Dept – Sylvie Godet-Couery

Telephone: +33 141 89 1249

Email: sylvie.godetcouery@ca-indosuez.com

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.)

By:

Address: RB 8 FCA

Fax: +46 8 611 0384

Attention: Niclas Lundqvist

Telephone: +46 8 763 8648

Email: niclas.lundqvist@seb.se

DNB NOR BANK ASA

By:

Address: 0021 Oslo, Norway

Fax: +47 22 48 2894

Attention: Solveig Nuland Knoff

Telephone: +47 22 94 9663

Email: solveig.knoff@dnbnor.no

HSH NORDBANK AG

By:

Address: Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany

Fax: +49 40 3333 34269

Attention: Irena Franke

Telephone: +49 40 3333 12041

Email: irena.franke@hsh-nordbank.com

SCOTIABANK EUROPE PLC

By:

Address: Scotia House, 33 Finsbury Square, London, EC2A 1BB

Fax: 00 44 0 207 454 9019

Attention: Lee Bowden/Diann Thomas

Telephone: 00 44 (0) 207 826 5635/5631

Email: lee_bowden@scotiacapital.com/diann.thomas@scotiacapital.com

SWEDBANK (FÖRENINGSSPARBANKEN AB (PUBL))

By:

Address: Swedbank Shipping E7, SE-10534 Stockholm

Fax: +46 8 7007980

Attention: Nina Kytta/Richard Lonnqvist

Telephone: +46 8 5859 1785/+46 8 5859 1405

Email: nina.kytta@swedbank.com/richard.lonnqvist@swedbank.com

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:

Address: Bank of Scotland, Corporate Banking, Marine Finance, 11 Earl Grey Street, Edinburgh, EH3 9BN.

Fax: +44 131 659 0387

Attention: John Lowe

Telephone: +44 131 659 0320

Email: john_lowe@bankofscotland.co.uk

ING BANK N.V. (NORWAY)

By:

Address: ING Bank N.V. PO Box 13, loc.code DP 02.10.87, 3000 DA Rotterdam, The Netherlands

Fax: +31 10 444 6791

Attention: Miss Ingrid van der Hoek

Telephone: +31 10 444 6843

Email: Ingrid.van.der.Hoek@mail.ing.nl

DEUTSCHE BANK AG IN HAMBURG

By:

By:

Address: Brandstwiete 1, D- 20457 Hamburg, Germany

Fax: +49 40 3701 4649

Attention: Carola-Marea Rotch

Telephone: +49 40 3701 4334

Email: carola-marea.rotch@db.com

SCHIFFSHYPOTHEKENBANK ZU LÜBECK AG

By:

By:

Address: Brandstwiete 1, D- 20457 Hamburg, Germany

Fax: +49 40 3701 4649

Attention: Caola-Marea Rotch

Telephone: +49 40 3701 4334

Email: carika-marea.rotch@db.com

THE ADMINISTRATIVE AGENT

NORDEA BANK NORGE ASA

By:

Address: Middelthuns gate 17, PO Box 1166 Sentrum, 0107 Oslo, Norway

Fax: +47 22 48 66 68

Attention: Linda Christin Hoff

Telephone: +47 22 48 63 72 (+47 22 48 50 00)

E-mail: linda.christin.hoff@nordea.com

THE SECURITY TRUSTEE

NORDEA BANK NORGE ASA

By:

Address: Middelthuns gate 17, PO Box 1166 Sentrum, 0107 Oslo, Norway

Fax: +47 22 48 66 68

Attention: Linda Christin Hoff

Telephone: +47 22 48 63 72 (+47 22 48 50 00)

E-mail: linda.christin.hoff @nordea.com

THE ARRANGERS

DANISH SHIP FINANCE (DANMARKS SKIBSKREDITFOND)

By:

Address: Danish Ship Finance, Sankt Annae Plads 3, 1250 Copenhagen K, Denmark

Fax: +45 33 33 96 66

Attention: Loan Administration

Telephone: +45 33 33 93 33

Email: Loanadmin@shipfinance.dk

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

By:

Address: Domshof 17, D-28195 Bremen

Fax: +49 421 3235 39

Attention: Mrs Tanja Laverer

Telephone: +49 421 3609 290

Email: tanja.laverer@schiffsbank.com

NIB CAPITAL BANK N.V.

By:

Address: PO Box 380

Fax: +31 70 342 5366

Attention: Ron Jonk

Telephone: +31 70 342 5024

Email: maurice.wymans@nibcapital.com/ron.jonk@nibcapital.com

VEREINS-UND WESTBANK AG

By:

Address: Alter Wall 22, D-20457, Hamburg

Fax: +49 40 3692 3060

Attention: Ms Dorte Ziebarth

Telephone: +49 40 3692 2663

Email: dorte.ziebarth@vuw.de

THE ORIGINAL GUARANTORS

MADEIRA INTERNATIONAL CORP.

By:

LANGKAWI SHIPPING LTD.

By:

SIBU SHIPPING LTD.

By:

GRANITE SHIPPING LTD.

By:

PUERTO REINOSA SHIPPING CO. S.A.

By:

FRONT TUJUH PTE LTD.

By:

SOUTHWEST TANKERS INC.

By:

WEST TANKERS INC.

By:

FOURWAYS MARINE LIMITED

By:

FRONT PRIDE SHIPPING INC.

By:

FRONT SPLENDOUR SHIPPING INC.

By:

FRONT GLORY SHIPPING INC.

By:

FRONT ARDENNE INC.

By:

RAKIS MARITIME S.A.

By:

PATRIO SHIPPING LTD.

By:

BOLZANO PTE. LTD.

By:

FRONT BRABANT INC.

By:

CIREBON SHIPPING PTE. LTD.

By:

FOX MARITIME PTE. LTD.

By:

FRONT EMPAT PTE. LTD.

By:

FRONT LIMA PTE. LTD.

By:

FRONT ENAM PTE. LTD.

By:

FRONT TIGA PTE. LTD.

By:

SEA ACE CORP.

By:

FRONT DUA PTE. LTD.

By:

EDINBURGH NAVIGATION S.A.

By:

GOLDEN BAYSHORE SHIPPING CORPORATION

By:

GOLDEN SOUND CORP.

By:

GOLDEN SEAWAY CORP.

By:

GOLDEN FJORD CORP.

By:

GOLDEN ESTUARY CORP.

By:

GOLDEN CURRENT LIMITED

By:

Its duly authorised attorney

GOLDEN TIDE CORP.

By:

OSCILLA SHIPPING LIMITED

By:

Its duly authorised attorney

ARIAKE TRANSPORT CORP.

By:

FRONT STRATUS INC.

By:

FRONT SAGA INC.

By:

FRONT SERENADE INC.

By:

FRONT FALCON CORP.

By:

HITACHI HULL 4983 LTD.

By:

FRONT LAPAN PTE. LTD.

By:

TRANSCORP PTE. LTD.

By:

BONFIELD SHIPPING LIMITED

By:

FRONT SEMBILAN PTE. LTD.

By:

KATONG INVESTMENTS LIMITED

By:

ASPINALL PTE. LTD.

By:

RETTIE PTE. LTD.

By:

BLIZANA PTE. LTD.

By:

THE LENDERS

CRÉDIT AGRICOLE INDOSUEZ

By:

FORTIS BANK (NEDERLAND) N.V.

By:

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.)

By:

NORDEA BANK NORGE ASA

By:

CITIBANK, N.A.

By:

DNB NOR BANK ASA

By:

HSH NORDBANK AG

By:

SCOTIABANK EUROPE PLC

By:

SWEDBANK (FÖRENINGSSPARBANKEN AB (PUBL))

By:

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:

ING BANK N.V. (NORWAY)

By:

DEUTSCHE BANK AG IN HAMBURG

By:

By:

SCHIFFSHYPOTHEKENBANK ZU LÜBECK AG

By:

By:

DANISH SHIP FINANCE (DANMARKS SKIBSKREDITFOND)

By:

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

By:

NIB CAPITAL BANK N.V.

By:

VEREINS-UND WESTBANK AG

By: